As filed with the Securities and Exchange Commission on August 21, 2025

Registration No. 333-287559

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	90-0746568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

6565 E. Washington Blvd.

Commerce, CA 90040

(323) 888-9999

(Address of principal executive offices, including zip code)

Xiaohua Lu

Chief Executive Officer

6565 E. Washington Blvd.

Commerce, CA 90040

Tel: (323) 888-9999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 21, 2025

PRELIMINARY PROSPECTUS

Up to $9,000,000 of Common Stock

up to $21,600,000 of Common Stock underlying the Warrants

Each Share of Common Stock and Two Warrants are Sold Together, Issued Separately

We are offering on a reasonable best efforts basis (i) up to 5,863,192 shares (the “Offering Shares”) of our common stock, par value $0.001 (the “Common Stock”) and (ii) up to 11,726,384 warrants (the “Warrants”) to purchase our Common Stock (including shares of Common Stock underlying warrants) for gross proceeds of up to approximately $9.0 million. The offering price is 50% of bid price of our Common Stock on the date immediately preceding the closing date. For illustration purpose only and assuming an offering price for each Offering Share (the “Offering Price”) is $1.535, based on the last reported closing price of our Common Stock on the Nasdaq on July 21, 2025. The shares of Common Stock and two Warrants must be purchased together in this offering but will be issued separately. Each Warrant will grant the holder the right to acquire one (1) share of Common Stock at an assumed exercise price equal to $1.84 (120% of the assumed offering price of $1.535, which is the last reported sale price of our Common Stock on the Nasdaq on July 21, 2025) Offering Price and will be exercisable until the fifth anniversary of the issuance date, subject to certain adjustments. The final public offering price will be determined through negotiation between us and the Placement Agent (as defined below) in the offering, may be at a discount to the current market price, and the recent market price used throughout this prospectus may not be indicative of the actual offering price.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NVFY”. On July 21, 2025, the closing trading price for our common stock, as reported on Nasdaq, was $3.07 per share. The Warrants offered hereby are not listed on any stock exchange or any trading system, and we do not expect a market for the Warrants to develop.

The securities are being offered at a fixed price and are expected to be issued in a single closing. We have engaged American Trust Investment Services, Inc. to act as our exclusive placement agent (the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering.

Because this is a best-efforts offering, the Placement Agent has no obligation to arrange for the purchase or sale of any specific number or dollar amount of the securities, and, as a result, there is a possibility that we may not be able to sell any securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number of dollar amount of securities. The Placement Agent is arranging for the sale of Common Stock and accompanying Warrants offered in this prospectus on a “best-efforts” basis and such Common Stock and accompanying underlying Warrants are not being offered on a firm commitment by the Placement Agent. We have agreed to pay the Placement Agent a commission equal to 7.0% of the gross proceeds sold in the offering and to provide reimbursement of certain expenses and certain other compensation to the placement agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

The proceeds from the sale of securities in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account at _____ established by our escrow agent (the “Escrow Account”) until the closing or termination of the offering. If we complete this offering, net proceeds will be delivered to us on the closing date.

The actual public offering amount, Placement Agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

We are a “smaller reporting company” as defined in the federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

This prospectus provides a general description of the securities being offered. You should carefully read this prospectus and the registration statement of which it forms a part before you invest in any of our securities.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 10 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference before you make your decision to invest in our securities.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We will deliver the shares of Common Stock electronically to investors upon the closing and receipt of funds for the purchase of the securities offered pursuant to this prospectus. The Warrants will be delivered separately to the investors in paper form.

	Per share of Common Stock	Total
Aggregate Offering price(1)	$1.535	$9,000,000
Placement Agent commissions(2)	$0.107	$630,000
Proceeds to us, before expenses	$1.428	$8,370,000

(1)	The offering price is 50% of bid price of our Common Stock on the date immediately preceding the closing date. For illustration purpose only and assuming an offering price of $1.535 per share, based on the closing price of our Common Stock of $3.07 on July 21, 2025, and maximum offering amount of approximately $9,000,000.

(2)	We have agreed to pay the Placement Agent a commission equal to 7% of the gross proceeds sold in this offering. We have also agreed to provide the Placement Agent a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, out-of-pocket expenses up to a maximum amount of $150,000 and reimburse the Placement Agent for its legal fees in an amount up to $50,000. See “Plan of Distribution”.

Placement Agent:

American Trust Investment Services, Inc.

PROSPECTUS DATED ___________________, 2025

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ABOUT THIS PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or incorporated by reference herein is current only as of its date.

You may lose all of your investment in our securities. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our securities, we strongly urge you not to purchase any of our securities. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our securities as further detailed in this prospectus.

We do not recommend that you purchase our securities unless you have prior experience with investments in capital markets, possess basic knowledge of the furniture industry, and have received independent professional advice.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Although we are responsible for all of the disclosures contained in this prospectus and we believe the market and industry data included in this prospectus is reliable, we have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. The market and industry data and forecasts included in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. While we are not aware of any misstatements regarding the market and industry data and forecasts presented in this prospectus, such data and forecasts involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings entitled “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025 entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other reports we filed with the SEC which are incorporated herein by reference and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Certain Defined Terms and Conventions

Unless otherwise indicated, references in this prospectus to:

●	“shares” and “common shares” are to shares of our Common Stock, par value $0.001 per share.

●	“US$” and “U.S. dollars” are to the legal currency of the United States.

●	“we,” “us,” “our,” refer to Nova LifeStyle, Inc. a Nevada corporation, and its subsidiaries.

●	“2024 Annual Report” refers to our annual report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document or incorporated by reference herein and other statements made from time to time by us or our representatives might not occur.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference herein, carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our 2024 Annual Report, before making an investment decision. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus and the information incorporated herein by reference are the property of their respective owners.

Our Company

Nova LifeStyle, Inc. (“Nova LifeStyle” or the “Company”) is a U.S.-headquartered innovative designer and marketer of contemporary styled residential and commercial furniture formerly known as Stevens Resources, Inc. We were incorporated in the State of Nevada on September 9, 2009. The Company’s products are marketed through wholesale and retail channels as well as various online platforms worldwide.

Nova LifeStyle’s family of brands includes Nova LifeStyle, Diamond Sofa (www.diamondsofa.com) and Nova Living.

Our business strength lies in our abilities to quickly adapt to changing market demand and stay ahead of the latest trends in modern furniture designs. Our customers principally consist of designers, distributors and retailers who cater to mid-level and high-end private label home furnishings that have little product overlap within our specific furnishings products or product lines. Nova LifeStyle is constantly seeking to integrate new sources of distribution and manufacturing that are aligned with our growth strategies, allowing us to continually focus on growing our customer base as well as driving the expansion of our overall distribution and manufacturing relationships worldwide, providing our customers with trendy furnishing solutions.

We generate the majority of our sales as a branding and marketing company with vertically integrated third-party manufacturing capabilities for global furniture distributors and large national retailers. We have established long term relationships with our worldwide customers by providing them with high quality, large scale and cost-effective sourcing solutions. Our worldwide logistics and delivery capabilities provide our customers with the flexibility to select from our extensive furniture collections tailored for their respective needs. Our experience marketing products to international customers have enabled us to fully integrate the supply scale, product delivery logistics, marketing efficiency and design expertise to address customer demand from established markets in the North America, Central America, South America, Asia, and the Middle East.

Recent Developments

On May 22, 2025, the Company held a special meeting of stockholders. At the special meeting, the Company’s stockholders approved of the issuance of (i) our common stock, in one or more offerings, where the maximum discount at which our common stock will be offered will be equivalent to a discount of 50% below the closing price of our common stock on the date prior to the closing of each offering; and (ii) warrants to purchase shares of our common stock and shares of our common stock issuable upon exercise thereof, in one or more offerings, where the maximum discount at which our common stock will be offered will be equivalent to a discount of 40% below the closing price of our common stock on the date prior to the closing of each offering, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

Our History

We are a U.S. holding company that operates through several wholly-owned subsidiaries. We design and market residential and commercial furniture products worldwide. Our subsidiaries include Nova Furniture Limited in the British Virgin Islands (“Nova Furniture”), Nova Furniture Limited in Samoa (“Nova Samoa”), Diamond Bar Outdoors, Inc. (“Diamond Bar”), I Design Blockchain Technology, Inc (“i Design”), Nova Living (M) SDN. BHD. (“Nova Malaysia”) and Nova Living (HK) Group Limited (“Nova HK”). Diamond Bar is a California corporation organized on June 15, 2000, which we acquired pursuant to a stock purchase agreement on August 31, 2011. On April 24, 2013, we acquired all of the outstanding stock of Bright Swallow International Group Limited (“Bright Swallow”).

On September 23, 2016, Nova Furniture, a wholly-owned subsidiary of the Company (the “Seller”), entered into a Share Transfer Agreement (the “Agreement”) with Kuka Design Limited, an unrelated company incorporated in British Virgin Islands (“Kuka Design BVI” or “Buyer”). Pursuant to the terms of the Agreement, the Seller sold all of the outstanding equity interests in Nova Furniture (Dongguan) Co., Ltd. (“Nova Dongguan”), a company incorporated in China and a wholly owned subsidiary of the Seller, to the Buyer for a total of $8,500,000 (the “Transaction”). Upon consummation of the Transaction on October 25, 2016, the Buyer became the sole owner of Nova Dongguan.

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On November 10, 2016, Nova Furniture entered into a Trademark Assignment Agreement with Kuka Design BVI (“Assignee”). Pursuant to the terms of the Trademark Assignment Agreement, Nova Furniture assigned the Assignee its full right to, and title in, the NOVA trademark in China for $6,000,000.

On December 7, 2017, Nova LifeStyle, Inc. incorporated i Design under the laws of the State of California, USA. The purpose of i Design is to build our own blockchain technology team. This new company will focus on application of blockchain technology in the furniture industry, including encouraging and facilitating interactions among designers and customers, and building blockchain-powered platform that enables designers to showcase their products including current and future furniture designs. This company is in a planning stage and has had minimum operations to date.

On December 12, 2019, Nova LifeStyle, Inc. acquired Nova Malaysia which was incorporated in Malaysia on July 26, 2019. Nova Malaysia was acquired to market and sell high-end physiotherapeutic jade mats for use in therapy clinics, hospitality, and real estate projects in Malaysia and other regions in Southeast Asia.

On January 7, 2020, the Company transferred its entire interest in Bright Swallow to Y-Tone (Worldwide) Limited an unrelated third party, for cash consideration of $2.50 million, pursuant to a formal agreement entered into on January 7, 2020. We received the payment on May 11, 2020. Operations of Bright Swallow were reported as discontinued operations in the accompanying consolidated financial statements for all periods presented.

Nova Furniture Macao Commercial Offshore Limited (“Nova Macao”) was organized under the laws of Macao on May 20, 2006 as a wholly owned subsidiary of Nova Furniture. On October 14, 2020, the Macao Trade and Investment Promotion Institute approved that Nova Macao’s offshore license became invalid under the order of Repeal of Legal Regime of the Offshore Services by Macao Special Administrative Region. Nova Macao was de-registrated and liquidated in January 2021 and its business was taken over by Nova HK.

On November 5, 2020, Nova LifeStyle, Inc. acquired Nova HK from unrelated third party at cost of $1,290 which was incorporated in Hong Kong on November 6, 2019. Nova HK took over Nova Macao’s business upon its deregistration. Nova HK had minimum operations in 2021. On February 15, 2022, the Company transferred its entire assets and business in Nova HK to Nova Malaysia. In February 2023, Nova HK was completed the process of de-registration and liquidation. Operations of Nova HK were reported as discontinued operations in the accompanying consolidated financial statements for all periods presented.

Our organizational structure as of the date of this prospectus is set forth in the diagram:

Our Products

We design and market modern residential and commercial furniture in diverse markets worldwide. Our products feature urban and contemporary styles, combining comfort and functionality in matching furniture collections and upscale luxury pieces appealing to lifestyle-conscious middle and upper middle-income consumers. Many of our products are segments of multi-component furniture collections in distinctive design styles, attractively priced in the medium and upper-medium ranges. Our product lines feature upholstered, wood and metal-based furniture pieces. We classify our products by room, designation or series, such as living room, dining room, bedroom and home office series, and by category or product types such as sofas, chairs, dining tables, beds, entertainment consoles, cabinets and cupboards. Our largest selling product categories for the year ended December 31, 2024 were sofas, beds and coffee tables, which accounted for approximately 50%, 13% and 8% of sales from continuing operations, respectively. For the year ended December 31, 2023, our largest selling product categories were sofas, beds and chairs, which accounted for approximately 37%, 18% and 13% of sales from continuing operations, respectively. Our products are manufactured primarily from medium-density fiberboard, or MDF board, and particleboard covered with veneers or lacquers and combined with other materials, including steel, glass, marble, leather, jade and fabrics.

Our product offerings consist of a mix of furnishings designed by us, and sourced from third party manufacturers that are supervised under our rigorous quality control processes. Through market research, customer feedback, and ongoing design development, we identify the latest trends and customer needs in target markets to develop new products, collections and brands. Our product collections are designed to appeal to consumer preferences in specific markets. We develop both individual furniture pieces and complete furniture collections that equip an entire home which feature matching furniture suites, providing convenient home furnishing options for lifestyle-conscious consumers.

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We introduce new collections and launch new design styles at international furniture exhibitions or trade fairs. Our products are displayed in our showrooms. We further support our new product launches with product brochures and online marketing campaigns. Our staff collects customer feedback and collaborates with customers worldwide to design store and showroom layouts. In marketing materials, we highlight matching furniture collections by displaying complete and fully accessorized whole-room settings instead of individual furniture pieces. We believe that such in-store presentations provide convenient, one-stop solutions to customers, and thus incentivize clients to purchase an entire room of furniture from us instead of shopping for individual pieces offered by different brands or manufacturers. Our products are mainly designed by our own designers and we also used independent designers in the past for product design. Customer orders are filled by third party manufacturers under our direct quality control. We believe that our products feature superior materials, attractive appearances, superb functionalities and satisfying price points generally desired by today’s middle to upper middle-income consumers worldwide.

International Markets

We have been selling products to the U.S., Canada, Honduras, Jamaica, Puerto Rico, Colombia, Mexico, Cayman Islands, Saudi Arabia, Kuwait, and Middle Eastern markets under the Diamond Sofa brand and selling our Jade Mats in Malaysia through Nova Malaysia. We believe that discretionary purchases of furniture by middle to upper middle-income consumers will continue to increase in the furniture markets worldwide. We also believe that furniture products that feature contemporary design styles such as ours will continue to attract significant customer demand.

In 2024, our products were sold in 11 countries worldwide, with North America as our principal international market. Sales to North America accounted for 97.4% and 79.1% of our total sales for 2024 and 2023, respectively. Sales to other regions accounted for 2.6% and 20.9% of our total sales for 2024 and 2023, respectively. In 2023, via our subsidiary, Nova Malaysia, we marketed and sold high-end physiotherapeutic jade mats for use in therapy clinics, hospitality, and real estate projects in Malaysia. Due to the negative impact caused by COVID-19 in 2021 and 2022, we eventually sold the entire jade mats inventory for $2.00 million in liquidation sales in June 2023 and exited from Jade Mats business. As we continue to broaden our distribution network, increase direct sales and grow in the emerging markets, we believe that we are well positioned to respond to changing market conditions that will allow us to take advantage of any upturns in the global and local economies of the markets that we serve.

Our expansion in Malaysia with health line products was disrupted due to COVID-19. Our initial plan was to establish showrooms in which consumers can interact with our products. Through research, we found that consumers were becoming more self-aware about their health and were willing to improve their lifestyles. Our showrooms were stocked and ready for local consumers to visit, however, due to government regulations these operations have been suspended until quarantines and travel restrictions are lifted. In October 2021, the Order was lifted for people who are fully vaccinated and our store has reopened since. We started the online sales of our jade mats products in Malaysia since 2021. In April 2022, Malaysia reopened the border for foreign visitors. In June 2023, everything is back to normal in Malaysia. Due to the negative impact caused by COVID-19 from 2020 to 2022, the Company eventually sold the entire jade mats inventory for $2.00 million in liquidation sales in June 2023 and existed from Jade Mats business.

The furniture wholesale business faces several risks that can impact its operations and profitability. Some common risks include: (i) Economic Instability: Fluctuations in the economy can affect consumer spending on furniture, leading to decreased demand for products; (ii) Competition: Intense competition from other wholesalers, retailers, and online platforms can impact market share and pricing strategies; (iii) Supply Chain Disruptions: Interruptions in the supply chain, such as delays in shipping or shortages of raw materials or finished products, can hinder production and delivery schedules; (iv) Changing Consumer Preferences: Shifts in consumer preferences towards sustainable, trendy, or customized furniture may require wholesalers to adapt their product offerings; (v) Seasonal Demand: The furniture industry often experiences seasonal peaks and troughs, which can impact cash flow and inventory management; (vi) Tariff and Regulatory Challenges: Increase of import tariff for furniture products and compliance with regulations related to product safety, environmental standards, and labor practices can add complexity and costs to operations.

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In order to mitigate these risks, we will continue to diversify our product range, build strong relationships with suppliers, closely monitor market trends and changes in tariffs and regulations, invest in technology for efficiency, and maintain a robust risk management strategy.

Our global logistics and delivery capabilities provide our customers with the flexibility to select from our extensive furniture collections to address their respective needs. We design and supply our products under our own brands. We also design and ship products for other major brands as their OEM designer or supplier. We offer a wide selection of stand-alone furniture pieces across a variety of product categories and approximately over 63 products developed exclusively for the international markets. We also sell products under the Diamond Sofa brand to distributors and retailers in North America, South America, Asia and Middle East and to end-user U.S. consumers our own online orders or through third-party shopping portals. Reflecting market demand, our research and development team works closely with customers to timely modify our existing product designs. We also offer custom-designed styles for specific market segments.

Sales and Marketing

Our sales and marketing strategies target middle and upper middle class, urban consumers, including: (1) direct sales to the U.S. and international customers; (2) internet sales and online marketing campaigns; and (3) participation in exhibitions and trade shows.

We diversify our customer base by increasing direct sales to a broad range of retailers and chain stores across the U.S. and international markets. We plan to continue to expand our direct sales and marketing efforts in North America, and in particular the U.S., which historically is the largest market worldwide for imported furniture. We intend to expand the “Diamond Sofa” brand and introduce new brands for direct sales in the U.S. and international markets while continuing to offer custom-made products under private label.

Diamond Bar also currently sells products under the Diamond Sofa brand in the U.S. through third party shopping portals, shipping orders received online directly to the end customer. We believe that our planned direct-to-consumer online sales and marketing strategies will increase our sales in the U.S. by building our brand awareness and acting as an effective advertising vehicle. We also support new product collections and brand launches with print and online advertising campaigns, participation in furniture exhibitions and by offering product brochures and samples. We provide samples and brochures of new products for international markets to distributors and buyers, as is common in the furniture industry.

We gain new customers by attending many international furniture trade shows throughout the years. During these events, we introduce new product offerings and launch new design collections. We believe this marketing process helps us to develop and detect the latest-trends in the marketplace, allowing us to better understand the challenges and opportunities facing distributors and buyers with whom we have long–standing customer relationships. We exhibit new products under the “Diamond Sofa” brand during the Las Vegas Market (U.S.) and the High Point Market (U.S.) trade shows. Internationally, we participate in trade fairs in collaboration with our customers. We plan to expand our business in the Middle East by attending several furniture exhibitions in those markets, such as trade show in Dubai. To highlight our latest design collections, we maintain year-round showrooms at the Company’s headquarters in California as well as the High Point Market and Las Vegas Market.

In 2023, via our subsidiary Nova Malaysia, we sold our entire high-end physiotherapeutic jade mats to an unrelated party and existed the jade mats business in Malaysia.

Suppliers and Manufacturers

We source finished goods from third-party manufacturers to fulfill orders placed by customers through Diamond Bar and Nova Malaysia for the U.S. and international markets. One of our principal suppliers of finished goods in 2024 accounted for approximately 16% of our total purchases from operations for 2024. By maintaining relationships with multiple suppliers, generally we benefit from a more stable supply chain and better pricing. Under ordinary circumstances, if a change of suppliers is necessary, we believe that we can quickly fulfill our requirements from other suppliers without interruptions in order fulfillment. We monitor our suppliers’ ability to meet our product needs and we participate in quality assurance activities to reinforce our high-quality standards. Our third-party manufacturing contracts are generally of annual or shorter term durations. We issue production orders to manufacturers based on individual purchase orders. Our manufacturing relationships are non-exclusive, and we are permitted to procure products from other sources at our discretion. None of our manufacturing contracts include production volume or purchase commitments on the part of either party. Our third-party manufacturers are responsible for sourcing raw materials, agreeing to produce parts and finished products to our specifications. We hold our suppliers to high quality standards and delivery deadlines. Our quality control procedures may extend to stringent requirements for raw material suppliers.

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Customers

Our target end customer is the middle and upper middle-income consumer of residential and commercial furniture. In the U.S. and international markets, our sales principally are to furniture distributors and retailers who in turn offer our products under their own brands or under our Diamond Sofa brand. No customer accounted for greater than 10% of our total sales in 2024 and one customer accounted for 18% of our total sales in 2023, respectively. We will increase direct sales to retailers and chain stores worldwide as we continue to diversify our customer base from global furniture distributors.

We are focusing on establishing and growing long-term relationships with our customers. We believe that the majority of our customers view us as a strategic long-term supplier and value the quality of our products, our timely delivery and design capabilities. We generally negotiate renewable supplier agreements with firm pricing on our products, typically for a term of one year, as is customary in the furniture industry, with individual orders made on standard purchase orders. In 2024, we sold products into approximately 11 countries worldwide, with North America as our principal international market, while we expanded our sales in other regions. Sales to North America accounted for 97.4% and 79.1% of our total sales from continuing operations for 2024 and 2023, respectively. The change was attributed principally to our changing sales and marketing strategy to focus on sales in the U.S. Sales to other regions accounted for 2.6% and 20.9% of our total sales from continuing operations for 2024 and 2023, respectively. We expect that a majority of our revenues will continue to come from our sales to the U.S. Diamond Bar has driven expansion of our sales to the U.S., Mexico, and South America through Diamond Bar’s longstanding customer relationships and distribution capabilities. Diamond Bar’s revenues accounted for 100.0% and 82.4% of our total sales for 2024 and 2023, respectively, and Nova Malaysia’s revenues accounted for 0.0% and 17.6% of our total sales for 2024 and 2023, respectively. In addition, we anticipate increasing internet sales under the Diamond Sofa brand through third-party shopping portals and Nova Malaysia’s website. We believe that as we expand our broad network of distributors and increase direct sales, we will be better positioned to capitalize on emerging market trends.

We typically used to experience stronger fourth calendar quarters as our product sales are subject to the seasonality and fluctuations typical of the furniture industry. This industry-based seasonality was generally caused by shipping lead-times to international markets combined with the real estate market slowdown and decrease in furniture consumption commonly experienced during the summer months in the Northern Hemisphere markets in which the majority of our customers are located and our products sell at retail. We believe that consumer demand for furniture generally reflects sensitivity to overall economic conditions, including, but not limited to, tariffs, unemployment rates, housing market conditions and consumer confidence.

Competition

The furniture industry is large and highly competitive. The industry consists of many manufacturers, distributors and retailers, none of which dominates the fragmented and diverse market. Our products principally compete in the U.S., Canada, Honduras, Jamica, Puerto Rico, Colombia, Mexico, Cayman Islands, Saudi Arabia, Kuwait and Malaysia and Middle Eastern markets. The primary competitive factors in these markets for our products and target consumers are price, quality, style, marketing, functionality and availability.

In the U.S. and international markets, we compete against other furniture distributors and wholesalers which are mostly located in China and other Southeast Asian countries. We also compete against traditional distributors in North America and Europe. We believe that we have significant competitive advantages over North American and European distributors due to our superb customer service and a history of prompt delivery of high-quality products. Our contemporary product designs have styles and functionality that are better than, or at least comparable to, those offered by our higher-priced competitors. Our design team closely coordinates with our sales and marketing staff to include customer feedback as part of their ongoing R&D improvement process, thus allows the Company to develop and timely modify products to meet the changing stylistic and functional demands from our worldwide customers. We believe that our decades of product experience and proven performance record offer competitive edges over many other suppliers. In addition to our design and logistical capabilities, we believe that our experience from sourcing custom-made products for distributors presents significant benefits to our customers.

5

Trade and Tariff

On February 1, 2025, President Trump issued executive orders imposing a 25% tariff on products imported from Canada and Mexico (initially suspended for 30 days) and a 10% tariff on products imported from China, effective February 4, 2025. An additional 10% increase in the China tariffs became effective March 4, 2025. Tariffs on imports from Canada and Mexico became effective March 4, 2025, but were later subject to broad exemptions effective March 7, 2025. While previous tariffs on Chinese goods and modifications to trade agreements have resulted in a material impact on our business and where we purchase our finished products, these new tariffs or any additional actions, such as “reciprocal” tariffs on U.S. trading partners to address trade imbalances, could negatively impact our ability and the ability of our third-party vendors and suppliers to source products from foreign jurisdictions, which could lead to an increase in the cost of goods and adversely affect the Company’s profitability. Tariffs passed on to consumers through higher prices can also negatively impact consumer confidence and discretionary spending.

We continue to evaluate the impact of currently effective tariffs, including potential future retaliatory tariffs, as well as other recent changes in foreign trade policy and the U.S. Administration on our supply chain, costs, sales and profitability, and are working through strategies to mitigate such impact, including reviewing sourcing options and working with our vendors and merchants. At this time, it is unknown how long U.S. tariffs on Chinese goods will remain in effect or whether additional tariffs will be imposed. Depending upon their duration and implementation, as well as our ability to mitigate their impact, these changes in foreign trade policy and any recently enacted, proposed and future tariffs on products imported by us from China, as well as general uncertainty in the tariff environment, could negatively impact our business, results of operations and liquidity if they seriously disrupt the movement of products through our supply chain or increase their cost.

Environmental and Regulatory Matters

Our operations are subject to various laws and regulations both domestically and abroad. In the U.S., federal, state and local regulations impose standards on our workplace and our relationship with the environment. For example, the U.S. Environmental Protection Agency, Occupational Safety and Health Administration and other federal agencies have the authority to promulgate regulations that may impact our operations. In particular, we are subject to legislation placing restrictions on our generation, emission, treatment, storage and disposal of materials, substances and wastes. Such legislation includes: the Toxic Substances Control Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Safe Drinking Water Act; and the Comprehensive Environmental Response and the Compensation and Liability Act (also known as Superfund). We are also subject to the requirements of the Consumer Product Safety Commission and the Federal Trade Commission, in addition to regulations concerning employee health and safety matters. We believe the Company has complied with the relevant federal, state, local and international requirements for environmental protection.

Intellectual Property

We rely on the trademark protection laws in the U.S. to protect our intellectual property and maintain our competitive position in the marketplace. The Company and our subsidiaries currently hold two trademarks registered in the U.S. related to the “Diamond Sofa” brand. In addition, we have registered and maintained numerous internet domain names related to our business, including “novalifestyle.com”, “novaliving.com.my” and “diamondsofa.com.”

Summary of Risks

Our business is subject to a number of risks and uncertainties. These risks are discussed more fully in “Risk Factors” included elsewhere in this prospectus and in the section titled “Risk Factors” included in our 2024 Annual Report and other reports we filed with the SEC which are incorporated herein by reference. Before you make a decision to invest in our securities, you should carefully consider all of those risks including the following:

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Risks Related to this Offering and Our Securities

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

●	This is a reasonable-best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

●	We do not intend to apply for the listing of the Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants.

●	The Warrants are speculative and dilutive in nature.

●	You may experience future dilution as a result of future equity offerings.

●	Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

●	This offering may cause the trading price of our common stock to decrease.

●	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Company Information

Our principal executive offices are located at 6565 E. Washington Blvd., Commerce, CA 90040. Our telephone number is (323) 888-9999 and our website address is www.novalifestyle.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

7

ABOUT THIS OFFERING

Securities we are offering	Up to 5,863,192 shares of Common Stock and 11,726,384 Warrants to purchase up to 11,726,384 shares of Common Stock (including up to 11,726,384 shares of Common Stock underlying Warrants), on a reasonable “best efforts” basis. Purchaser of each Offering Share will also receive two Warrants. The Offering Shares and accompanying Warrants are issued separately in this offering, but must initially be purchased together in this offering. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities to be Registered” in this prospectus.

Assumed offering price	For illustration purpose only and the assuming offering price of $1.535 per share, which is 50% of the last reported sale price for our Common Stock on Nasdaq on July 21, 2025.

Shares of common stock outstanding immediately before this offering	13,772,822 shares.

Shares of common stock outstanding immediately after this offering	19,636,014 shares, for illustration purpose only and assuming an offering price of US$1.535, based on the closing price of our Common Stock of US$3.07 on July 21, 2025 (the offering price is 50% of bid price of our Common Stock on the date immediately preceding the closing date), and the maximum offering amount of approximately $9.0 million and none of the Warrants issued in this offering are exercised.

Description of Warrants

The Warrants are exercisable immediately, have an exercise price equal to 120% of the Offering Price, and will expire five years after the date of issuance. Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of our outstanding shares of Common Stock after exercise, as such ownership percentage is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. This prospectus also relates to the offering of shares of Common Stock issuable upon exercise of the Warrants.

See “Description of Securities to be Registered —Warrants” below for more information. You should also read the form of Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Best Efforts	We are offering the securities on a best-efforts basis. We have engaged American Trust Investment Services, Inc. as our placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent is not required to arrange for the purchase of a specific amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” for additional information.

We will deliver the shares of Common Stock being issued to the investors electronically, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus, if any. The Warrants will be delivered separately to the investors in paper form.

Use of proceeds	We intend to use the net proceeds of this offering in connection with working capital, marketing expenditures, repayment of short-term debt and capital expenditures. See “Use of Proceeds”.

Risk Factors	See “Risk Factors” on page 10 of this prospectus, in the 2024 Annual Report and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Lock-up	We, our directors, executive officers, employees or other recipients of Common Stock pursuant to an employee stock ownership plan or ESOP or other benefit plan, and holders of 5% or more of the outstanding shares of our Common Stock have agreed, for a period of three (3) months from the closing date of the offering, not to (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. See “Plan of Distribution”.

Nasdaq listing and symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NVFY”.

Escrow Account	The proceeds from the sale of the securities in this offering will be payable to “CSC Delaware Trust Company” and will be deposited in an escrow account (limited to funds received on our behalf) until the closing or termination of the offering. No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest-bearing account). All subscription funds will be held in escrow and no funds will be released to us until the completion or termination of the offering. We have appointed CSC Delaware Trust Company, an independent third party, as our escrow agent (the “Escrow Agent”). See “Plan of Distribution.”

The number of shares of common stock to be outstanding after this offering is based on 13,772,822 shares of our common stock outstanding as of June 30, 2025 and excludes, as of that date, the following:

●	shares of Common Stock underlying the Warrants to be issued in connection with this offering; and
●	3,000,000 shares of common stock reserved for future grants of equity-based awards under our equity incentive plan.

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SUMMARY FINANCIAL DATA

The following tables summarize our selected financial data for the periods presented and should be read together with the sections of this prospectus titled “Risk Factors” on page 10 of this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 15 of this prospectus and our financial statements and related notes thereto appearing elsewhere in this prospectus. The following summary statements of operations data for the six months ended June 30, 2025 and June 30, 2024 and the years ended December 31, 2024 and December 31, 2023 have been derived from our consolidated financial statements and footnotes included elsewhere in this prospectus. Our historical results are not necessarily indicative of our future results or of the results we expect in the future. Except as otherwise noted, all shares and per share data have been adjusted, on a retroactive basis, to reflect a 1-for-5 reverse stock split, which became effective on May 22, 2023.

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023

Net Sales	$9,686,975	$11,087,459

Cost of Sales	5,437,484	6,913,902

Gross Profit	4,249,491	4,173,557

Operating Expenses
Selling expenses	1,557,508	2,417,479
General and administrative expenses	6,057,477	5,056,500
Research and development	1,997,861	3,118,126

Total Operating Expenses	9,612,846	10,592,105

Loss From Operations	(5,363,355)	(6,418,548)

Other Income (Expenses)
Non-operating income	4,496	19,979
Foreign exchange transaction income (loss)	13,281	(417,690)
Interest expense, net	(31,244)	(9,495)
Financial expense	(182,269)	(166,411)

Total Other Expenses, Net	(195,736)	(573,617)

Loss Before Income Taxes	(5,559,091)	(6,992,165)

Income Tax Expense	(2,614)	(731,092)

Net Loss	(5,561,705)	(7,723,257)

Other Comprehensive Loss
Foreign currency translation	721	444,183

Net Loss and Comprehensive Loss	(5,560,984)	(7,279,074)

Weighted average shares outstanding - Basic and Diluted	3,765,727	1,556,555

Net loss per share of common stock
Basic and Diluted	$(1.48)	$(4.96)

FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2025 AND 2024

	Six Months Ended June 30,		Three Months Ended June 30,
	2025	2024	2025	2024

Net Sales	$5,191,941	$5,064,926	$2,556,223	$2,688,533

Cost of Sales	2,703,660	2,853,799	1,272,176	1,493,566

Gross Profit	2,488,281	2,211,127	1,284,047	1,194,967

Operating Expenses
Selling expenses	636,775	964,682	309,179	405,212
General and administrative expenses	2,240,450	2,481,802	1,170,842	1,287,937
Research and development	910	750,698	520	(518)

Total Operating Expenses	2,878,135	4,197,182	1,480,541	1,692,631

Loss From Operations	(389,854)	(1,986,055)	(196,494)	(497,664)

Other Income (Expenses)
Non-operating income	77,269	2,743	376	1,162
Loss on impairment of goodwill	(218,606)	-	-	-
Foreign exchange transaction income (loss)	(32,050)	70,649	(28,063)	(2,383)
Interest expense, net	(18,689)	(12,568)	(10,927)	(8,626)
Financial expense	(110,105)	(96,138)	(55,796)	(51,102)

Total Other Expenses, Net	(302,181)	(35,314)	(94,410)	(60,949)

Loss Before Income Taxes	(692,035)	(2,021,369)	(290,904)	(558,613)

Income Tax Benefit (Expense)	63,257	(4,876)	997	(4,876)

Net Loss	(628,778)	(2,026,245)	(289,907)	(563,489)

Other Comprehensive Loss
Foreign currency translation	(26,706)	(82,600)	(23,731)	(909)

Net Loss and Comprehensive Loss	(655,484)	(2,108,845)	(313,638)	(564,398)

Weighted average shares outstanding - Basic and Diluted	11,766,186	2,387,653	13,729,976	2,538,792

Net loss per share of common stock
Basic and Diluted	$(0.05)	$(0.85)	$(0.02)	$(0.22)

The following summary balance sheet data as of June 30, 2025 is presented:

●	an actual basis; and
●	on a pro forma adjusted basis to give effect the sale and issuance of 5,863,192 share of Common Stock being in this offering at an offering price of $1.535 per share of Common Stock, based on the closing price of our Common Stock of US$3.07 on July 21, 2025, after deducting the discounts and commissions and estimated offering expenses payable by us to the Placement Agent.

The summary as adjusted balance sheet is for informational purposes only and does not purport to indicate balance sheet information as of any future date.

	As of June 30, 2025
	Actual	Pro Forma(1)
	(Unaudited)
Cash and cash equivalents	$468,825	8,524,050

Debt:
Current portion of long-term loan payables	384,941	384,941
Long-term loan payables	210,185	210,185
Total debt	595,126	595,126
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized and 13,772,822 shares issued and outstanding; 250,000,000 shares authorized, and 19,636,014 shares issued and outstanding, pro forma	13,773	19,636
Additional paid-in capital	56,657,801	64,707,163
Accumulated deficits	(50,620,293)	(50,620,293)
Accumulated other comprehensive income	495,440	495,440
Total stockholders’ equity	6,546,721	14,601,946
Total capitalization	$6,546,721	14,601,946

(1)	The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

9

RISK FACTORS

Any investment in our securities is speculative and involves a high degree of risk. before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent 2024 Annual Report on Form 10-K, or any updates in our subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to This Offering and Our Securities

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, causing the price of our securities to decline and to repay loans. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our eligibility for listing on Nasdaq depends on our ability to comply with Nasdaq’s continued listing requirements.

On December 27, 2024, the Company received a letter from Nasdaq notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Marketplace Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). Although we regained compliance with the Minimum Bid Price Requirement, there can be no assurance that we will continue to satisfy those or any other continued listing requirement and maintain the listing of our common stock on Nasdaq.

If Nasdaq delists our common stock from trading on its exchange, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;
●	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;
●	a limited amount of analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

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We do not intend to apply for the listing of the Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants.

We do not intend to apply for the listing of the Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants. Without an active market, the liquidity of the Warrants will be limited. Further, the existence of Warrants may act to reduce both the trading volume and the trading price of our common stock.

The Warrants are speculative and dilutive in nature.

The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price, for a limited period of time. A holder of a Warrant may exercise the right to acquire a share of Common Stock and pay an assumed exercise price at $1.84, which is 120% of the last reported sale price for our Common Stock on Nasdaq on July 21, 2025, prior to the fifth anniversary of the original issuance date, upon which date any unexercised Warrants will expire and have no further value. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Warrants is uncertain. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Warrants.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share of Common Stock in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share of Common Stock paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering. The price per share at which we sell additional shares of our common stock included in the Common Stock or securities convertible into common stock in future transactions, may be higher or lower than the combined offering price per share of Common Stock in this offering. As a result, purchasers of the Common Stock we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

This offering may cause the trading price of our common stock to decrease.

The offering price per share of Common Stock, together with the number of shares of common stock and accompanying Warrants we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. After giving effect to the sale by us of 17,589,576 Common Stock (including Common Stock underlying Warrants) at an assumed offering price of $1.535 per share of Common Stock, which is at a 50% of the closing price of our Common Stock on the Nasdaq on July 21, 2025, and after deducting the Placement Agent’s discounts and commissions and other offering expenses, our as adjusted net tangible book value as of June 30, 2025, would have been $14,653,465, or $0.75 per share. If you purchase shares of Common Stock and accompanying Warrants in this offering, you will suffer an immediate dilution of approximately $0.79 per share in pro forma net tangible book value, while our existing stockholders will incur an immediate increase in pro forma net tangible book value of $0.27 per share. This dilution reduces the ownership percentage of existing shareholders and may contribute to a decrease in the market price. See “Dilution” below for more information.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our Common Stock in this offering or result in downward pressure on the market price of our Common Stock, and our ability to raise capital in the future.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

11

Holders of the Warrants will have no rights as a common stockholder until they acquire our Common Stock.

Until holders of the Warrants acquire shares of our Common Stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

A possible “short squeeze” due to a sudden increase in demand of our shares of Common Stock that largely exceeds supply may lead to price volatility in our shares of Common Stock.

Following this offering, investors may purchase our shares of Common Stock to hedge existing exposure in our shares of Common Stock or to speculate on the price of our shares of Common Stock. Speculation on the price of our shares of Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our shares of Common Stock for delivery to lenders of our shares of Common Stock. Those repurchases may in turn, dramatically increase the price of our shares of Common Stock until investors with short exposure are able to purchase additional shares of Common Stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our shares of Common Stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of Common Stock necessary to cover their short position the price of our Common Stock may decline.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.

The trading market for our Common Stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In making your investment decision, you should understand that we and the Placement Agent have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the Placement Agent have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on unauthorized information in making an investment decision.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including timely delivery of shares and indemnification for breach of contract.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $8.37 million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed offering price of $1.535 per share of Common Stock (which is 50% of the last reported sale price of the Common Stock on the Nasdaq on July 21, 2025), after deducting the estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of the Warrants.

We currently intend to use the net proceeds from this offering as follows: approximately $1.0 million for marketing expenditures; (ii) approximately $0.4 million for the repayment of short-term debt; (iii) approximately $4.0 million for capital expenditures and (iv) the remainder for working capital.

DIVIDEND POLICY

We do not currently have any plans to pay any cash dividends in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Even if our board of directors decides to pay dividends in the future, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025 on:

●	an actual basis; and
●	on a pro forma adjusted basis to give effect the sale and issuance of 5,863,192 share of Common Stock being in this offering at an offering price of $1.535 per share of Common Stock, based on the closing price of our Common Stock of US$3.07 on July 21, 2025, after deducting the discounts and commissions and estimated offering expenses payable by us to the Placement Agent.

The unaudited as adjusted information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read the information in this table together with our audited financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes in the Company’s 2024 Annual Report and Quarterly Report on Form 10-Q for the six months ended June 30, 2025, incorporated herein by reference.

	As of June 30, 2025
	Actual	Pro Forma
Cash and cash equivalents	$468,825	8,524,050

Debt:
Current portion of long-term loan payables	384,941	384,941
Long-term loan payables	210,185	210,185
Total debt	595,126	595,126
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized and 13,772,822 shares issued and outstanding; 250,000,000 shares authorized, and 19,636,014 shares issued and outstanding, pro forma	13,773	19,636
Additional paid-in capital	56,657,801	64,707,163
Accumulated deficits	(50,620,293)	(50,620,293)
Accumulated other comprehensive income	495,440	495,440
Total stockholders’ equity	6,546,721	14,601,946
Total capitalization	$6,546,721	14,601,946

Each $0.10 increase (decrease) in the offering price of $1.535 per share of Common Stock and assuming no exercise of any Warrants, would increase (decrease) each of cash and cash equivalents, additional paid-in capital and total stockholders’ equity by approximately $0.54 million, assuming the number of Common Stock offered, as set forth on the cover page of this prospectus, remains the same, and after deducting the Placement Agent’s discounts and commissions and other offering expenses. Similarly, each increase (decrease) of 10 million shares in the number of shares of Common Stock offered would increase (decrease) cash and cash equivalents, additional paid-in capital and total stockholders’ equity by approximately $14.12 million, assuming the assumed public offering price remains the same, and after deducting the Placement Agent’s discounts and commissions and other offering expenses. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion is based on 13,772,822 shares of our common stock outstanding as of June 30, 2025 and excludes, as of that date, the following:

●	11,726,384 shares of common stock underlying the Warrants to be issued in connection with this offering; and
●	3,000,000 shares of common stock reserved for future grants of equity-based awards under our equity incentive plan.

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Dilution

If you purchase our securities in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per Common Stock you will pay in this offering and the as adjusted net tangible book value per share of our Common Stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding.

As of June 30, 2025, our net tangible book value was $6,598,240, or $0.48 per share of common stock.

After giving effect to the sale by us of 17,589,576 Common Stock (including Common Stock underlying Warrants) at an assumed offering price of $1.535 per share of Common Stock, which is at a 50% of the closing price of our Common Stock on the Nasdaq on July 21, 2025, and assuming no exercise of any Warrant, and after deducting the Placement Agent’s discounts and commissions and other offering expenses, our as adjusted net tangible book value as of June 30, 2025, would have been $14.65 million, or $0.75 per share. This represents an immediate increase in pro forma net tangible book value of $0.27 per share to our existing stockholders, and an immediate dilution of approximately $0.79 per share to purchasers of shares in this offering, as illustrated in the following table:

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share of Common stock	$1.535
Net tangible book value per share as of June 30, 2025	0.48
Increase in net tangible book value per share to the existing stockholders attributable to this offering	0.27
Pro forma net tangible book value per share after giving effect to this offering	0.75
Dilution in net tangible book value per share to new investors	0.79

The following tables set forth, as of June 30, 2025, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by the existing holders of our common stock and the price to be paid by new investors at the public offering price.

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	13,772,822	70.1%	56,671,574	86.3%	4.11
Investors purchasing Common Stock in this offering	5,863,192	29.9%	9,000,000	13.7%	1.54
Total	19,636,014	100%	65,671,574	100%	5.65

The above discussion is based on 13,772,822 shares of our common stock outstanding as of June 30, 2025 and excludes, as of that date, the following:

●	11,726,384 shares of common stock underlying the Warrants to be issued in connection with this offering; and
●	3,000,000 shares of common stock reserved for future grants of equity-based awards under our equity incentive plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with our unaudited condensed consolidated financial statements and the notes to those financial statements for the six months ended June 30, 2025 and June 30, 2024 and consolidated financial statements and notes to those financial statements for the years ended December 31, 2024 and December 31, 2023 included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (for the six months ended June 30, 2025 and June 30, 2024)

Overview

Nova LifeStyle, Inc. is a distributor of contemporary styled residential and commercial furniture incorporated into a dynamic marketing and sales platform offering retail as well as online selection and global purchase fulfillment. We monitor popular trends and products to create design elements that are then integrated into our product lines that can be used as both stand-alone or whole-room and home furnishing solutions. Through our global network of retailers, e-commerce platforms, stagers and hospitality providers, Nova LifeStyle also sells (through an exclusive third-party manufacturing partner) a managed variety of high quality bedding foundation components.

Nova LifeStyle’s brand family currently includes Nova LifeStyle, Diamond Sofa (www.diamondsofa.com) and Nova Living.

Our customers principally consist of distributors and retailers with specific geographic territories that deploy middle to high end private label home furnishings which have very little competitive overlap with our specific furnishing products or product lines. Nova LifeStyle is constantly seeking to integrate new sources of distribution and manufacturing that are properly aligned with our growth strategy. This allows us to continually focus on building both our overall distribution and manufacturing relationships through a deployment of popular, as well as trend-based, furnishing solutions worldwide.

We are a U.S. holding company with no material assets in the U.S. other than the ownership interests of our wholly owned subsidiaries through which we market, design and sell residential and commercial furniture worldwide: Nova Furniture Limited domiciled in the British Virgin Islands (“Nova Furniture”), Nova Furniture Ltd. domiciled in Samoa (“Nova Samoa”), Diamond Bar Outdoors, Inc. domiciled in California (“Diamond Bar”), Nova Living (M) SDN. BHD. domiciled in Malaysia (“Nova Malaysia”) and Nova Living (HK) Group Limited domiciled in Hong Kong (“Nova HK”). The Company had three former subsidiaries Bright Swallow International Group Limited domiciled in Hong Kong (“Bright Swallow” or “BSI”) which was sold in January 2020, and Nova Furniture Macao Commercial Offshore Limited domiciled in Macao (“Nova Macao”) which was de-registration and liquidation in January 2021. In February 2022, Nova HK entered a de-registration process and transferred all its assets and business to Nova Malaysia. The process of de-registration and liquidation of Nova HK was completed in February 2023.

On December 7, 2017, we incorporated i Design Blockchain Technology, Inc. (“i Design”) under the laws of the State of California. The purpose of i Design is to build our own blockchain technology team. i Design is in the planning stage and has had minimum operations to date. On December 12, 2019, we became the sole shareholder of Nova Living (M) SDN. BHD. (“Nova Malaysia”), a company incorporated on July 26, 2019 under the laws of Malaysia. Nova Malaysia marketed and sold high-end physiotherapeutic jade mats for use in therapy clinics, hospitality, and real estate projects in Malaysia and other regions in Southeast Asia.

On November 5, 2020, Nova LifeStyle, Inc. acquired Nova Living (HK) Group Limited (“Nova HK”) which was incorporated in Hong Kong on November 6, 2019. This company had minimal operations. In February 2022, Nova HK entered a de-registration process and transferred all its assets and business to Nova Malaysia. The process of de-registration and liquidation of Nova HK was completed in February 2023.

Our experience developing and marketing products for international markets has enabled us to develop the scale, logistics, marketing, manufacturing efficiencies and design expertise that serve as the foundation for us to expand aggressively into the highly attractive U.S., Canada, South America, Asia and Middle Eastern markets.

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In 2019, we developed a line of high-end physiotherapeutic jade mats with China-based manufacturing partners for use in therapy clinics, hospitality, and real estate projects in Asia. We launched our first flagship showroom/retail store in Kuala Lumpur, Malaysia in late 2019, which, after a COVID-19 related closing, was reopened in May 2020. On August 28, 2020, after few months reopening, Malaysia government extended Movement Control Order to prohibit the businesses to open to public until March 5, 2021 to contain the spread of COVID-19. After the re-opening on March 5, 2021, Malaysia imposed a new nationwide lockdown on May 12, 2021 until early June 2021 which was subsequently extended to early October 2021. In October 2021, the Order was lifted for people who are fully vaccinated and our store has been reopened since. In April 2022, Malaysia has reopened the border for foreign visitors. In June 2023, everything is back to normal in Malaysia. Due to the negative impact caused by COVID-19 from 2020 to 2022, the Company eventually sold the entire jade mats inventory for $2.00 million in liquidation sales in June 2023. We exited from Jade Mats business in 2023. Nova Malaysia has engaged in the development of an innovative home decoration design, showroom and payment IT software systems. We have limited experience with operations in Southeast Asia and considerable management attention and resources may be required to manage these new markets and product lines. We may be subject to additional risks including credit risk, inflation, currency exchange rate fluctuations, foreign exchange controls, import and export requirements, potentially adverse tax consequences and higher costs associated with doing business internationally.

We do not have access to a revolving credit facility. On May 4, 2020, the Company received loan proceeds in the amount of approximately $139,802 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. On May 5, 2020, Diamond Bar Outdoors Inc. (“Diamond Bar”) was granted a loan from Cathay Bank in the aggregate amount of $176,294, pursuant to the Paycheck Protection Program. On June 19, 2020, Diamond Bar was granted a U.S. Small Business Administration (SBA) loan in the aggregate amount of $150,000, pursuant to the Economic Injury Disaster Loan. In July 2021, we completed a registered direct offering of our shares of common stock and received offering gross proceeds of $3,120,622. In May 2024, August 2024 and October 2024, we completed three private placements for gross proceeds of $750,000. During the first six months of 2025, the Company completed three private placements for gross proceeds of $500,000. The Company also repaid $217,000 debt with its shares of common stock during the first quarter of 2025. We currently believe that our financial resources will be adequate to finance our operations in the next 12 months. However, in the event that we do need to raise capital in the future, the instability in the securities markets could adversely affect our ability to raise additional capital.

On April 18, 2024, the Company received written notice from the NASDAQ stating that the Company does not meet the requirement of maintaining a minimum of $2,500,000 in stockholders’ equity for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(1), the Company also does not meet the alternative of market value of listed securities of $35 million under NASDAQ Listing Rule 5550(b)(2) or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years under NASDAQ Listing Rule 5550(b)(3), and the Company is no longer in compliance with the NASDAQ Listing Rules. The NASDAQ notification letter provided the Company until June 6, 2024 to submit a plan to regain compliance. If the plan is accepted, NASDAQ can grant the Company an extension up to 180 calendar days from the date of NASDAQ letter to demonstrate compliance. The Company submitted its plan of compliance on May 28, 2024 and a supplemental letter to the plan of compliance on June 20, 2024. Based on the review of the letters submitted by the Company, Staff has determined to grant the Company an extension until October 14, 2024 to regain compliance with the Rule and the Company must complete its initiatives and provide evidences for the compliance with the Rule as required by Nasdaq. On October 11, 2024, the Company and Nova Samoa have entered into orders to purchase inventories in total amount of $4,600,000, which will be paid in 3,321,429 shares (“Shares”) of common stock of the Company at US$1.40 per share as disclosed in the Form 8-K filed by the Company with SEC on October 11, 2024 (the “Form 8-K”). The Company believes it has regained compliance with the stockholders’ equity requirement based upon the Transaction. Based on the Form 8-K, staff of NASDAQ (“Staff”) has determined that the Company complies with the Listing Rule 5550(b)(1). However, as noted in its letter dated, June 27, 2024, if the Company fails to evidence compliance upon filing its next periodic report covering the period of the transaction which is the annual report of the Company for the year ended December 31, 2024 (“2024 Form 10-K”), it may be subject to delisting. At that time, Staff will provide written notification to the Company, which may then appeal Staff’s determination to a Hearings Panel. The Company filed its 2024 Form 10-K on June 30, 2025 and has not received any written notification of non-compliance from Nasdaq as of the day of this report.

On December 27, 2024, the Company received a letter from Nasdaq notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Marketplace Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The Company has a period of 180 calendar days from the date of notification, until June 25, 2025 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. If at any time before the expiration of the Compliance Period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance by the end of the Compliance Period, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting.

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On May 27, 2025, the Company received a written notification from the NASDAQ Stock Market Listing Qualifications Staff indicating that the Company has regained compliance with the $1.00 minimum closing bid price requirement for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and that the matter is now closed.

Principal Factors Affecting Our Financial Performance

Since 2019, we have moved away from low margin products and this move was intended to improve our gross profit margin, receivable collections and net profitability, and to increase our return on long-term equity. We terminated sales and marketing efforts to customers that represented a high purchase volume but low profit margin, and we adjusted our product line, which included the launch of our Summer 2023 Collection in the Las Vegas and High Point Markets, with a view to attracting a higher-end ultimate customer. The core focus of the Company’s direction today is entirely centered on our products. Identifying a fashion-driven generational shift in the general perception and consumption of furniture and being more aware of actual consumer tastes and how best to fulfill and engage that need. Closely integrating product development alongside marketing results in appealing products that adheres to the scope of our target demographic of decision makers in the design, staging and retail fields. A process that is continually refined upon each release cycle, maintaining a singular, cohesive vision. In short, we have better identified our customers and how to cater to them – in the process gaining greater traction with every product launch considerably more so on an international level than ever previous. We believe these new strategies, will provide us with significant long term growth opportunities. Significant factors that we believe could affect our operating results are the (i) prices of our products to our domestic and international retailer and wholesaler customers and their markups to end consumers; (ii) general economic conditions in the U.S., Chinese, and other international markets; and (iii) trade war and tariffs imposed by the United States on products manufactured in China and other Asian countries where we purchase our products; and (iv) high interest rate, inflation and slow- down in real estate market. We believe most of our customers are willing to pay for our high quality and stylish products, timely delivery, and strong production capacity at price levels which we expect will allow us to maintain a relatively high gross profit margin for our products. We do not manufacture our products, but instead we utilize third-party manufacturers. In response to the tariffs imposed by the United States on products manufactured in China, we have been in the process of seeking and shifting a portion of our product manufacturing from third-party manufacturers located in China to third-party manufacturers located in other parts of Asia, such as Vietnam, India and/or Malaysia, countries with lower tariffs. However, due to the quality issue and recent increase of tariff announced by President Trump on products from India and other southeastern Asian countries, we still purchase most of our products from China. Implementation of a relocation of manufacturing (which by necessity includes an assessment of the factory’s ability to deliver the quantity of the product, in accordance with the Company’s specifications, and in accordance with the Company’s quality control requirements) is time-consuming and has a lot of uncertainties such as the increase of the tariff of the products from these countries, and only a small portion of suppliers manufacturing our products has been transitioned from China to Malaysia and India starting in 2020. Most of our manufacturing will continue to be performed in China because the good quality and the intellectual know-how necessary to manufacture certain products is not generally available in other Asian countries. Consumer preference trends favoring high quality and stylish products and lifestyle-based furniture suites should also allow us at least to maintain our gross profit margins. The markets in North America are challenging because such markets are experiencing a slow-down and may be entering a recession due to high interest rate and inflation.

Critical Accounting Policies

While our significant accounting policies are described more fully in Note 2 to our accompanying unaudited condensed consolidated financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this Management’s Discussion and Analysis.

There have been no material changes to our critical accounting policies and estimates as compared to the critical accounting policies and estimates described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

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Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for Nova LifeStyle and its subsidiaries, Diamond Bar, i Design, Nova Furniture, Nova Samoa, Nova Malaysia and its former subsidiary, Nova HK.

Reverse Split

On May 22, 2023, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date of May 22, 2023, at which time a 1-for-5 reverse stock split of the Company’s authorized shares of common stock, par value $0.001, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), was effected. All references to shares and per share data have been retroactively restated to reflect such split.

Amendments to Articles of Incorporation

On September 5, 2023, the Company filed the Certificate of Change (the “Amendment”) with the Secretary of State for the State of Nevada to amend its Articles of Incorporation to increase the amount of authorized shares of its common stock, par value $0.001 per share, from 3,000,000 to 250,000,000. The Amendment was approved by the Company’s Board of Directors (the “Board”) on June 28, 2023 and by the shareholders at a special meeting of the Company’s shareholders held on August 31, 2023. The Amendment does not affect the rights of the Company’s shareholders and was effective immediately upon filing.

Use of Estimates

In preparing condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the condensed consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, valuation of inventories, the valuation of stock-based compensation, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, assumptions used in assessing impairment of long-lived assets and goodwill, and loss contingencies. Actual results could differ from those estimates.

Accounts Receivable

Our accounts receivable arises from product sales. We do not adjust receivables for the effects of a significant financing component at contract inception if we expect to collect the receivables in one year or less from the time of sale. We do not expect to collect receivables greater than one year from the time of sale. Our policy is to maintain an allowance for expected credit losses on accounts receivable. We review the composition of accounts receivable and analyze historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. We maintained an allowance for expected credit loss of $361 and $367 as of June 30, 2025 and December 31, 2024, respectively. During the six months ended June 30, 2025 and 2024, expected credit losses provision (reversal) was ($6) and ($83), respectively; $293 and ($924) for the three months ended June 30, 2025 and 2024, respectively. As of June 30, 2025, we had gross receivable of $36,115 of which $2,419 was over 90 days past due. The allowance for expected credit losses is our best estimate of the amount of expected credit losses in our existing trade accounts receivable. We determine the allowance based on historical bad debt experience, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns.

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Advances to Suppliers

Advances to suppliers represent amounts paid to suppliers in advance for goods that are yet to be delivered and from which future economic benefits are expected to flow to the Company within the normal operating cycle. Based on our historical records and in normal circumstances, we generally receive goods within 4 to 6 months from the date the advance payment is made.

Income Taxes

In its interim financial statements, the Company follows the guidance in ASC 270 “Interim Reporting” and ASC 740 “Income Taxes” whereby the Company utilizes the expected annual effective rate in determining its income tax provision. The income tax (benefit) expense for the six months ended June 30, 2025 and 2024 are ($63,257) and $4,876, respectively; and ($997) and $4,876 for the three months ended June 30, 2025 and 2024, respectively, which are mainly attributable to California state taxes. The income tax expense for the three months ended June 30, 2024 is $9,571 which is primarily related to forecasted annual income generated from foreign operation. Since the projected annual tax expense of $1,116 is not material to the financial statements, management has decided to pass on recording it for the six months ended June 30, 2025.

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Nova Lifestyle, Inc. and Diamond Bar are subject to U.S. federal and state income taxes. Nova Furniture BVI was incorporated in the BVI and Nova Samoa was incorporated in Samoa. There is no income tax for companies domiciled in the BVI and Samoa. Accordingly, the Company’s unaudited condensed consolidated financial statements do not present any income tax provisions related to the BVI and Samoa tax jurisdictions where Nova Furniture BVI and Nova Samoa are domiciled. Nova Malaysia is incorporated in Malaysia and is subject to Malaysia income taxes at the statutory rate of 24%.

The Tax Cuts and Jobs Act of 2017 (the “Act”) created new taxes on certain foreign-sourced earnings such as global intangible low-taxed income (“GILTI”) under IRC Section 951A, which is effective for the Company for tax years beginning after January 1, 2018. For the six months ended June 30, 2025, the Company has calculated its best estimate of the impact of the GILTI in its income tax provision in accordance with its understanding of the Act and guidance available as of the date of this filing.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a modified territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017.

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On March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. The CARES Act contains numerous income tax provisions, such as relaxing limitations on the deductibility of interest and the use of net operating losses (NOLs) arising in taxable years beginning after December 31, 2017.

Beginning in 2022, the Tax Cuts and Jobs Act of 2017 eliminates the option to deduct research and development expenditures immediately in the year incurred and requires taxpayers to amortize such expenditures over five years. While it is possible that Congress may defer, modify, or repeal this provision, potentially with retroactive effect, we have no assurance that this provision will be deferred, modified, or repealed. Furthermore, in anticipation of the new provision taking effect, we have analyzed the provision and worked with our advisors to evaluate its application to our business. Since all research and development expenditures were incurred within the U.S. and the amount is immaterial, we do not anticipate it having any material impact to our provision.

As of June 30, 2025 and December 31, 2024, the accumulated undistributed loss generated by its foreign subsidiaries were approximately $22.2 million and $22.2 million of which substantially all was previously subject to U.S. tax, the one-time transition tax on foreign unremitted earnings required by the Tax Act, or GILTI. Those earnings are considered to be permanently reinvested and accordingly, no deferred tax expense is recorded for U.S. federal and state income tax or applicable withholding taxes.

As of June 30, 2025 and 2024, unrecognized tax benefits were approximately nil and nil, respectively. The total amount of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate was nil as of June 30, 2025 and 2024.

A reconciliation of unrecognized tax benefits excluding interest and penalties (“Gross UTB”) for the six months ended June 30, 2025 and 2024, is as follows:

	Gross UTB
	2025	2024
Balance – January 1
Foreign exchange adjustment
Balance – June 30	$-	$-

At June 30, 2025 and December 31, 2024, the Company had cumulatively accrued approximately nil and nil for estimated interest and penalties related to unrecognized tax benefits. The Company recorded interest and penalties related to unrecognized tax benefits as a component of income tax benefit, which totaled nil and nil for the six and three months ended June 30, 2025 and 2024, respectively, related to the Company’s operations. The Company does not anticipate any significant changes to its unrecognized tax benefits within the next 12 months.

Nova Lifestyle and Diamond Bar are subject to U.S. federal and state income taxes and tax years 2021-2024 remain open to examination by tax authorities in the U.S.

Intangible Assets

Intangible assets consist primarily of computer software acquired for internal use. Acquired intangible assets are initially recorded at the acquisition-date fair value. Intangible assets are amortized on a straight-line basis over their estimated useful lives and are carried at cost less accumulated amortization. The estimated useful life of computer software is generally 5 years.

Revenue Recognition

We recognize revenues when our customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. We recognize revenues following the five step model prescribed under ASU No. 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

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Revenue from product sales is recognized when the customer obtains control of our product, which typically occurs upon shipment to the customer. We expense incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

Revenue from product sales is recorded net of reserves established for applicable discounts and allowances that are offered within contracts with our customers.

Product revenue reserves, which are classified as a reduction in product revenues, are generally characterized in the following categories: discounts, returns and rebates. These reserves are based on estimates of the amounts earned or to be claimed on the related sales and are classified as reductions of accounts receivable as the amount is payable to our customer.

Our sales policy allows for the return of product within the warranty period if the product is defective and the defects are our fault. As alternatives for the product return option, the customers have the option of asking us for a discount for products with quality issues, or of receiving replacement parts from us at no cost. The amount of reserves for return of products, the discount provided to the customers, and cost for the replacement parts were immaterial for the three months ended June 30, 2025 and 2024.

The Company considers itself acting as a principal for sales of goods which is evidenced by (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods, (ii) the Company has inventory risk before the specified goods have been transferred to a customer or after transfer of control to the customer, (iii) the Company has discretion in establishing the price for the specified good. Thus, the Company’s’ revenue is recognized at a point in time when a promised good is delivered to a customer.

We generally expense sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within selling expenses on our unaudited consolidated statements of operations.

Foreign Currency Translation and Transactions

The accompanying unaudited consolidated financial statements are presented in United States Dollar (“$” or “USD”), which is also the functional currency of Nova LifeStyle, Nova Furniture, Nova Samoa, Diamond Bar, and i Design.

The Company’s subsidiary with operations in Malaysia uses its local currency, Malaysian Ringgit (“RM”), as its functional currency. An entity’s functional currency is the currency of the primary economic environment in which it operates, which is normally the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of operations.

The financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in accumulated deficits during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the balance sheets.

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Translation of amounts from RM into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
June 30, 2025	RM4.21 to 1
December 31, 2024	RM4.47 to 1

Income statement and cash flow items
For the three months ended June 30, 2025	RM4.38 to 1
For the three months ended June 30, 2024	RM4.73 to 1

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions, assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

We determined that our operations constitute a single reportable segment in accordance with ASC 280. We operate exclusively in one business and industry segment: the design and sale of furniture.

We concluded that we had one reportable segment under ASC 280 because Diamond Bar is a furniture distributor based in California focusing on customers in the US and Nova Malaysia is a furniture retailer and distributor focusing on customers primarily in Malaysia and Asia. Each of our subsidiaries is operated under the same senior management of our company, and we view the operations of Diamond Bar and Nova Malaysia as a whole for making business decisions. Our long-lived assets are mainly property, plant and equipment located in the United States and Malaysia for administrative purposes.

Net sales to customers by geographic area are determined by reference to the physical product shipment delivery locations requested by our customers. For example, if the products are delivered to a customer in the U.S., the sales are recorded as generated in the U.S.; if the customer directs us to ship its products to China, the sales are recorded as sold in China.

New Accounting Pronouncements

Recently Adopted Accounting Standards

In November 2023, the FASB, issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim period within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted the ASU during the year ended December 31, 2024. The adoption did not have a material impact on the financial statements.

ln December 2023, the FASB issued Accounting Standards Update No.2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3)income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company adopted the ASU in 2025. The adoption did not have a material impact on the financial statements.

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In March 2025, the FASB issued ASU 2025-02—Liabilities (405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122. The amendments in this Update are effective immediately and on a fully retrospective basis to annual periods beginning after December 15, 2024. The Company adopted the ASU in 2025. The adoption did not have a material impact on the financial statements.

Recently Issued But Not Yet Adopted Accounting Pronouncements

In March 2023, the FASB issued ASU 2023-01, Lease (Topic 842): Common Control Arrangements, which clarifies the accounting for leasehold improvements associated with leases between entities under common control (hereinafter referred to as common control lease). ASU 2023-01 requires entities to amortize leasehold improvements associated with common control lease over the useful life to the common control group (regardless of the lease term) as long as the lessee controls the use of the underlying asset through a lease, and to account for any remaining leasehold improvements as a transfer between entities under common control through an adjustment to equity when the lessee no longer controls the underlying asset. This ASU will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. An entity may apply ASU 2023-01 either prospectively or retrospectively. The Company is currently evaluating the impact that the adoption of ASU 2023-01 will have on our consolidated financial statement presentations and disclosures.

ln December 2023, the FASB issued Accounting Standards Update No.2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation,(2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3)income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual period beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its unaudited consolidated financial statements and related disclosures.

On November 4, 2024, the FASB issued an ASU No. 2024-03, Disaggregation of Income Statement Expenses (“ASU 2024 03”) to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions (such as cost of sales; selling, general, and administrative expenses; and research and development). The amendments in the ASU require disclosure in the notes to financial statements of specified information about certain costs and expenses. The amendments require that at each interim and annual reporting period an entity: 1. Disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil- and gas-producing activities (or other amounts of depletion expense) included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)–(e). 2. Include certain amounts that are already required to be disclosed under current generally accepted accounting principles in the same tabular disclosure as the other disaggregation requirements. 3. Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. 4) Disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. In January 2025, the FASB issued ASU No. 2025-01, Clarifying the Effective Date (“ASU 2025-01”). The amendments, as clarified by ASU 2025-01, are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this ASU should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of the ASU or (2) retrospectively to any or all prior periods presented in the financial statements. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its consolidated financial statement presentation or disclosures.

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In January 2025, the FASB issued ASU 2025-01 Income Statement-Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquirer in the Acquisition of a Variable Interest Entity. The amendments provide guidance on identifying the accounting acquirer in transactions involving a variable interest entity. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting period within those annual periods. Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations, or cash flows.

In May 2025, the FASB issued ASU 2025-04, Compensation - Stock Compensation (Topic 18) and Revenue from contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer. The amendments provide guidance on identifying the accounting acquirer in transactions involving a variable interest entity. The amendments clarify the accounting for share-based consideration payable to a customer under Topic 718 and Topic 606. The amendments are effective for annual reporting periods, including interim reporting period within those annual periods, beginning after December 15, 2026. Early adoption is permitted. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations, or cash flows.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments provide a practical expedient and, if applicable, an accounting policy election to simplify the measurement of credit losses for certain receivables and contract assets. The amendments are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in any interim or annual period in which financial statements have not been issued or made available for issuance. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations, or cash flows.

We do not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on our financial statement presentation or disclosures.

Results of Operations

Comparison of Three Months Ended June 30, 2025 and 2024

The following table sets forth the results of our operations for the three months ended June 30, 2025 and 2024.

	Three Months Ended June 30,
	2025		2024
	$	% of Sales	$	% of Sales
Net sales	$2,556,223		$2,688,533
Cost of sales	(1,272,176)	(50)%	(1,493,566)	(56)%
Gross profit	1,284,047	50%	1,194,967	44%
Operating expenses	(1,480,541)	(12)%	(1,692,631)	(63)%
Loss from operations	(196,494)	(8)%	(497,644)	(19)%
Other (expenses) income, net	(94,410)	(4)%	(60,949)	(2)%
Income tax benefit	997	0%	(4,876)	-%
Net loss	(289,907)	(12)%	(563,489)	(21)%

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Net Sales

Net sales for the three months ended June 30, 2025 were $2.56 million, a decrease of 5% from $2.69 million for the same period of 2024. This decrease in net sales resulted primarily from 26% increase in average selling price, while partially offset by 12% decrease in sales volume. Our three largest selling product categories for the three months ended June 30, 2025 were sofas, coffee tables and beds, which accounted for approximately 54%, 10% and 9% of sales, respectively. For the three months ended June 30, 2024 were sofas, beds and coffee tables, which accounted for approximately 50%, 13% and 10% of sales, respectively.

The $0.13 million decrease in net sales for the three months ended June 30, 2025, compared to the same period of 2024, was mainly due to decreased sales to North America. Sales to North America decreased by 3% to $2.56 million for the three months ended June 30, 2025, compared to $2.63 million for the same period of 2024, such decrease mainly due to decrease our sales volume by 12% from the customers in North America. In addition, Sales to other countries decreased by $0.05 million to $0.00 million for the three months ended June 30, 2025, from $0.05 million for the same period of 2024, primary due to no sales order received from our customers in other countries.

Cost of Sales

Cost of sales consists primarily of costs of finished goods purchased from third-party manufacturers. Total cost of sales decreased by 15% to $1.27 million for the three months ended June 30, 2025, compared to $1.49 million for the same period of 2024. Cost of sales as a percentage of sales decreased to 50% for the three months ended June 30, 2025, compared to 56% for the same period of 2024. The decrease in cost of sales in dollar term was mainly due to decreased net sales. The decrease in cost of sales as a percentage of sales is a result of selling more products with higher profit margin.

Gross Profit

Gross profit was $1.28 million for the three months ended June 30, 2025, compared to $1.19 million for the same period of 2024, representing an increase in gross profit of $0.09 million. Our gross profit margin was 50% for the three months ended June 30, 2025, compared to 44% for the same period of 2024. The increase in gross profit and gross profit margin was mainly a result of selling more products with higher profit margin.

Operating Expenses

Operating expenses consisted of selling, general and administrative expenses, and research and development. Operating expenses were $1.48 million for the three months ended June 30, 2025, compared to $1.69 million for the same period of 2024. Selling expenses decreased by 24%, or $0.10 million, to $0.31 million for the three months ended June 30, 2025, from $0.41 million for the same period of 2024, primarily due to decreased marketing and advertising expenses. Also, general and administrative expenses decreased by 9%, or $0.12 million, to $1.17 million for the three months ended June 30, 2025, from $1.29 million for the same period of 2024, primarily due to a decrease in stock compensation of $0.16 million, travel expense of $0.03 million and designer fee of $0.03 million, while the decrease was partially offset by an increase in legal and professional fee of $0.09 million and insurance of $0.02 million.

Other (Expenses) Income, Net

Other expenses, net was $94,410 for the three months ended June 30, 2025, compared to other income, net of $60,949 for the same period of 2024, representing an increase in other expenses of $33,461. The increase in other expenses was due primarily to an increase in foreign exchange loss by $25,680 to $28,063 for the three months ended June 30, 2025, from foreign exchange loss of $2,383 for the same period of 2024. The increase in foreign exchange loss was mainly a result of the appreciation of Malaysian Ringgit against U.S. dollar on cash in Nova Malaysia.

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Income Tax Benefit

Income tax benefit was $997 for the three months ended June 30, 2025, compared with income tax expense of $4,876 for the same period of 2024. The income tax benefit for the three months ended June 30, 2025 was mainly due the net loss before income tax for the three months ended June 30, 2025.

Net Income (Loss)

As a result of the foregoing, our net loss was $0.29 million for the three months ended June 30, 2025, compared to $0.56 million of net loss for the same period of 2024.

Comparison of six Months Ended June 30, 2025 and 2024

The following table sets forth the results of our operations for the six months ended June 30, 2025 and 2024.

	Six Months Ended June 30,
	2025		2024
	$	% of Sales	$	% of Sales
Net sales	$5,191,941		$5,064,926
Cost of sales	(2,703,660)	(52)%	(2,853,799)	(56)%
Gross profit	2,488,281	48%	2,211,127	44%
Operating expenses	(2,878,135)	(55)%	(4,197,182)	(83)%
Loss from operations	(389,854)	(7)%	(1,986,055)	(39)%
Other (expenses) income, net	(302,181)	(6)%	(35,314)	(1)%
Income tax benefit (expense)	63,257	1%	(4,876)	0%
Net loss	(628,778)	(12)%	(2,026,245)	(40)%

Net Sales

Net sales for the six months ended June 30, 2025 were $5.19 million, an increase of 3% from $5.06 million for the same period of 2024. This increase in net sales resulted primarily from 32% increase in average selling price, while partially offset by 22% decrease in sales volume. Our three largest selling product categories for the six months ended June 30, 2025 were sofas, beds and coffee tables, which accounted for approximately 54%, 13% and 10% of sales, respectively. For the six months ended June 30, 2024, the three largest selling categories were sofas, beds and chairs, which accounted for approximately 51%, 12% and 8% of sales, respectively.

The $0.13 million increase in net sales for the six months ended June 30, 2025, compared to the same period of 2024, was mainly due to increased sales to North America. Sales to North America increased by 4% to $5.17 million for the six months ended June 30, 2025, compared to $4.96 million for the same period of 2024, such increase mainly due to increase our average selling price by 32% from the customers in North America. However, the increase in net sales in North America was partially offset by the decrease in sales to other countries. Sales to other countries decreased by $0.09 million to $0.02 million for the six months ended June 30, 2025, from $0.11 million for the same period of 2024, primary due to less sales order received from our customers in other countries.

Cost of Sales

Cost of sales consists primarily of costs of finished goods purchased from third-party manufacturers. Total cost of sales decreased by 5% to $2.70 million for the six months ended June 30, 2025, compared to $2.85 million for the same period of 2024. Cost of sales as a percentage of sales decreased to 52% for the six months ended June 30, 2025, compared to 56% for the same period of 2024. The decrease in cost of sales in dollar term and in cost of sales as a percentage of sales are a result of selling more products with higher profit margin.

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Gross Profit

Gross profit was $2.49 million for the six months ended June 30, 2025, compared to $2.21 million for the same period of 2024, representing an increase in gross profit of $0.28 million. Our gross profit margin was 48% for the six months ended June 30, 2025, compared to 44% for the same period of 2024. The increase in gross profit and gross profit margin was mainly a result of selling more products with higher profit margin.

Operating Expenses

Operating expenses consisted of selling, general and administrative expenses, and research and development. Operating expenses were $2.88 million for the six months ended June 30, 2025, compared to $4.20 million for the same period of 2024. Selling expenses decreased by 34%, or $0.33 million, to $0.64 million for the six months ended June 30, 2025, from $0.96 million for the same period of 2024, primarily due to decreased marketing and advertising expenses. Also, general and administrative expenses decreased by 10%, or $0.24 million, to $2.24 million for the six months ended June 30, 2025, from $2.48 million for the same period of 2024, primarily due to a decrease in stock compensation of $0.32 million and design fee of $0.06 million, while the decrease was partially offset by an increase in legal and professional fee of $0.09 million and consulting fee of $0.08 million. In addition, research and development decreased by 100%, or $0.75 million to $910 for the six months ended June 30, 2025, from $0.75 million for the same period of 2024, primary due to our spending less on our AI and IT system.

Other (Expenses) Income, Net

Other expenses, net was $302,181 for the six months ended June 30, 2025, compared to other income, net of $35,314 for the same period of 2024, representing an increase in other expenses of $266,867. The increase in other expenses was due primarily to an increase in loss on impairment of goodwill by $218,606 to $218,606 for the six months ended June 30, 2025, from loss on impairment of goodwill of nil for the same period of 2024. The increase in loss on impairment of goodwill in 2025 was mainly a result of wrote off our entire goodwill of $218,606 due to our inability to generate future operating income without substantial sales volume increase.

Income Tax Benefit (Expense)

Income tax benefit (expense) was $63,257 and ($4,876) for the six months ended June 30, 2025 and 2024, respectively. The income tax benefit for the six months ended June 30, 2025 was mainly due to true up the tax deduction that we wrote off Jade Mats for inventory impairment over the prior years in Nova Malaysia.

Net Income (Loss)

As a result of the foregoing, our net loss was $0.63 million for the six months ended June 30, 2025, compared to $2.03 million of net loss for the same period of 2024.

Liquidity and Capital Resources

Our principal demands for liquidity are related to our efforts to increase sales and purchase inventory, and for expenditures related to sales distribution and general corporate purposes. We intend to meet our liquidity requirements, including capital expenditures related to purchase of inventories and the expansion of our business, primarily through cash flow provided by operations, collections of accounts receivable, and credit facilities from banks.

We rely primarily on internally generated cash flow and available working capital to support growth. We may seek additional financing in the form of bank loans or other credit facilities or funds raised through offerings of our equity or debt, if and when we determine such offerings are required. As of June 30, 2025, we do not have any credit facilities. We believe that our current cash and cash equivalents and anticipated cash receipts from sales of products will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months.

We had working capital of $5,755,700 at June 30, 2025, an increase of $3,649,536 from net working capital of $2,106,164 at December 31, 2024. The ratio of current assets to current liabilities was 2.28-to-1 at June 30, 2025.

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The following is a summary of cash provided by or used in each of the indicated types of activities during the six months ended June 30, 2025 and 2024:

	2025	2024
Cash (used in) provided by:
Operating activities	$(230,104)	$(690,415)
Investing activities	-	-
Financing activities	481,274	760,000

Net cash used in operating activities was $0.23 million for the six months ended June 30, 2025, a decrease in cash outflow by $0.46 million from $0.69 million of cash used in operating activities for the same period of 2024.

The decrease in cash outflow was attributable primarily to (i) decrease in cash outflow of $1.39 million of net loss to $0.63 million for the six months ended June 30, 2025, from the net loss of $2.03 million for the same period of 2024; (ii) increase in cash inflow of $1.21 million for the inventory for the six months ended June 30, 2025, from $0.03 million cash inflow for the same period of 2024, such increase in cash inflow being mainly due to less products being purchased due to reciprocal tariff took effective in April 2025. The decrease in operating cash outflow was partially offset by an increase in cash outflow of 0.44 million for accounts payable to $0.57 million cash outflow for the six months ended June 30, 2025, from $0.13 million cash outflow for the same period of 2024, such increase in cash outflow being mainly due to we made our payments to our suppliers on time.

Net cash provided by investing activities was $0 for the six months ended June 30, 2025 and 2024.

Net cash provided by financing activities was $0.48 million for the six months ended June 30, 2025, compared to $0.76 million for the same period of 2024. During the six months ended June 30, 2025, we borrowed $0.20 million from a shareholder and sold one million shares of common stock with the proceeds of $0.50 million for our working capital, while we paid off one of loans to shareholder by issued 434,000 shares of our common stocks which was equivalent in the value of $0.22 million. During the six months ended June 30, 2024, we borrowed $0.36 million from a shareholder and sold 200,000 shares of common stock with the proceeds of $0.40 million for our working capital.

As of June 30, 2025, we had gross accounts receivable of $36,115 of which $25,520 was not yet past due and $8,177 was less than 90 days past due. We had an allowance for expected credit losses of $361. As of August 6, 2025, 93% of accounts receivable outstanding as of June 30, 2025 had been collected. As of August 6, 2025, 93% of our accounts receivable outstanding at December 31, 2024 had been collected.

As of June 30, 2025 and December 31, 2024, we had advances to suppliers of $7,875,174 and $4,689,148, respectively. These supplier prepayments are made for goods before we actually receive them.

For a new product, the normal lead time from new product R&D, prototype, and mass production to delivery of goods from our suppliers to us is approximately six to nine months after we make advance payments to our suppliers. For other products, the typical time is 4-6 months after our advance payment. We will consider the need for a reserve when and if a supplier fails to fulfill our orders within the time frame as stipulated in the purchase contracts.

As of August 6, 2025, $0 or 0% and $33,924 or 0.7% of our advances to suppliers outstanding at June 30, 2025 and December 31, 2024 had been delivered to us in the form of purchases of furniture, respectively.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations (for the years ended December 31, 2024 and December 31, 2023)

Overview

Nova LifeStyle, Inc. is a distributor of contemporary styled residential and commercial furniture incorporated into a dynamic marketing and sales platform offering retail as well as online selection and global purchase fulfillment. We monitor popular trends and products to create design elements that are then integrated into our product lines that can be used as both stand-alone or whole-room and home furnishing solutions. Through our global network of retailers, e-commerce platforms, stagers and hospitality providers, Nova LifeStyle also sells (through an exclusive third-party manufacturing partner) a managed variety of high quality bedding foundation components.

Nova LifeStyle’s brand family currently includes Nova LifeStyle, Diamond Sofa (www.diamondsofa.com) and Nova Living.

Our customers principally consist of distributors and retailers with specific geographic territories that deploy middle to high end private label home furnishings which have very little competitive overlap with our specific furnishing products or product lines. Nova LifeStyle is constantly seeking to integrate new sources of distribution and manufacturing that are properly aligned with our growth strategy. This allows us to continually focus on building both our overall distribution and manufacturing relationships through a deployment of popular, as well as trend-based, furnishing solutions worldwide.

We are a U.S. holding company with no material assets in the U.S. other than the ownership interests of our wholly owned subsidiaries through which we market, design and sell residential and commercial furniture worldwide: Nova Furniture Limited domiciled in the British Virgin Islands (“Nova Furniture”), Nova Furniture Ltd. domiciled in Samoa (“Nova Samoa”), Diamond Bar Outdoors, Inc. domiciled in California (“Diamond Bar”), Nova Living (M) SDN. BHD. domiciled in Malaysia (“Nova Malaysia”) and Nova Living (HK) Group Limited domiciled in Hong Kong (“Nova HK”). The Company had three former subsidiaries Bright Swallow International Group Limited domiciled in Hong Kong (“Bright Swallow” or “BSI”) which was sold in January 2020, and Nova Furniture Macao Commercial Offshore Limited domiciled in Macao (“Nova Macao”) which was de-registration and liquidation in January 2021. In February 2022, Nova HK entered a de-registration process and transferred all its assets and business to Nova Malaysia. The process of de-registration and liquidation of Nova HK was completed in February 2023.

On December 7, 2017, we incorporated i Design Blockchain Technology, Inc. (“i Design”) under the laws of the State of California. The purpose of i Design is to build our own blockchain technology team. i Design is in the planning stage and has had minimum operations to date. On December 12, 2019, we became the sole shareholder of Nova Living (M) SDN. BHD. (“Nova Malaysia”), a company incorporated on July 26, 2019 under the laws of Malaysia. Nova Malaysia marketed and sold high-end physiotherapeutic jade mats for use in therapy clinics, hospitality, and real estate projects in Malaysia and other regions in Southeast Asia.

On November 5, 2020, Nova LifeStyle, Inc. acquired Nova Living (HK) Group Limited (“Nova HK”) which was incorporated in Hong Kong on November 6, 2019. This company had minimal operations. In February 2022, Nova HK entered a de-registration process and transferred all its assets and business to Nova Malaysia. The process of de-registration and liquidation of Nova HK was completed in February 2023.

Our experience developing and marketing products for international markets has enabled us to develop the scale, logistics, marketing, manufacturing efficiencies and design expertise that serve as the foundation for us to expand aggressively into the highly attractive U.S., Canada, South America, Asia and Middle Easter markets.

In 2019, we developed a line of high-end physiotherapeutic jade mats with China-based manufacturing partners for use in therapy clinics, hospitality, and real estate projects in Asia. We launched our first flagship showroom/retail store in Kuala Lumpur, Malaysia in late 2019, which, after a COVID-19 related closing, was reopened in May 2020. On August 28, 2020, after few months reopening, Malaysia government extended Movement Control Order to prohibit the businesses to open to public until March 5, 2021 to contain the spread of COVID-19. After the re-opening on March 5, 2021, Malaysia imposed a new nationwide lockdown on May 12, 2021 until early June 2021 which was subsequently extended to early October 2021. In October 2021, the Order was lifted for people who are fully vaccinated and our store has been reopened since. In April 2022, Malaysia has reopened the border for foreign visitors. In June 2023, everything is back to normal in Malaysia. Due to the negative impact caused by COVID-19 from 2020 to 2022, the Company eventually sold the entire jade mats inventory for $2.00 million in liquidation sales in June 2023. We exited from Jade Mats business in 2023. Nova Malaysia has engaged in the development of an innovative home decoration design, showroom and payment IT software systems. We have limited experience with operations in Southeast Asia and considerable management attention and resources may be required to manage these new markets and product lines. We may be subject to additional risks including credit risk, inflation, currency exchange rate fluctuations, foreign exchange controls, import and export requirements, potentially adverse tax consequences and higher costs associated with doing business internationally.

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We do not have access to a revolving credit facility. On May 4, 2020, the Company received loan proceeds in the amount of approximately $139,802 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. On May 5, 2020, Diamond Bar Outdoors Inc. (“Diamond Bar”) was granted a loan from Cathay Bank in the aggregate amount of $176,294, pursuant to the Paycheck Protection Program. On June 19, 2020, Diamond Bar was granted a U.S. Small Business Administration (SBA) loan in the aggregate amount of $150,000, pursuant to the Economic Injury Disaster Loan. In July 2021, we completed a registered direct offering of our shares of common stock and received offering gross proceeds of $3,120,622. In May 2024, August 2024 and October 2024, we completed three private placements for gross proceeds of $750,000. We currently believe that our financial resources will be adequate to finance our operations in the next 12 months. However, in the event that we do need to raise capital in the future, the instability in the securities markets could adversely affect our ability to raise additional capital.

On April 18, 2024, the Company received written notice from the NASDAQ stating that the Company does not meet the requirement of maintaining a minimum of $2,500,000 in stockholders’ equity for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(1), the Company also does not meet the alternative of market value of listed securities of $35 million under NASDAQ Listing Rule 5550(b)(2) or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years under NASDAQ Listing Rule 5550(b)(3), and the Company is no longer in compliance with the NASDAQ Listing Rules. The NASDAQ notification letter provided the Company until June 6, 2024 to submit a plan to regain compliance. If the plan is accepted, NASDAQ can grant the Company an extension up to 180 calendar days from the date of NASDAQ letter to demonstrate compliance. The Company submitted its plan of compliance on May 28, 2024 and a supplemental letter to the plan of compliance on June 20, 2024. Based on the review of the letters submitted by the Company, Staff has determined to grant the Company an extension until October 14, 2024 to regain compliance with the Rule and the Company must complete its initiatives and provide evidences for the compliance with the Rule as required by Nasdaq. On October 11, 2024, the Company and Nova Samoa have entered into orders to purchase inventories in total amount of $4,600,000, which will be paid in 3,321,429 shares (“Shares”) of common stock of the Company at US$1.40 per share. As of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transaction referenced. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of this annual report the Company does not evidence compliance, that it may be subject to delisting.

On December 27, 2024, the Company received a letter from Nasdaq notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Marketplace Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The Company has a period of 180 calendar days from the date of notification, until June 25, 2025 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. If at any time before the expiration of the Compliance Period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance by the end of the Compliance Period, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting.

The Company intends to continue actively monitoring the bid price for its common stock between now and the expiration of the Compliance Period and will consider all available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement.

Principal Factors Affecting Our Financial Performance

Since 2019, we have moved away from low margin products and this move was intended to improve our gross profit margin, receivable collections and net profitability, and to increase our return on long-term equity. We terminated sales and marketing efforts to customers that represented a high purchase volume but low profit margin, and we adjusted our product line, which included the launch of our Summer 2023 Collection in the Las Vegas and High Point Markets, with a view to attracting a higher-end ultimate customer. The core focus of the Company’s direction today is entirely centered on our products. Identifying a fashion-driven generational shift in the general perception and consumption of furniture and being more aware of actual consumer tastes and how best to fulfill and engage that need. Closely integrating product development alongside marketing results in appealing products that adheres to the scope of our target demographic of decision makers in the design, staging and retail fields. A process that is continually refined upon each release cycle, maintaining a singular, cohesive vision. In short, we have better identified our customers and how to cater to them – in the process gaining greater traction with every product launch considerably more so on an international level than ever previous. We believe these new strategies, will provide us with significant long term growth opportunities. Significant factors that we believe could affect our operating results are the (i) prices of our products to our domestic and international retailer and wholesaler customers and their markups to end consumers; (ii) general economic conditions in the U.S., Chinese, and other international markets; and (iii) trade tariffs imposed by the United States on certain products manufactured in China; and (iv) high interest rate, inflation and slow- down in real estate market. We believe most of our customers are willing to pay for our high quality and stylish products, timely delivery, and strong production capacity at price levels which we expect will allow us to maintain a relatively high gross profit margin for our products. We do not manufacture our products, but instead we utilize third-party manufacturers. In response to the tariffs imposed by the United States on products manufactured in China, we are in the process of shifting a portion of our product manufacturing from third-party manufacturers located in China to third-party manufacturers located in other parts of Asia, such as Vietnam, India and/or Malaysia, countries unaffected by the tariffs. Implementation of a relocation of manufacturing (which by necessity includes an assessment of the factory’s ability to deliver the quantity of the product, in accordance with the Company’s specifications, and in accordance with the Company’s quality control requirements) is time-consuming, but a portion of suppliers manufacturing our products has been transitioned to Malaysia and India starting in 2020 and we expect that more of our manufacturing will be transitioned to one or more of these venues. Some of our manufacturing will continue to be performed in China because the intellectual know-how necessary to manufacture certain products is not generally available in other Asian countries. Consumer preference trends favoring high quality and stylish products and lifestyle-based furniture suites should also allow us at least to maintain our gross profit margins. The markets in North America are challenging because such markets are experiencing a slow-down and may be entering a recession due to high interest rate and inflation.

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Critical Accounting Policies

While our significant accounting policies are described more fully in Note 2 to our accompanying audited consolidated financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this Management’s Discussion and Analysis.

There have been no material changes to our critical accounting policies and estimates as compared to the critical accounting policies and estimates described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for Nova LifeStyle and its subsidiaries, Diamond Bar, i Design, Nova Furniture, Nova Samoa, Nova Malaysia and its former subsidiary, Nova HK.

Reverse Split

On May 22, 2023, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date of May 22, 2023, at which time a 1-for-5 reverse stock split of the Company’s authorized shares of common stock, par value $0.001, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), was effected. All references to shares and per share data have been retroactively restated to reflect such split.

Amendments to Articles of Incorporation

On September 5, 2023, the Company filed the Certificate of Change (the “Amendment”) with the Secretary of State for the State of Nevada to amend its Articles of Incorporation to increase the amount of authorized shares of its common stock, par value $0.001 per share, from 3,000,000 to 250,000,000. The Amendment was approved by the Company’s Board of Directors (the “Board”) on June 28, 2023 and by the shareholders at a special meeting of the Company’s shareholders held on August 31, 2023. The Amendment does not affect the rights of the Company’s shareholders and was effective immediately upon filing.

Use of Estimates

In preparing consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, valuation of inventories, the valuation of stock-based compensation, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, assumptions used in assessing impairment of long-lived assets and goodwill, and loss contingencies. Actual results could differ from those estimates.

Accounts Receivable

Our accounts receivable arises from product sales. We do not adjust receivables for the effects of a significant financing component at contract inception if we expect to collect the receivables in one year or less from the time of sale. We do not expect to collect receivables greater than one year from the time of sale. Our policy is to maintain an allowance for expected credit losses on accounts receivable. We review the composition of accounts receivable and analyze historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. We maintained an allowance for expected credit loss of $367 and $532 as of December 31, 2024 and December 31, 2023, respectively. During the years ended December 31, 2024 and 2023, expected credit losses provision (reversal) was ($165) and ($2,382), respectively. As of December 31, 2024, we had gross receivable of $36,738 of which $12,796 was over 90 days past due. The allowance for expected credit losses is our best estimate of the amount of expected credit losses in our existing trade accounts receivable. We determine the allowance based on historical bad debt experience, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns.

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Advances to Suppliers

Advances to suppliers represent amounts paid to suppliers in advance for goods that are yet to be delivered and from which future economic benefits are expected to flow to the Company within the normal operating cycle. Based on our historical records and in normal circumstances, we generally receive goods within 4 to 6 months from the date the advance payment is made.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Nova Lifestyle, Inc. and Diamond Bar are subject to U.S. federal and state income taxes. Nova Furniture BVI was incorporated in the BVI and Nova Samoa was incorporated in Samoa. Accordingly, the Company’s consolidated financial statements do not present any income tax provisions related to the BVI and Samoa tax jurisdictions where Nova Furniture BVI and Nova Samoa are domiciled. Nova Malaysia is incorporated in Malaysia and is subject to Malaysia income taxes at the statutory rate of 24%. Nova Living (HK) Group Limited (“Nova HK”) is incorporated in Hong Kong and is subject to Hong Kong income taxes at the statutory rate of 16.5%. In February 2022, Nova HK was deregistered.

The Tax Cuts and Jobs Act of 2017 (the “Act”) created new taxes on certain foreign-sourced earnings such as global intangible low-taxed income (“GILTI”) under IRC Section 951A, which is effective for the Company for tax years beginning after January 1, 2018. For the year ended December 31, 2024, the Company has calculated its best estimate of the impact of the GILTI in its income tax provision in accordance with its understanding of the Act and guidance available as of the date of this filing.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a modified territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017.

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On March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. The CARES Act contains numerous income tax provisions, such as relaxing limitations on the deductibility of interest and the use of net operating losses (NOLs) arising in taxable years beginning after December 31, 2017.

Beginning in 2022, the Tax Cuts and Jobs Act of 2017 eliminates the option to deduct research and development expenditures immediately in the year incurred and requires taxpayers to amortize such expenditures over five years. While it is possible that Congress may defer, modify, or repeal this provision, potentially with retroactive effect, we have no assurance that this provision will be deferred, modified, or repealed. Furthermore, in anticipation of the new provision taking effect, we have analyzed the provision and worked with our advisors to evaluate its application to our business. Since all research and development expenditures were incurred within the U.S. and the amount is immaterial, we do not anticipate it having any material impact to our provision.

As of December 31, 2024, the accumulated undistributed earnings generated by its foreign subsidiaries were approximately 22.2 million of which substantially all was previously subject to U.S. tax, the one-time transition tax on foreign unremitted earnings required by the Tax Act, or GILTI. Those earnings are considered to be permanently reinvested and accordingly, no deferred tax expense is recorded for U.S. federal and state income tax or applicable withholding taxes.

As of December 31, 2024 and 2023, unrecognized tax benefits were approximately nil and nil, respectively. The total amount of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate was nil as of December 31, 2024 and 2023.

A reconciliation of unrecognized tax benefits excluding interest and penalties (“Gross UTB”) for the nine months ended December 31, 2024 and 2023, is as follows:

	Gross UTB
	2024	2023

Balance – January 1
Foreign exchange adjustment
Balance – December 31	$-	$-

At December 31, 2024 and 2023, the Company had cumulatively accrued approximately nil and nil for estimated interest and penalties related to unrecognized tax benefits. The Company recorded interest and penalties related to unrecognized tax benefits as a component of income tax benefit, which totaled nil and nil for the years ended December 31, 2024 and 2023, respectively, related to the Company’s operations. The Company does not anticipate any significant changes to its unrecognized tax benefits within the next 12 months.

Nova Lifestyle and Diamond Bar are subject to U.S. federal and state income taxes and tax years 2020-2024 remain open to examination by tax authorities in the U.S.

Intangible Assets

Intangible assets consist primarily of computer software acquired for internal use. Acquired intangible assets are initially recorded at the acquisition-date fair value. Intangible assets are amortized on a straight-line basis over their estimated useful lives and are carried at cost less accumulated amortization. The estimated useful life of computer software is generally 5 years.

Revenue Recognition

We recognize revenues when our customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. We recognize revenues following the five step model prescribed under ASU No. 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

Revenue from product sales is recognized when the customer obtains control of our product, which typically occurs upon shipment to the customer. We expense incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

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Revenue from product sales is recorded net of reserves established for applicable discounts and allowances that are offered within contracts with our customers.

Product revenue reserves, which are classified as a reduction in product revenues, are generally characterized in the following categories: discounts, returns and rebates. These reserves are based on estimates of the amounts earned or to be claimed on the related sales and are classified as reductions of accounts receivable as the amount is payable to our customer.

Our sales policy allows for the return of product within the warranty period if the product is defective and the defects are our fault. As alternatives for the product return option, the customers have the option of asking us for a discount for products with quality issues, or of receiving replacement parts from us at no cost. The amount of reserves for return of products, the discount provided to the customers, and cost for the replacement parts were immaterial for the years ended December 31, 2024 and 2023.

The Company considers itself acting as a principal for sales of goods which is evidenced by (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods, (ii) the Company has inventory risk before the specified goods have been transferred to a customer or after transfer of control to the customer, (iii) the Company has discretion in establishing the price for the specified good. Thus, the Company’s’ revenue is recognized at a point in time when a promised good is delivered to a customer.

We generally expense sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within selling expenses on our audited consolidated statements of operations.

Foreign Currency Translation and Transactions

The accompanying audited consolidated financial statements are presented in United States Dollar (“$” or “USD”), which is also the functional currency of Nova LifeStyle, Nova Furniture, Nova Samoa, Diamond Bar, and i Design.

The Company’s subsidiary with operations in Malaysia uses its local currency, Malaysian Ringgit (“RM”), as its functional currency. An entity’s functional currency is the currency of the primary economic environment in which it operates, which is normally the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of operations.

The financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in accumulated deficits during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the balance sheets.

Translation of amounts from RM into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
December 31, 2024	RM4.47 to 1
December 31, 2023	RM4.59 to 1

Income statement and cash flow items
For the year ended December 31, 2024	RM4.57 to 1
For the year ended December 31, 2023	RM4.56 to 1

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Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions, assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

We determined that our operations constitute a single reportable segment in accordance with ASC 280. We operate exclusively in one business and industry segment: the design and sale of furniture.

We concluded that we had one reportable segment under ASC 280 because Diamond Bar is a furniture distributor based in California focusing on customers in the US and Nova Malaysia is a furniture retailer and distributor focusing on customers primarily in Malaysia and Asia. Each of our subsidiaries is operated under the same senior management of our company, and we view the operations of Diamond Bar and Nova Malaysia as a whole for making business decisions. Our long-lived assets are mainly property, plant and equipment located in the United States and Malaysia for administrative purposes.

Net sales to customers by geographic area are determined by reference to the physical product shipment delivery locations requested by our customers. For example, if the products are delivered to a customer in the U.S., the sales are recorded as generated in the U.S.; if the customer directs us to ship its products to China, the sales are recorded as sold in China.

New Accounting Pronouncements

Recently Adopted Accounting Standards

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 of the two-step goodwill impairment test, under which a goodwill impairment loss was measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 requires only a one-step quantitative impairment test, whereby a goodwill impairment loss is measured as the excess of a reporting unit’s carrying amount over its fair value (not to exceed the total goodwill allocated to that reporting unit). This Update is effective for smaller reporting companies for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2022, which is required to be applied prospectively from the date of adoption. The Company adopted ASU 2017-04 for its interim and annual goodwill impairment tests beginning January 1, 2023. The adoption of ASU 2017-04 did not have any impact on our audited consolidated financial statements.

Recently Issued But Not Yet Adopted Accounting Pronouncements

In March 2023, the FASB issued ASU 2023-01, Lease (Topic 842): Common Control Arrangements, which clarifies the accounting for leasehold improvements associated with leases between entities under common control (hereinafter referred to as common control lease). ASU 2023-01 requires entities to amortize leasehold improvements associated with common control lease over the useful life to the common control group (regardless of the lease term) as long as the lessee controls the use of the underlying asset through a lease, and to account for any remaining leasehold improvements as a transfer between entities under common control through an adjustment to equity when the lessee no longer controls the underlying asset. This ASU will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. An entity may apply ASU 2023-01 either prospectively or retrospectively. The Company is currently evaluating the impact that the adoption of ASU 2023-01 will have on our consolidated financial statement presentations and disclosures.

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ln December 2023, the FASB issued Accounting Standards Update No.2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation,(2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3)income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual period beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its audited consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement-Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.

We do not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on our financial statement presentation or disclosures.

Results of Operations

Comparison of Years Ended December 31, 2024 and 2023

The following table sets forth the results of our operations for the years ended December 31, 2024 and 2023.

	Years Ended December 31,
	2024		2023
	$	% of Sales	$	% of Sales
Net sales	$9,686,975		$11,087,459
Cost of sales	(5,437,484)	(56)%	(6,913,902)	(62)%
Gross profit	4,249,491	44%	4,173,557	38%
Operating expenses	(9,612,846)	(99)%	(10,592,105)	(96)%
Loss from operations	(5,363,355)	(55)%	(6,418,548)	(58)%
Other expenses, net	(195,736)	(2)%	(573,617)	(5)%
Income tax expenses	(2,614)	-	(731,092)	(7)%
Net loss	(5,561,705)	(57)%	(7,723,257)	(70)%

Net Sales

Net sales for the year ended December 31, 2024 were $9.69 million, a decrease of 13% from $11.09 million for the same year of 2023. This decrease in net sales resulted primarily from 39% decrease in sales volume, while partially offset by 43% increase in average selling price. Our three largest selling product categories for the year ended December 31, 2024 were sofas, beds and coffee tables, which accounted for approximately 50%, 13% and 8% of sales, respectively. For the year ended December 31, 2023, the three largest selling categories were sofa, jade mats, and beds, which accounted for approximately 37%, 18% and 13% of sales, respectively.

The $1.40 million decrease in net sales for the year ended December 30, 2024, compared to the same year of 2023, was mainly due to decreased sales to Asia. Sales to Asia decreased by 100% to nil for the year ended December 31, 2024, compared to $2.00 million for the same year of 2023, such decrease mainly due to our liquidation sales of the entire inventory of jade mats by Nova Malaysia for approximately $1.95 million in Malaysia for the year ended December 31, 2023. Also, sales to other countries decreased by $79,120 to $251,039 for the year ended December 31, 2024, from $330,159 for the same year of 2023, primarily due to less direct container sales in other countries. However, the decrease in net sales in Asia and other countries was partially offset by the increase in sales to North America. Sales to North America increased by $0.66 million to $9.44 million for the year ended December 31, 2024, from $8.77 million for the same year of 2023, primary due to more sales order received from our customers in North America.

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Cost of Sales

Cost of sales consists primarily of costs of finished goods purchased from third-party manufacturers. Total cost of sales decreased by 21% to $5.44 million for the year ended December 31, 2024, compared to $6.91 million for the same year of 2023. Cost of sales as a percentage of sales decreased to 56% for the year ended December 31, 2024, compared to 62% for the same year of 2023. The decrease in cost of sales in dollar term was mainly due to decreased net sales. The decrease in cost of sales as a percentage of sales is a result of the liquidation sales of the jade mats in Malaysia which came with high cost and low profit margin in the second quarter of 2023. We sold our jade mats in the cost of $1.49 million (after impairment) for $1.95 million entirely in 2023.

Gross Profit

Gross profit was $4.25 million for the year ended December 31, 2024, compared to $4.17 million for the same year of 2023, representing an increase in gross profit of $0.08 million. Our gross profit margin was 44% for the year ended December 31, 2024, compared to 38% for the same year of 2023. The increase in gross profit and gross profit margin was mainly a result of the liquidation sales of the jade mats in Malaysia which came with low profit margin during the year ended December 31, 2023

Operating Expenses

Operating expenses consisted of selling, general and administrative expenses, and research and development. Operating expenses were $9.61 million for the year ended December 31, 2024, compared to $10.59 million for the same year of 2023. Selling expenses decreased by 36%, or $0.86 million, to $1.56 million for the year ended December 31, 2024, from $2.42 million for the same year of 2023, primarily due to decreased marketing and advertising expenses. On the other hand, general and administrative expenses increased by 20%, or $1.00 million, to $6.06 million for the year ended December 31, 2024, from $5.06 million for the same year of 2023, primarily due to an increase in consulting fee of $1.17 million and professional fees of $0.05 million, while the increase was partially offset by a decrease in bad debt of $0.19 million and depreciation of $0.30 million. In addition, research and development decreased by 36%, or $1.12 million to $2.00 million for the year ended December 31, 2024, from $3.11 million for the same year of 2023, primary due to our spending less on our AI and IT system.

Other Expenses, Net

Other expenses, net was $195,736 for the year ended December 31, 2024, compared to other expenses, net of $573,617 for the same period of 2023, representing a decrease in other expenses of $377,881. The decrease in other expenses was due primarily to an increase in foreign exchange gain by $430,971 to $13,281 for the year ended December 31, 2024, from foreign exchange loss of $417,690 for the same year of 2023. The increase in foreign exchange gain in 2024 from foreign exchange in 2023 loss was mainly a result of the appreciation of U.S. dollar against Malaysian Ringgit on acquisition of AI and IT systems in U.S. dollars during the year ended December 31, 2024.

Income Tax Expenses

Income tax expenses were $2,614 and $731,092 for the year ended December 31, 2024 and 2023, respectively. The income tax benefits for the year ended December 31, 2024 were mainly due to minimum tax in California for our subsidiaries in U.S. The income tax expenses for the year ended December 31, 2023 were primarily due to the net taxable income from Nova Malaysia. The net taxable income was resulted from the income from debt forgiveness to Nova Malaysia from Nova HK, while offset with inventory impairment loss incurred in Malaysia, current operating loss and prior year net operating loss in Nova Malaysia.

Net Loss

As a result of the foregoing, our net loss was $5.56 million for the year ended December 31, 2024, compared to $7.72 million for the same year of 2023.

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Liquidity and Capital Resources

Our principal demands for liquidity are related to our efforts to increase sales and purchase inventory, and for expenditures related to sales distribution and general corporate purposes. We intend to meet our liquidity requirements, including capital expenditures related to purchase of inventories and the expansion of our business, primarily through cash flow provided by operations, collections of accounts receivable, and credit facilities from banks.

We rely primarily on internally generated cash flow and available working capital to support growth. We may seek additional financing in the form of bank loans or other credit facilities or funds raised through offerings of our equity or debt, if and when we determine such offerings are required. As of December 31, 2024, we do not have any credit facilities. We believe that our current cash and cash equivalents and anticipated cash receipts from sales of products will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months.

We had working capital of $2,849,236 at December 31, 2024, an increase of $2,789,179 from net working capital of $60,057 at December 31, 2023. The ratio of current assets to current liabilities was 1.56-to-1 at December 31, 2024.

The following is a summary of cash provided by or used in each of the indicated types of activities during the year ended December 31, 2024 and 2023:

	2024	2023
Cash (used in) provided by:
Operating activities	$(1,391,779)	$(1,580,247)
Investing activities	(14,121)	18,643
Financing activities	1,175,578	-

Net cash used in operating activities was $1.39 million for the year ended December 31, 2024, a decrease in cash outflow by $0.19 million from $1.58 million of cash used in operating activities for the same year of 2023.

The decrease in cash outflow was attributable primarily to an increase in cash inflow of $1.29 million for research and development to $1.96 million cash inflow for the year ended December 31, 2024, from $0.68 million cash inflow for the same year of 2023, such increase in cash inflow being mainly due to issued our common stocks instead of cash to purchase various IT systems which are integrated with our current existing IT system. The decrease in cash outflow was partially offset by increase in cash outflow of $3.19 million for inventories to $0.67 million cash outflow for the year ended December 31, 2024, from $2.53 million cash inflow for the same year of 2023, such increase in cash outflow being mainly due to more purchases were made from our suppliers for the year ended December 31, 2024.

Net cash used in investing activities was $14,121 for the year ended December 31, 2024, an increase in cash outflow of $32,764 from $18,643 of cash provided by investing activities for the same year of 2023. We incurred cash outflow of $14,121 from the purchase of forklift in Nova Malaysia for the year ended December 31, 2024. For the year ended December 31, 2023, we incurred cash inflow of $18,643 due to disposal of our fixed assets.

Net cash provided by financing activities was $1.18 million for the year ended December 31, 2024, compared to nil for the same year of 2023. During the year ended December 31, 2024, we borrowed $0.07 million from an unrelated party and $0.36 million from a shareholder. We also sold 450,000 shares of common stock with the proceeds of $0.75 million for our working capital.

As of December 31, 2024, we had gross accounts receivable of $36,738 of which $4,143 was not yet past due and $3,212 was less than 90 days past due. We had an allowance for expected credit losses of $367. As of March 18, 2025, 93.4% of accounts receivable outstanding as of December 31, 2024 had been collected.

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100% of our accounts receivable outstanding at December 31, 2023 had been collected during the year ended December 31, 2024.

As of December 31, 2024 and 2023, we had advances to suppliers of $4,689,148 and $93,740, respectively. These supplier prepayments are made for goods before we actually receive them.

For a new product, the normal lead time from new product R&D, prototype, and mass production to delivery of goods from our suppliers to us is approximately six to nine months after we make advance payments to our suppliers. For other products, the typical time is 4-6 months after our advance payment. We will consider the need for a reserve when and if a supplier fails to fulfill our orders within the time frame as stipulated in the purchase contracts.

As of March 18, 2025, $28,924 or 0.6% and $93,740 or 100% of our advances to suppliers outstanding at December 31, 2024 and 2023 had been delivered to us in the form of purchases of furniture.

Other Long-Term Liabilities

As of December 31, 2024, we recorded long-term taxes payable of nil million, consisting of an income tax payable of nil, primarily arising from a one-time transition tax recognized in the fourth quarter of 2017 on our post-1986 foreign unremitted earnings, as ASC 740 specifies that tax positions for which the timing of the ultimate resolution is uncertain should be recognized as long-term liabilities.

We elected to pay the one-time transition tax over the eight years commencing April 2018.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to shareholders.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

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BUSINESS

Our Company

Nova LifeStyle, Inc. (“Nova LifeStyle” or the “Company”) is a U.S.-headquartered innovative designer and marketer of contemporary styled residential and commercial furniture formerly known as Stevens Resources, Inc. We were incorporated in the State of Nevada on September 9, 2009. The Company’s products are marketed through wholesale and retail channels as well as various online platforms worldwide.

Nova LifeStyle’s family of brands includes Nova LifeStyle, Diamond Sofa (www.diamondsofa.com) and Nova Living.

Our business strength lies in our abilities to quickly adapt to changing market demand and stay ahead of the latest trends in modern furniture designs. Our customers principally consist of designers, distributors and retailers who cater to mid-level and high-end private label home furnishings that have little product overlap within our specific furnishings products or product lines. Nova LifeStyle is constantly seeking to integrate new sources of distribution and manufacturing that are aligned with our growth strategies, allowing us to continually focus on growing our customer base as well as driving the expansion of our overall distribution and manufacturing relationships worldwide, providing our customers with trendy furnishing solutions.

We generate the majority of our sales as a branding and marketing company with vertically integrated third-party manufacturing capabilities for global furniture distributors and large national retailers. We have established long term relationships with our worldwide customers by providing them with high quality, large scale and cost-effective sourcing solutions. Our worldwide logistics and delivery capabilities provide our customers with the flexibility to select from our extensive furniture collections tailored for their respective needs. Our experience marketing products to international customers have enabled us to fully integrate the supply scale, product delivery logistics, marketing efficiency and design expertise to address customer demand from established markets in the North America, Central America, South America, Asia, and the Middle East.

Reverse split

On December 18, 2019, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date of December 20, 2019, at which time a 1-for-5 reverse stock split of the Company’s authorized shares of common stock, par value $0.001, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of common stock, was effected. On May 22, 2023, the Company filed a Certificate of Change with the Nevada Secretary of State to effect another 1-for-5 reverse stock split, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of common stock.

On September 5, 2023, Nova LifeStyle, Inc., a Nevada corporation (the “Company”) filed the Certificate of Change (the “Amendment”) with the Secretary of State for the State of Nevada to amend its Articles of Incorporation to increase the amount of authorized shares of its common stock, par value $0.001 per share, from 3,000,000 to 250,000,000. The Amendment was approved by the Company’s Board of Directors (the “Board”) on June 28, 2023 and by the shareholders at a special meeting of the Company’s shareholders held on August 31, 2023. The Amendment does not affect the rights of the Company’s shareholders and was effective immediately upon filing.

There was no change in the par value of our common stock. All references to shares and per share data have been retroactively restated to reflect such splits.

Human Capital Resources

We understand that our success depends on our ability to attract, train and retain our employees. We strive to attract, recruit, and retain employees through competitive compensation and benefit programs, learning and development opportunities that support career growth and advancement opportunities, and employee engagement initiatives that foster a strong Company culture. In addition to cash compensation, we offer customary benefits in accordance with local regulatory requirements as well as stock options to our employees. We also recognize the importance of keeping our employees safe. In response to the COVID-19 pandemic, we implemented changes that we determined were in the best interest of our employees and have followed local government orders to prevent the spread of COVID-19. As of December 31, 2024, we had 27 full time employees worldwide. Our U.S. corporate office and operations employed 24 full-time employees, our location in Malaysia employed 3 full-time employees, respectively. We believe that relations with our employees are satisfactory. We have no collective bargaining agreements with our employees.

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Our History

We are a U.S. holding company that operates through several wholly-owned subsidiaries. We design and market residential and commercial furniture products worldwide. Our subsidiaries include Nova Furniture Limited in the British Virgin Islands (“Nova Furniture”), Nova Furniture Limited in Samoa (“Nova Samoa”), Diamond Bar Outdoors, Inc. (“Diamond Bar”), I Design Blockchain Technology, Inc (“i Design”), Nova Living (M) SDN. BHD. (“Nova Malaysia”) and Nova Living (HK) Group Limited (“Nova HK”). Diamond Bar is a California corporation organized on June 15, 2000, which we acquired pursuant to a stock purchase agreement on August 31, 2011. On April 24, 2013, we acquired all of the outstanding stock of Bright Swallow International Group Limited (“Bright Swallow”).

On September 23, 2016, Nova Furniture, a wholly-owned subsidiary of the Company (the “Seller”), entered into a Share Transfer Agreement (the “Agreement”) with Kuka Design Limited, an unrelated company incorporated in British Virgin Islands (“Kuka Design BVI” or “Buyer”). Pursuant to the terms of the Agreement, the Seller sold all of the outstanding equity interests in Nova Furniture (Dongguan) Co., Ltd. (“Nova Dongguan”), a company incorporated in China and a wholly owned subsidiary of the Seller, to the Buyer for a total of $8,500,000 (the “Transaction”). Upon consummation of the Transaction on October 25, 2016, the Buyer became the sole owner of Nova Dongguan.

On November 10, 2016, Nova Furniture entered into a Trademark Assignment Agreement with Kuka Design BVI (“Assignee”). Pursuant to the terms of the Trademark Assignment Agreement, Nova Furniture assigned the Assignee its full right to, and title in, the NOVA trademark in China for $6,000,000.

On December 7, 2017, Nova LifeStyle, Inc. incorporated i Design under the laws of the State of California, USA. The purpose of i Design is to build our own blockchain technology team. This new company will focus on application of blockchain technology in the furniture industry, including encouraging and facilitating interactions among designers and customers, and building blockchain-powered platform that enables designers to showcase their products including current and future furniture designs. This company is in a planning stage and has had minimum operations to date.

On December 12, 2019, Nova LifeStyle, Inc. acquired Nova Malaysia which was incorporated in Malaysia on July 26, 2019. Nova Malaysia was acquired to market and sell high-end physiotherapeutic jade mats for use in therapy clinics, hospitality, and real estate projects in Malaysia and other regions in Southeast Asia.

On January 7, 2020, the Company transferred its entire interest in Bright Swallow to Y-Tone (Worldwide) Limited an unrelated third party, for cash consideration of $2.50 million, pursuant to a formal agreement entered into on January 7, 2020. We received the payment on May 11, 2020. Operations of Bright Swallow were reported as discontinued operations in the accompanying consolidated financial statements for all periods presented.

Nova Furniture Macao Commercial Offshore Limited (“Nova Macao”) was organized under the laws of Macao on May 20, 2006 as a wholly owned subsidiary of Nova Furniture. On October 14, 2020, the Macao Trade and Investment Promotion Institute approved that Nova Macao’s offshore license became invalid under the order of Repeal of Legal Regime of the Offshore Services by Macao Special Administrative Region. Nova Macao was de-registrated and liquidated in January 2021 and its business was taken over by Nova HK.

On November 5, 2020, Nova LifeStyle, Inc. acquired Nova HK from unrelated third party at cost of $1,290 which was incorporated in Hong Kong on November 6, 2019. Nova HK took over Nova Macao’s business upon its deregistration. Nova HK had minimum operations in 2021. On February 15, 2022, the Company transferred its entire assets and business in Nova HK to Nova Malaysia. In February 2023, Nova HK was completed the process of de-registration and liquidation. Operations of Nova HK were reported as discontinued operations in the accompanying consolidated financial statements for all periods presented.

Our organizational structure as of December 31, 2024 is set forth in the diagram:

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Our Products

We design and market modern residential and commercial furniture in diverse markets worldwide. Our products feature urban and contemporary styles, combining comfort and functionality in matching furniture collections and upscale luxury pieces appealing to lifestyle-conscious middle and upper middle-income consumers. Many of our products are segments of multi-component furniture collections in distinctive design styles, attractively priced in the medium and upper-medium ranges. Our product lines feature upholstered, wood and metal-based furniture pieces. We classify our products by room, designation or series, such as living room, dining room, bedroom and home office series, and by category or product types such as sofas, chairs, dining tables, beds, entertainment consoles, cabinets and cupboards. Our largest selling product categories for the year ended December 31, 2024 were sofas, beds and coffee tables, which accounted for approximately 50%, 13% and 8% of sales from continuing operations, respectively. For the year ended December 31, 2023, our largest selling product categories were sofas, beds and chairs, which accounted for approximately 37%, 18% and 13% of sales from continuing operations, respectively. Our products are manufactured primarily from medium-density fiberboard, or MDF board, and particleboard covered with veneers or lacquers and combined with other materials, including steel, glass, marble, leather, jade and fabrics.

Our product offerings consist of a mix of furnishings designed by us, and sourced from third party manufacturers that are supervised under our rigorous quality control processes. Through market research, customer feedback, and ongoing design development, we identify the latest trends and customer needs in target markets to develop new products, collections and brands. Our product collections are designed to appeal to consumer preferences in specific markets. We develop both individual furniture pieces and complete furniture collections that equip an entire home which feature matching furniture suites, providing convenient home furnishing options for lifestyle-conscious consumers.

We introduce new collections and launch new design styles at international furniture exhibitions or trade fairs. Our products are displayed in our showrooms. We further support our new product launches with product brochures and online marketing campaigns. Our staff collects customer feedback and collaborates with customers worldwide to design store and showroom layouts. In marketing materials, we highlight matching furniture collections by displaying complete and fully accessorized whole-room settings instead of individual furniture pieces. We believe that such in-store presentations provide convenient, one-stop solutions to customers, and thus incentivize clients to purchase an entire room of furniture from us instead of shopping for individual pieces offered by different brands or manufacturers. Our products are mainly designed by our own designers and we also used independent designers in the past for product design. Customer orders are filled by third party manufacturers under our direct quality control. We believe that our products feature superior materials, attractive appearances, superb functionalities and satisfying price points generally desired by today’s middle to upper middle-income consumers worldwide.

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International Markets

We have been selling products to the U.S., Canada, Honduras, Jamaica, Puerto Rico, Colombia, Mexico, Cayman Islands, Saudi Arabia, Kuwait, and Middle Eastern markets under the Diamond Sofa brand and selling our Jade Mats in Malaysia through Nova Malaysia. We believe that discretionary purchases of furniture by middle to upper middle-income consumers will continue to increase in the furniture markets worldwide. We also believe that furniture products that feature contemporary design styles such as ours will continue to attract significant customer demand.

In 2024, our products were sold in 11 countries worldwide, with North America as our principal international market. Sales to North America accounted for 97.4% and 79.1% of our total sales for 2024 and 2023, respectively. Sales to other regions accounted for 2.6% and 20.9% of our total sales for 2024 and 2023, respectively. In 2023, via our subsidiary, Nova Malaysia, we marketed and sold high-end physiotherapeutic jade mats for use in therapy clinics, hospitality, and real estate projects in Malaysia. Due to the negative impact caused by COVID-19 in 2021 and 2022, we eventually sold the entire jade mats inventory for $2.00 million in liquidation sales in June 2023 and existed from Jade Mats business. As we continue to broaden our distribution network, increase direct sales and grow in the emerging markets, we believe that we are well positioned to respond to changing market conditions that will allow us to take advantage of any upturns in the global and local economies of the markets that we serve.

Our expansion in Malaysia with health line products was disrupted due to COVID-19. Our initial plan was to establish showrooms in which consumers can interact with our products. Through research, we found that consumers were becoming more self-aware about their health and were willing to improve their lifestyles. Our showrooms were stocked and ready for local consumers to visit, however, due to government regulations these operations have been suspended until quarantines and travel restrictions are lifted. In October 2021, the Order was lifted for people who are fully vaccinated and our store has reopened since. We started the online sales of our jade mats products in Malaysia since 2021. In April 2022, Malaysia reopened the border for foreign visitors. In June 2023, everything is back to normal in Malaysia. Due to the negative impact caused by COVID-19 from 2020 to 2022, the Company eventually sold the entire jade mats inventory for $2.00 million in liquidation sales in June 2023 and existed from Jade Mats business.

The furniture wholesale business faces several risks that can impact its operations and profitability. Some common risks include: (i) Economic Instability: Fluctuations in the economy can affect consumer spending on furniture, leading to decreased demand for products; (ii) Competition: Intense competition from other wholesalers, retailers, and online platforms can impact market share and pricing strategies; (iii) Supply Chain Disruptions: Interruptions in the supply chain, such as delays in shipping or shortages of raw materials or finished products, can hinder production and delivery schedules; (iv) Changing Consumer Preferences: Shifts in consumer preferences towards sustainable, trendy, or customized furniture may require wholesalers to adapt their product offerings; (v) Seasonal Demand: The furniture industry often experiences seasonal peaks and troughs, which can impact cash flow and inventory management; (vi) Tariff and Regulatory Challenges: Increase of import tariff for furniture products and compliance with regulations related to product safety, environmental standards, and labor practices can add complexity and costs to operations.

In order to mitigate these risks, we will continue to diversify our product range, build strong relationships with suppliers, closely monitor market trends and changes in tariffs and regulations, invest in technology for efficiency, and maintain a robust risk management strategy.

Our global logistics and delivery capabilities provide our customers with the flexibility to select from our extensive furniture collections to address their respective needs. We design and supply our products under our own brands. We also design and ship products for other major brands as their OEM designer or supplier. We offer a wide selection of stand-alone furniture pieces across a variety of product categories and approximately over 63 products developed exclusively for the international markets. We also sell products under the Diamond Sofa brand to distributors and retailers in North America, South America, Asia and Middle East and to end-user U.S. consumers our own online orders or through third-party shopping portals. Reflecting market demand, our research and development team works closely with customers to timely modify our existing product designs. We also offer custom-designed styles for specific market segments.

Sales and Marketing

Our sales and marketing strategies target middle and upper middle class, urban consumers, including: (1) direct sales to the U.S. and international customers; (2) internet sales and online marketing campaigns; and (3) participation in exhibitions and trade shows.

We diversify our customer base by increasing direct sales to a broad range of retailers and chain stores across the U.S. and international markets. We plan to continue to expand our direct sales and marketing efforts in North America, and in particular the U.S., which historically is the largest market worldwide for imported furniture. We intend to expand the “Diamond Sofa” brand and introduce new brands for direct sales in the U.S. and international markets while continuing to offer custom-made products under private label.

Diamond Bar also currently sells products under the Diamond Sofa brand in the U.S. through third party shopping portals, shipping orders received online directly to the end customer. We believe that our planned direct-to-consumer online sales and marketing strategies will increase our sales in the U.S. by building our brand awareness and acting as an effective advertising vehicle. We also support new product collections and brand launches with print and online advertising campaigns, participation in furniture exhibitions and by offering product brochures and samples. We provide samples and brochures of new products for international markets to distributors and buyers, as is common in the furniture industry.

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We gain new customers by attending many international furniture trade shows throughout the years. During these events, we introduce new product offerings and launch new design collections. We believe this marketing process helps us to develop and detect the latest-trends in the marketplace, allowing us to better understand the challenges and opportunities facing distributors and buyers with whom we have long–standing customer relationships. We exhibit new products under the “Diamond Sofa” brand during the Las Vegas Market (U.S.) and the High Point Market (U.S.) trade shows. Internationally, we participate in trade fairs in collaboration with our customers. We plan to expand our business in the Middle East by attending several furniture exhibitions in those markets, such as trade show in Dubai. To highlight our latest design collections, we maintain year-round showrooms at the Company’s headquarters in California as well as the High Point Market and Las Vegas Market.

In 2023, via our subsidiary Nova Malaysia, we sold our entire high-end physiotherapeutic jade mats to an unrelated party and existed the jade mats business in Malaysia.

Suppliers and Manufacturers

We source finished goods from third-party manufacturers to fulfill orders placed by customers through Diamond Bar and Nova Malaysia for the U.S. and international markets. One of our principal suppliers of finished goods in 2024 accounted for approximately 16% of our total purchases from operations for 2024. By maintaining relationships with multiple suppliers, generally we benefit from a more stable supply chain and better pricing. Under ordinary circumstances, if a change of suppliers is necessary, we believe that we can quickly fulfill our requirements from other suppliers without interruptions in order fulfillment. We monitor our suppliers’ ability to meet our product needs and we participate in quality assurance activities to reinforce our high-quality standards. Our third-party manufacturing contracts are generally of annual or shorter term durations. We issue production orders to manufacturers based on individual purchase orders. Our manufacturing relationships are non-exclusive, and we are permitted to procure products from other sources at our discretion. None of our manufacturing contracts include production volume or purchase commitments on the part of either party. Our third-party manufacturers are responsible for sourcing raw materials, agreeing to produce parts and finished products to our specifications. We hold our suppliers to high quality standards and delivery deadlines. Our quality control procedures may extend to stringent requirements for raw material suppliers.

Customers

Our target end customer is the middle and upper middle-income consumer of residential and commercial furniture. In the U.S. and international markets, our sales principally are to furniture distributors and retailers who in turn offer our products under their own brands or under our Diamond Sofa brand. No customer accounted for greater than 10% of our total sales in 2024 and one customer accounted for 18% of our total sales in 2023, respectively. We will increase direct sales to retailers and chain stores worldwide as we continue to diversify our customer base from global furniture distributors.

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We are focusing on establishing and growing long-term relationships with our customers. We believe that the majority of our customers view us as a strategic long-term supplier and value the quality of our products, our timely delivery and design capabilities. We generally negotiate renewable supplier agreements with firm pricing on our products, typically for a term of one year, as is customary in the furniture industry, with individual orders made on standard purchase orders. In 2024, we sold products into approximately 11 countries worldwide, with North America as our principal international market, while we expanded our sales in other regions. Sales to North America accounted for 97.4% and 79.1% of our total sales from continuing operations for 2024 and 2023, respectively. The change was attributed principally to our changing sales and marketing strategy to focus on sales in the U.S. Sales to other regions accounted for 2.6% and 20.9% of our total sales from continuing operations for 2024 and 2023, respectively. We expect that a majority of our revenues will continue to come from our sales to the U.S. Diamond Bar has driven expansion of our sales to the U.S., Mexico, and South America through Diamond Bar’s longstanding customer relationships and distribution capabilities. Diamond Bar’s revenues accounted for 100.0% and 82.4% of our total sales for 2024 and 2023, respectively, and Nova Malaysia’s revenues accounted for 0.0% and 17.6% of our total sales for 2024 and 2023, respectively. In addition, we anticipate increasing internet sales under the Diamond Sofa brand through third-party shopping portals and Nova Malaysia’s website. We believe that as we expand our broad network of distributors and increase direct sales, we will be better positioned to capitalize on emerging market trends.

We typically used to experience stronger fourth calendar quarters as our product sales are subject to the seasonality and fluctuations typical of the furniture industry. This industry-based seasonality was generally caused by shipping lead-times to international markets combined with the real estate market slowdown and decrease in furniture consumption commonly experienced during the summer months in the Northern Hemisphere markets in which the majority of our customers are located and our products sell at retail. We believe that consumer demand for furniture generally reflects sensitivity to overall economic conditions, including, but not limited to, tariffs, unemployment rates, housing market conditions and consumer confidence.

Competition

The furniture industry is large and highly competitive. The industry consists of many manufacturers, distributors and retailers, none of which dominates the fragmented and diverse market. Our products principally compete in the U.S., Canada, Honduras, Jamica, Puerto Rico, Colombia, Mexico, Cayman Islands, Saudi Arabia, Kuwait and Malaysia and Middle Eastern markets. The primary competitive factors in these markets for our products and target consumers are price, quality, style, marketing, functionality and availability.

In the U.S. and international markets, we compete against other furniture distributors and wholesalers which are mostly located in China and other Southeast Asian countries. We also compete against traditional distributors in North America and Europe. We believe that we have significant competitive advantages over North American and European distributors due to our superb customer service and a history of prompt delivery of high-quality products. Our contemporary product designs have styles and functionality that are better than, or at least comparable to, those offered by our higher-priced competitors. Our design team closely coordinates with our sales and marketing staff to include customer feedback as part of their ongoing R&D improvement process, thus allows the Company to develop and timely modify products to meet the changing stylistic and functional demands from our worldwide customers. We believe that our decades of product experience and proven performance record offer competitive edges over many other suppliers. In addition to our design and logistical capabilities, we believe that our experience from sourcing custom-made products for distributors presents significant benefits to our customers.

Trade and Tariff

On February 1, 2025, President Trump issued executive orders imposing a 25% tariff on products imported from Canada and Mexico (initially suspended for 30 days) and a 10% tariff on products imported from China, effective February 4, 2025. An additional 10% increase in the China tariffs became effective March 4, 2025. Tariffs on imports from Canada and Mexico became effective March 4, 2025, but were later subject to broad exemptions effective March 7, 2025. While previous tariffs on Chinese goods and modifications to trade agreements have resulted in a material impact on our business and where we purchase our finished products, these new tariffs or any additional actions, such as “reciprocal” tariffs on U.S. trading partners to address trade imbalances, could negatively impact our ability and the ability of our third-party vendors and suppliers to source products from foreign jurisdictions, which could lead to an increase in the cost of goods and adversely affect the Company’s profitability. Tariffs passed on to consumers through higher prices can also negatively impact consumer confidence and discretionary spending.

We continue to evaluate the impact of currently effective tariffs, including potential future retaliatory tariffs, as well as other recent changes in foreign trade policy and the U.S. Administration on our supply chain, costs, sales and profitability, and are working through strategies to mitigate such impact, including reviewing sourcing options and working with our vendors and merchants. At this time, it is unknown how long U.S. tariffs on Chinese goods will remain in effect or whether additional tariffs will be imposed. Depending upon their duration and implementation, as well as our ability to mitigate their impact, these changes in foreign trade policy and any recently enacted, proposed and future tariffs on products imported by us from China, as well as general uncertainty in the tariff environment, could negatively impact our business, results of operations and liquidity if they seriously disrupt the movement of products through our supply chain or increase their cost.

Environmental and Regulatory Matters

Our operations are subject to various laws and regulations both domestically and abroad. In the U.S., federal, state and local regulations impose standards on our workplace and our relationship with the environment. For example, the U.S. Environmental Protection Agency, Occupational Safety and Health Administration and other federal agencies have the authority to promulgate regulations that may impact our operations. In particular, we are subject to legislation placing restrictions on our generation, emission, treatment, storage and disposal of materials, substances and wastes. Such legislation includes: the Toxic Substances Control Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Safe Drinking Water Act; and the Comprehensive Environmental Response and the Compensation and Liability Act (also known as Superfund). We are also subject to the requirements of the Consumer Product Safety Commission and the Federal Trade Commission, in addition to regulations concerning employee health and safety matters. We believe the Company has complied with the relevant federal, state, local and international requirements for environmental protection.

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Intellectual Property

We rely on the trademark protection laws in the U.S. to protect our intellectual property and maintain our competitive position in the marketplace. The Company and our subsidiaries currently hold two trademarks registered in the U.S. related to the “Diamond Sofa” brand. In addition, we have registered and maintained numerous internet domain names related to our business, including “novalifestyle.com”, “novaliving.com.my” and “diamondsofa.com.”

Research and Development

We believe that new product designs are important to our continued success. We actively seek to protect our product designs and brand names under the trademark protection laws in the U.S., but the copying of a product’s appearance is a common and ongoing issue in the furniture industry as manufacturers seek to capitalize on popular designs and features by copying those of their competitors and making subtle changes to avoid infringement claims. To remain competitive, we believe that we must constantly innovate to stay ahead of competitors. We have developed a design process that enables us to better manage the short product life cycles for furniture designs by anticipating and responding quickly to changing consumer preferences. Ordinarily, we strive to attend furniture exhibitions worldwide, conduct market research and solicit customer feedback to help us identify new trends and customer needs in our target markets. We then incorporate customer feedback into new product designs. We normally introduce new product collections annually for the U.S. and international markets. We anticipate introducing new products under the “Diamond Sofa” brand on a quarterly basis for the U.S. market. At least annually, we assess the marketing results for new designs in order to decide whether to continue with a particular line.

We use in-house designers and computer-aided modeling systems to generate design and related development work. We have used independent designers in the past for product design, from which we built prototype furniture pieces for refinement and testing. During 2024 and 2023, Nova Malaysia spent $2.00 million and $3.12 million on developing Virtual and Augmented reality software and AI system for potential consulting business. The entire system is far from complete as it requires to integrate with other components in order to be functional. It is still in development stage and not in operation. In 2024 and 2023, we invested $2.00 million and $3.12 million, respectively, on research and development expense. We may increase future investments in R&D based on our growth needs.

Furniture Industry Regulations and Standards

We and our products are subject to U.S. and international regulations related to the furniture industry.

Our products are subject to the mandatory and voluntary furniture test standards of the U.S. and international markets in which our products are distributed to end consumers, including those developed by the American National Standards Institute, or ANSI, Business and Institutional Furniture Manufacturer’s Association, or BIFMA, ASTM International, California Air Resources Board, or CARB, Furniture Industry Research Association, or FIRA, and the International Organization for Standardization, or ISO. These environmental, ecological and formaldehyde emission standards and source of origin labeling requirements are national or international, with the U.S. and European Union typically having the strictest standards for their markets. We source products from third party manufacturers and we rely on them to meet all local manufacturing standards.

Employees

As of December 31, 2024, we had 27 full time employees worldwide. Our U.S. corporate office and operations employed 24 full-time employees, our location in Malaysia employed 3 full-time employees, respectively. We believe that relations with our employees are satisfactory. We have no collective bargaining agreements with our employees.

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MANAGEMENT

The following table sets forth information on our executive officers and director as of August 14, 2025.

Name	Age	Position
Xiaohua Lu	46	Chief Executive Officer, President, Director
Jeffery Chuang	55	Chief Financial Officer
Thanh H. Lam	57	Director and Chairperson
Umesh Patel(1)(2)(3)	67	Director (Independent)
Ming-Cherng Sky Tsai(1)(2)(3)	49	Director (Independent)
Huy (Charlie) La(1)(2)(3)	50	Director (Independent)
Min Su	41	Corporate Secretary

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Governance Committee

Family Relationships

There are no family relationships between our officers and members of our Board of Directors.

Xiaohua Lu has served as the Chief Executive Officer of the Company since April 21, 2025 and director since June 23, 2025. Mr. Lu was the General Manager of Drem Consulting Pte Ltd from January 2024 to April 2025 and was an independent financial advisor for Promiseland Financial Advisory Pte Ltd. from February 2022 to April 2025. Mr. Lu served as a director of Wiselink Global Pte Ltd from January 2019 to December 2022 and as Chief Executive Officer of Blackamber Investment Limited (New Zealand) from October 2012 to December 2018. Mr. Lu received a Bachelor’s degree in Vehicle Engineering and Commercial Business English from Jilin University, China in July 2001.

Jeffery Chuang was appointed as our Chief Financial Officer on August 22, 2017. Prior to joining the Company, Mr. Chuang served as the managing partner of Z & C CPAs, LLP from June 2011 to August 2017. Mr. Chuang received his Bachelor of Science in Finance from California State University, Northridge in 1997 and his Master of Science in Taxation from Golden Gate University in 2006. Mr. Chuang is a Certified Public Accountant.

Thanh H. Lam has served a member of our Board on June 30, 2011, and was our President and Chairperson of the Board for the period from June 2013 to April 2025 and from June 2011 to April 2025, respectively. Ms. Lam was appointed as our Interim Chief Executive Officer on October 7, 2016, and as our Chief Executive Officer on April 10, 2017. Ms. Lam was a co-founder of the Diamond Sofa brand and previously was the Chief Executive Officer of Diamond Bar in Commerce, California, our wholly-owned subsidiary acquired by the Company in August 2011. Ms. Lam has pioneered the Diamond Sofa brand since 1992 and, prior to our acquisition of the Diamond Sofa brand, was in charge of its product development and merchandising for the U.S. market and managed its national sales force and oversaw distribution. In 2005, Ms. Lam was featured in a Furniture Today “Fresh Faces” profile, one of the highest honors bestowed to exceptional and talented young entrepreneurs in the furniture industry. Ms. Lam received her Bachelor of Science degree in Business Administration and Finance from the California State University of Los Angeles. Ms. Lam brings to the Board many years of experience in developing a furniture brand and marketing to the U.S. furniture industry. The Board believes that Ms. Lam’s in-depth knowledge of the U.S. furniture market and knowledge of our business through her work with the Diamond Sofa brand will assist us in our future growth and expansion plans.

Ming-Cherng Sky Tsai was appointed a member of our Board on July 27, 2020. Mr. Tsai has served as vice president of Skyrocket Investments LLC since 2010. Mr. Tsai received his Bachelor’s Degree in Supply Chain Management from the Eli Broad College of Business at Michigan State University in 2004. The Board believes that Mr. Tsai’s extensive experience in investment and supply chain management qualifies him to serve as a member of the Board.

Umesh Patel was appointed a member of the Board on October 7, 2016. Since December 2009, Mr. Patel has served as a managing partner of DviBri LLC, a California-based consulting company providing services to private companies interested in conducting initial public offerings, along with other associated securities and investment services. Since March 2013, Mr. Patel has also been a consultant and coordinator for Eos-Petro Inc., an international and domestic petroleum exploration and production company based in Southern California. Mr. Patel has also served as a director and the Chief Executive Officer of Fuse Group Holding Inc., a company exploring opportunities in the mining industry, since February 2017 and its Chief Financial Officer since November 2022. Mr. Patel received his Bachelor of Commerce degree specializing in audits and accounts, and an Associate degree in hotel management and catering from Maharaja Sayaji Rao University in Baroda, India in 1978. The Board believes that Mr. Patel is well qualified to serve as a member of the Board due to his extensive regulatory and investment experience.

Charlie Huy La was appointed a member of the Board on January 24, 2017. Since May 2015, Mr. La has served as a managing member of Grand Pinnacle Investment LLC, an investment company specializing in real estate investment and management. Since November 2008, Mr. La has served as the human resource information system lead at Reliance Steel and Aluminum Co., a Fortune 500 company and the largest metals service center in North America. Mr. La holds a bachelor degree in management information systems from La Salle University, which he received in July 1999. The Board believes that Mr. La’s expertise and knowledge of investment, management, human resource systems and payroll operation will benefit the Company’s operations and make him a valuable member of the Board and its committees.

Min Su has served as the Company’s Corporate Secretary since November 2016. Ms. Su served as a member of our Board from August 22, 2017 to June 23, 2025. From 2012 to November 2016, Ms. Su served as the accounts payable coordinator of Diamond Bar Outdoors Inc., the wholly-owned subsidiary of the Company. Ms. Su received her Bachelor’s Degree in E-Commerce Business from California State Polytechnic University, Pomona in 2005. Ms. Su has been selected as a nominee for director due to her extensive experience and knowledge, and participation in the Company’s operations since 2012.

Communications with our Board of Directors

Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o NOVA LIFESTYLE, INC., 6565 E. Washington Blvd. Commerce, CA. These communications will be delivered to the board of directors, or any individual director, as specified.

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EXECUTIVE COMPENSATION

General

Certain information concerning our executive officers as of the date of this proxy statement is set forth below. Officers are elected annually by the Board and serve at the discretion of the Board.

Name	Position	Age
Thanh H. Lam(1)	Chairperson and Director	57
Xiaohua Lu(2)	Chief Executive Officer	46
Jeffery Chuang	Chief Financial Officer	55
Min Su	Corporate Secretary, Director	41

(1)	Resigned as Chief Executive Officer and President on April 21, 2025
(2)	Appointed as Chief Executive Officer on April 21, 2025

Summary Compensation Table

The following table sets forth compensation information for the years ended December 31, 2024 and December 31, 2023 for each of our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)		($)	($)	($)	($)	($)
Thanh H. Lam	2023	110,000	0	0		0	0	0	0	100,000
Chairperson, Chief Executive Officer, President (4) and Director	2024	110,000	0	0		0	0	0	0	110,000
Jeffery Chuang	2023	60,000	0	0		0	0	0	0	60,000
Chief Financial Officer	2024	70,000	0	0		0	0	0	0	70,000
Min Su	2023	96,800	0	5,502	(1)(2)	0	0	0	0	102,302
Corporate Secretary and Director	2024	96,800	0	11,945	(1)(3)	0	0	0	0	108,745

(1) Represents the grant date fair value of the stock award granted to Ms. Su on November 11, 2023, under the 2021 Omnibus Long-Term Incentive Plan (which is described below under the section entitled “Equity Incentive Plan”) computed in accordance with FASB ASC Topic 718.

(2) Represents the grant date fair value of the stock award granted to Ms. Su on November 14, 2022, under the 2021 Omnibus Equity Plan (which is described below under the section entitled “Equity Incentive Plan Plan”) computed in accordance with FASB ASC Topic 718.

(3) Represents the grant date fair value of the stock award granted to Ms. Su on November 7, 2024, under the 2023 Omnibus Long-Term Incentive Plan (which is described below under the section entitled “Equity Incentive Plan”) computed in accordance with FASB ASC Topic 718.

(4) Ms. Lam resigned as Chief Executive Officer and President on April 21, 2025.

Employment Agreements

On May 8, 2018, the Company entered into an employment agreement with Ms. Lam for a term of five years. The employment agreement provides for an annual salary of $100,000 to Ms. Lam as the Chief Executive Officer and President of the Company and annual bonuses at the sole discretion of the Board of Directors. Upon termination of employment, Ms. Lam is entitled to accrued but unpaid salary but no severance. The agreement contains confidentiality, non-competition and non-solicitation covenants in favor of the Company. On December 30, 2021, the Company and Ms. Lam entered into an amendment to the employment agreement which increased her annual salary to $110,000, effective on January 1, 2022. On May 8, 2023, the Company entered into an employment agreement with Ms. Lam for a term of five years. The employment agreement provides for an annual salary of $110,000 to Ms. Lam as the Chief Executive Officer and President of the Company and annual bonuses at the sole discretion of the Board of Directors. Upon termination of employment, Ms. Lam is entitled to accrued but unpaid salary but no severance. The agreement contains confidentiality, non-competition and non-solicitation covenants in favor of the Company. On April 21, 2025, Ms. Lam resigned as Chief Executive Officer of the Company.

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On April 21, 2025, the Company entered into an employment agreement with Mr. Xiaohua Lu for a term of one year. The employment agreement provides for an annual salary of $80,000 to Mr. Xiaohua Lu as the Chief Executive Officer of the Company and annual bonuses at the sole discretion of the Board of Directors. Upon termination of employment, Mr. Lu is entitled to accrued but unpaid salary but no severance. The agreement contains confidentiality, non-competition and non-solicitation covenants in favor of the Company.

On September 1, 2023, the Company entered into an employment agreement with Mr. Jeffery Chuang with a term of one year, commencing on August 22, 2023. Pursuant to the agreement, Mr. Chuang is entitled to a base salary of $60,000 per year and reimbursement of certain business expenses. Mr. Chuang is eligible for an annual cash bonus at the sole discretion of the Board. Upon termination of employment, Mr. Chuang is entitled to accrued but unpaid salary but no severance. The agreement contains confidentiality, non-competition and non-solicitation covenants in favor of the Company. On December 22, 2023, the Company and Mr. Chuang entered into an amendment to the employment agreement which increased her annual salary to $70,000, effective on January 1, 2025. On November 7, 2024, the Company renewed the employment with Mr. Chuang for the same terms until August 22, 2025.

On November 11, 2022, the Company entered an employment agreement with Ms. Min Su for one year with a salary of $96,800 per year, effective from November 14, 2022. On November 9, 2023, the Company extended the employment agreement with Ms. Su for one more year with the same terms, effective from November 14, 2023. On November 7, 2024, the Company extended the employment agreement with Ms. Su for one more year with the same terms, effective from November 14, 2024

We do not have any other arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, and we do not have any arrangements providing for payments or benefits on a change in control of the Company.

Share Award and Option Agreements

We entered into a Stock Option Agreement with Mr. Chuang under 2014 Plan, dated August 12, 2019, pursuant to which Mr. Chuang was granted an option to purchase 1,400 shares of common stock at a per share purchase price of $19.25 per share. The shares subject to the option vested in two equal installments on the date of the Stock Option Agreement and the sixth month anniversary thereof. The option term is 5 years from the date of the grant.

We entered into a Restricted Stock Unit Award Agreement with Ms. Su under 2021 Omnibus Equity Plan, dated November 11, 2021, pursuant to which Ms. Su was awarded 1,200 RSUs. Shares of common stock underlying the RSUs will vest as follows: (i) 300 shares vested on the date of the Restricted Stock Unit Award Agreement, (ii) 300 shares vested on March 31, 2022; (iii) 300 shares vested on June 30, 2022; and (iv)300 shares vested on September 30, 2022.

We entered into a Restricted Stock Unit Award Agreement with Ms. Su under 2021 Omnibus Equity Plan, dated November 11, 2022, pursuant to which Ms. Su was awarded 1,200 RSUs. Shares of common stock underlying the RSUs vest as follows: (i) 300 shares vested on the date of the Restricted Stock Unit Award Agreement, (ii) 300 shares vested on March 31, 2023; (iii) 300 shares vested on June 30, 2023; and (iv) 300 shares vested on September 30, 2023.

We entered into a Restricted Stock Unit Award Agreement with Ms. Su under 2021 Omnibus Equity Plan, dated November 9, 2023, pursuant to which Ms. Su was awarded 6,000 RSUs. Shares of common stock underlying the RSUs vest as follows: (i) 1,500 shares vested on the date of the Restricted Stock Unit Award Agreement, (ii) 1,500 shares vested on March 31, 2024; (iii) 1,500 shares vested on June 30, 2024; and (iv)1,500 shares vested on September 30, 2024.

We entered into a Restricted Stock Unit Award Agreement with Ms. Min Su under 2023 Omnibus Equity Plan, dated November 7, 2024, pursuant to which Ms. Su was awarded 6,000 RSUs. Shares of common stock underlying the RSUs vest as follows: (i) 1,500 shares vested on the date of the Restricted Stock Unit Award Agreement, (ii) 1,500 shares vested on March 31, 2025; (iii) 1,500 shares will vest on June 30, 2025; and (iv)1,500 shares will vest on September 30, 2025. If Ms. Su ceases to be providing continuous services to the Company for any reason, any unvested shares will be forfeited.

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Equity Incentive Plan

The Nova Lifestyle, Inc. 2014 Omnibus Long-Term Incentive Plan (the “2014 Plan”) was approved by the stockholders at the 2014 Annual Meeting, effective on May 13, 2014. The 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and performance awards. The Nova Lifestyle, Inc. 2021 Omnibus Equity Plan (the “2021 Plan”) was approved by the stockholders at the 2021 Annual Meeting, effective on April 12, 2021. The 2021 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and unrestricted stock. The Nova Lifestyle, Inc. 2023 Omnibus Equity Plan (the “2023 Plan”) was approved by the stockholders at the 2023 special meeting of the stockholders, effective on June 28, 2023. The 2023 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and unrestricted stock. The Nova Lifestyle, Inc. 2024 Omnibus Equity Plan (the “2024 Plan”) was approved by the stockholders at the 2024 annual meeting of the stockholders, effective on April 19, 2024. The 2024 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and unrestricted stock.

 During the years ended December 31, 2024 and 2023, the Company granted stock and options to its directors and executive officers.

The Company entered into a Stock Option Agreement with Mr. Chuang under the 2014 Plan, dated August 12, 2019, pursuant to which Mr. Chuang was granted an option to purchase 1,400 shares of common stock at a per share purchase price of $19.25 per share. The shares subject to the option vested in two equal installments on the date of the Stock Option Agreement and the sixth month anniversary thereof. The option term is 5 years from the date of the grant.

The Company entered into a Restricted Stock Unit Award Agreement with Ms. Min Su under 2021 Plan, dated November 11, 2022, pursuant to which Ms. Su was awarded 200 RSUs. Shares of common stock underlying the RSUs vest as follows: (i) 300 shares vested on the date of the Restricted Stock Unit Award Agreement, (ii) 1,500 shares vested on March 31, 2023; (iii)300 shares vested on June 30, 2023; and (iv)300 shares vested on September 30, 2023.

We entered into a Restricted Stock Unit Award Agreement with Ms. Min Su under 2021 Omnibus Equity Plan, dated November 9, 2023, pursuant to which Ms. Su was awarded 6,000 RSUs. Shares of common stock underlying the RSUs vest as follows: (i) 1,500 shares vested on the date of the Restricted Stock Unit Award Agreement, (ii) 1,500 shares vested on March 31, 2024; (iii) 1,500 shares vested on June 30, 2024; and (iv)1,500 shares vested on September 30, 2024.

We entered into a Restricted Stock Unit Award Agreement with Ms. Min Su under 2023 Omnibus Equity Plan, dated November 7, 2024, pursuant to which Ms. Su was awarded 6,000 RSUs. Shares of common stock underlying the RSUs vest as follows: (i) 1,500 shares vested on the date of the Restricted Stock Unit Award Agreement, (ii) 1,500 shares vested on March 31, 2025; (iii) 1,500 shares will vest on June 30, 2025; and (iv)1,500 shares will vest on September 30, 2025. If Ms. Su ceases to be providing continuous services to the Company for any reason, any unvested shares will be forfeited.

The Company effected a 1 for 5 reverse stock split on May 22, 2023 and all references to shares and per share data have been retroactively restated to reflect such split.

Retirement Plans

We currently do not have any defined contribution plan, defined benefit pension plan, supplemental retirement plan or nonqualified defined contribution plan for our named executive officers and we do not currently intend to establish any such plan.

Clawback Policy

The Board adopted a Clawback Policy on November 15, 2023, in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former officers subject to Section 16 of the Exchange Act. Under the Clawback Policy, if there is a restatement of our financial results, the Company will recover any erroneously awarded incentive compensation from such officers during a three-year lookback period. A copy of the Clawback Policy has been filed as an Exhibit of our 2024 Annual Report of Form 10-K.

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Outstanding Equity Awards at 2024 Fiscal Year-End Table

No outstanding equity awards held by named executive officers as of December 31, 2024.

EQUITY COMPENSATION PLAN INFORMATION

Information about our equity compensation plans that were either approved or not approved by our stockholders is as follows (as of December 31, 2024):

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders		$	3,503,750	(1)
Equity compensation plans not approved by security holders	—	$	—
Total		$	3,503,750	(1)

(1) Under our 2021 Omnibus Equity Plan, the maximum number of shares of common stock available for issuance is 600,000. As of December 31, 2024, a total of 540,250 shares and/or restricted stock units have been granted pursuant to the 2021 Omnibus Equity Plan. Under our 2023 Omnibus Equity Plan, the maximum number of shares of common stock available for issuance is 800,000. As of December 31, 2024, 356,000 shares and/or restricted stock units have been granted pursuant to the 2023 Omnibus Equity Plan. Under our 2024 Omnibus Equity Plan, the maximum number of shares of common stock available for issuance is 3,000,000. As of December 31, 2024,  0 shares and/or restricted stock units have been granted pursuant to the 2024 Omnibus Equity Plan.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship of “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and other named executive officers (“Non-PEO NEOs”) and our performance.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Customer Protection Act, and item 402(v) of Regulation S-K promulgated under the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

For purposes of the tables below, the principal executive officer (“PEO”) and non-PEO named executive officers for 2024, 2023 and 2022 are the following:

Year	PEO	Non-PEO named executive officers
2024	Thanh H. Lam	Jeffery Chuang and Min Su
2023	Thanh H. Lam	Jeffery Chuang and Min Su
2022	Thanh H. Lam	Jeffery Chuang

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5) ($)	Net Loss (6) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	110,000	110,000	89,373	89,373	7.17	5,561,705
2023	110,000	110,000	81,151	81,151	40.32	7,723,257
2022	105,366	105,366	56,635	56,635	22.99	17,101,671

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for the PEO for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. No adjustments were required to be made to the PEO’s total compensation for each year to determine the compensation actually paid pursuant to the requirements of Item 402(v) of Regulation S-K.
(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO named executive officers as a group in the “Total” column of the Summary Compensation Table in each applicable year.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-PEO named executive officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. No adjustments were required to be made to average total compensation for the non-PEO named executive officers as a group for each year to determine the compensation actually paid pursuant to the requirements of Item 402(v) of Regulation S-K.
(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Description of Relationships Between Information Presented

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

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COMPENSATION ACTUALLY PAID AND CUMULATIVE TSR

COMPENSATION ACTUALLY PAID AND NET INCOME

COMPENSATION ACTUALLY PAID AND STOCK PRICE PERFORMANCE

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RELATED PARTY TRANSACTIONS

On September 30, 2011, Diamond Bar leased a showroom in High Point, North Carolina from the Company’s former President and Chief Executive Officer who is currently the Chairperson of the Board. The lease is renewable and has been renewed each year since 2011. On April 1, 2025, the Company renewed the lease for an additional one year term at a cost of $41,000. During the six months ended June 30, 2025 and 2024, the Company recorded rental amounts of $20,500 and $18,890, respectively; and $10,250 and $10,250 for the three months ended June 30, 2025 and 2024, respectively, which were included in selling expenses.

On January 4, 2018, the Company entered into a sales representative agreement with a consulting firm, which is owned by the former President and Chief Executive Officer and currently the Chairperson of the Board, for sales representative service for a term of two years. On January 4, 2020, the Company renewed the agreement for an additional two years which was amended in July 2020. If not terminated during the first year, the agreement will continue until one party or the other terminates the agreement with 30 days written notice. The Company agreed to compensate the consulting firm via commission at predetermined rates of the relevant sales amount. During the six months ended June 30, 2025 and 2024, the Company recorded $173,792 and $153,043; and $90,356 and $87,316 for the three months ended June 30, 2025 and 2024 as commission expense to this consulting firm, respectively.

In February 2024, the Company entered into a loan agreement in the aggregate amount of $200,000 with a shareholder of the Company. The loan was in the form of a promissory note dated on February 21, 2024, matures on February 20, 2025, and bears interest at a rate of 8.5% per annum. The proceed of the loan is used for working capital. On February 21, 2025, the Company repaid the loan in the form of shares of common stock. During the six months ended June 30, 2025 and 2024, the Company accrued $1,932 and $6,141; and $0 and $4,278 for the three months ended June 30, 2025 and 2024, as interest expense, respectively.

On April 11, 2024, the Company entered into a loan agreement in the aggregate amount of $160,000 with a shareholder of the Company. The loan was in the form of a promissory note dated on April 11, 2024, matures on April 10, 2025, and bears interest at a rate of 8.5% per annum. The proceed of the loan is used for working capital. On April 10, 2025, the Company extended the loan to April 9, 2026. During the six months ended June 30, 2025 and 2024, the Company accrued $7,450 and $3,018; and $3,885 and $3,018 for the three months ended June 30, 2025 and 2024, as interest expense, respectively.

On April 11, 2025, the Company entered into a loan agreement in the aggregate amount of $200,000 with a shareholder of the Company. The loan was in the form of a promissory note dated on April 11, 2025, matures on April 10, 2026, and bears interest at a rate of 8.5% per annum. The proceed of the loan is used for working capital. During the six and three months ended June 30, 2025 and 2024, the Company accrued $3,907 and $0 as interest expense, respectively.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of June 30, 2025, regarding beneficial ownership of our common stock by:

●	each of our directors and executive officers;
●	all directors and executive officers as a group; and
●	each person, or group of affiliated persons, known by us to beneficially own five percent or more of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options or warrants that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o 6565 E. Washington Blvd. Commerce, CA 90040.

Name and address of beneficial owner	Shares beneficially owned prior to offering	Percentage owned prior to offering(1)	Percentage owned after offering(2)
Executive Officers and Directors:
Xiaohua Lu	—	—	—
Jeffery Chuang	—	—
Thanh H. Lam	11,857	0.086%	0.060%
Ming-Cherng Sky Tsai	—	—
Huy (Charlie) La	485	0.004%	0.002%
Umesh Patel	—	—
Directors and Officers as a group (seven persons)	12,342	0.090%	0.063%
5% Shareholders:
Chialing Enterprise	1,269,231	9.215%	6.464%
Flyguy Resources SDN BHD	1,246,154	9.0.48%	6.346%
Huge Energy International Limited	1,434,000	10.412%	7.303%
Macro It Solutions SDN BHD	1,251,923	9.090%	6.376%
Twenty Nine Business Solutions	1,142,308	8.294%	5.817%
	6,343,616	46.059%	32.306%

(1)	Based on 13,772,822 shares of common stock outstanding as of June 30, 2025.
(2)	Based on 19,636,014 shares of common stock outstanding immediately after this offering, for illustration purpose only and assuming a closing price of US$1.535, based on the closing price of our Common Stock of US$3.07 on July 21, 2025, and the maximum offering amount of approximately $9.0 million and none of the Warrants issued in this offering are exercised.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of the material terms of our securities are not complete and are subject to and qualified in its entirety by reference to and the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to our Quarterly Report on Form 10-Q for the six months ended June, 2025 filed with SEC on August 14, 2025, certificate of amendment to Articles of incorporation, certificate of change to the Articles of Incorporation and Amendment to the Amended and Restated Bylaws and the applicable provisions of the Nevada Revised Statute, copies of which are filed as exhibits to our current report on Form 8-K on November 10, 2009, June 30, 2011, February 28, 2018, December 20, 2019, May 23, 2023, September 6, 2023, and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Our amended and restated Articles of Incorporation authorizes us to issue up to 250,000,000 shares of common stock. As of the date of this prospectus, we have 13,772,822 shares of common stock issued and outstanding immediately. Our Common Stock is currently traded on The NASDAQ Stock Market LLC under the symbol “NVFY”. The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Common Stock

Shares of our Common Stock have the following rights, preferences and privileges:

Voting. Each holder of Common Stock is entitled to one vote per share of Common Stock held on all matters submitted to a vote of shareholders. Any action at a meeting at which quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends. Holders of our Common Stock are entitled to receive rateably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the Common Stock, if any, have received their liquidation preferences in full.

Other. All issued and outstanding shares of Common Stock are fully paid and nonassessable. The shares of our Common Stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions in the form of Warrant, which is filed as an exhibit to this registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

The Warrants issued in this offering entitle the registered holders to purchase Common Stock at a price equal to $1.84 per share (which shall be equal to 120% of the offering price), subject to adjustments as discussed below, immediately following the issuance of such Warrants and terminating at 5:00 p.m., New York City time, five years after the original issuance date.

Exercisability. The warrants are exercisable upon issuance and will expire on the date that is five years after their initial exercise date. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise discussed below). The holder of warrants does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per share of Common Stock issuable upon exercise of the Warrants is equal to 120% of the offering price, and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per share of Common Stock, and other applicable charges and taxes are due and payable upon exercise. Subject to certain exemptions outlined in the Warrant, at any time while this Warrant is outstanding: (i) pays a dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of the Company, then in each case the exercise price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate exercise price of this Warrant shall remain unchanged.

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Transferability. The Warrants are not listed on any stock exchange. Without an active trading market, the liquidity of the Warrants will be limited. We intend to have the Warrants issued in registered form. Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the Company, together with the appropriate instruments of transfer.

Adjustments; Fundamental Transactions. The exercise price and the number of shares underlying the Warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our shares of Common Stock, stock combinations or similar events affecting our shares of Common Stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of Common Stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock (each, a Fundamental Transaction), then following such Fundamental Transaction the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such Fundamental Transaction. Any successor to us or surviving entity will assume the obligations under the Warrants.

Rights as Stockholder. Except by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant does not have rights or privileges of a stockholder, including any voting rights, until the holder exercises such Warrant.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Nevada Anti-Takeover Provisions

As a Nevada corporation, we are also subject to certain provisions of the Nevada Revised Statutes (the “NRS”) that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The NRS provides that specified persons who, with or through their affiliates or associates, own, or affiliates and associates of the subject corporation at any time within two years own or did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the company, and: (i) the combination or transaction by which such person first became an interested stockholder was approved by the board of directors before they first became an interested stockholder; or (ii) such combination is approved by: (x) the board of directors; and (y) at an annual or special meeting of the stockholders (not by written consent), the affirmative vote of stockholders representing at least 60% of the outstanding voting power not beneficially owned by such interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

Executive Compensation

Information relating to executive compensation disclosure is set forth under “Executive Compensation” in the definitive Proxy Statement for the 2024 Annual Meeting of Stockholders was filed with the SEC on April 19, 2025 and shall be incorporated herein by reference.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Issuer Direct Corporation.

Listing

Shares of our common stock are quoted on The Nasdaq Capital Market under the symbol “NVFY”.

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Plan of distribution

This is a best-efforts public offering of up to 5,863,192 of shares of our common stock, par value $0.001 (the “Common Stock”) and (ii) up to 11,726,384 warrants (the “Warrants”) to purchase our Common Stock (including shares of Common Stock underlying warrants) for gross proceeds of up to approximately $9.0 million.

Placement Agency Agreement

We have entered into a Placement Agency Agreement with American Trust Investment Services, Inc. (“ATIS” or the “Placement Agent”) to which ATIS will act as our exclusive placement agent in connection with this offering. The Placement Agency Agreement has been included as an exhibit to the registration statement of which this prospectus forms a part.

The Placement Agent is arranging for the sale of the securities offered in this prospectus on a “best-efforts” basis.

The Placement Agent is not purchasing any securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but the Placement Agent has agreed to use its best-efforts to arrange for the direct sale of the securities in this offering pursuant to this prospectus. There is no requirement that any minimum number of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered pursuant to this prospectus. The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

We will enter into a securities purchase agreement (“Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. Furthermore, pursuant to the Placement Agency Agreement, the Placement Agent’s obligations are subject to customary conditions, representations and warranties contained in the Placement Agency Agreement, such as receipt by the Placement Agent of officers’ certificates, comfort letters and legal opinions.

The Placement Agent is offering the shares of Common Stock and accompanying Warrants subject to its acceptance of the shares of Common Stock and accompanying Warrants from us and subject to prior sale. The Placement Agency Agreement provides that this offering is subject to the approval of certain legal matters by their counsel and to certain other conditions. We expect to deliver the Common Stock and accompanying Warrants being offered pursuant to this prospectus at the closing on or around      , 2025.

We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

We have also agreed to indemnify the Placement Agent against liabilities under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

In connection with this offering, the Placement Agent may distribute this prospectus electronically.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock and warrants by the Placement Agent. Under these rules and regulations, the Placement Agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed their participation in the distribution.

Commission and Fees

In consideration for its placement agent services, we have agreed to pay the Placement Agent upon the closing of this offering a cash fee equal to 7% of the aggregate purchase price of the Common Stock sold under this prospectus, as well as a 1.0% non-accountable expense allowance. We have also agreed to pay or reimburse the Placement Agent for certain of their expenses, including “roadshow”, diligence, and disbursements, in an amount not to exceed $150,000 in the aggregate and reimburse the Placement Agent for its legal expenses in the amount of $50,000.

The following table shows the per share of Common Stock and total placement agent fees we will pay to the Placement Agent in connection with the sale of Common Stock and accompanying Warrants offered pursuant to this prospectus assuming the purchase of all of the Common Stock and accompanying Warrants initially offered hereby:

	Per share of Common Stock	Total
Aggregate Offering Price of Common Stock(1)	$1.535	$9,000,000
Placement Agent fees(2)	$0.107	$630,000
Proceeds to us, before expenses	$1.428	$8,370,000

(1)	For illustration purpose only and assuming an offering price of $1.535 per share, based on the closing price of our Common Stock of US$3.07 on July 21, 2025 (the offering price is 50% of bid price of our Common Stock on the date immediately preceding the closing date), and maximum offering amount of approximately $9,000,000.

(2)	We have agreed to pay the Placement Agent a commission equal to 7% of the gross proceeds of this offering. We have also agreed to provide the Placement Agent a non-accountable expense allowance equal to 1% of the gross proceeds of this offering and out-of-pocket expenses up to a maximum of 150,000 and reimburse the Placement Agent for its legal expenses in the amount of $50,000.

Because there is no minimum offering amount in this offering, the actual total placement Agent fees are not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $240,000, which include reimbursement of out-of-pocket expenses to the Placement Agent, legal and printing costs and various other fees. At the closing, our transfer agent will credit the Common Stock to the respective accounts of the purchasers. We will mail the Warrants directly to the purchasers at their respective addresses set forth in the Securities Purchase Agreement.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. Copies of the each are included, as exhibits to the registration statement to which this prospectus relates.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Deposit of Offering Proceeds

The proceeds in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account at the branch of _______ established by the Escrow Agent (the “Escrow Account”). The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are directed by the Placement Agent to prospective investors to be delivered to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the closing or termination of the offering and no funds will be released to us until the closing of the offering. We anticipate there will be a single closing. In event that the offering is terminated, all subscription funds from the escrow account will be returned to investors by the Escrow Agent.

Rule 144

Shares of common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, as well as shares held by our current stockholders, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any person who is or has been our affiliate during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell a number of shares that does not exceed the greater of: (i) 1% of the number of shares of common stock then outstanding, or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Lock-Up Agreements

The Company, our directors, executive officers, employees or other recipients of Common Stock pursuant to an employee incentive plan or other benefit plan and each holder of our Common Stock and Common Stock Equivalents holding, on a fully diluted basis, 5% or more of the Company’s issued and outstanding Common Stock have agreed, subject to certain exceptions, to a “lock-up” period until 90 days with respect to the common stock that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that until          , 2025 such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Placement Agent.

The Placement Agent has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general. We have agreed that, without the prior written consent of the Placement Agent and subject to certain exceptions, we will not, during the period ending 90 days after the date of this prospectus, (i) issue, offer, pledge, sell, contract to sell, offer or issue, contract to purchase or grant any option, right or warrant to purchase, or otherwise dispose of, any common stock or any securities convertible into or exercisable or exchangeable for such common stock or enter into a transaction which would have the same effect; (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or (iii) file any registration statement with the SEC relating to the offering of any common stock or any securities convertible into or exercisable or exchangeable for common stock, in each case regardless of whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

Each of our directors and executive officers and current principal stockholders have agreed that, without the prior written consent of the Placement Agent and subject to certain exceptions, it will not, during the period ending 90 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any common stock or any securities convertible into or exercisable or exchangeable for such common stock, (ii) enter into a transaction which would have the same effect or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any of our securities that are substantially similar to the common stock or any options or warrants to purchase any of the common stock or any securities convertible into, exchangeable for or that represent the right to receive the common stock, whether now owned or hereinafter acquired, owned directly by it or with respect to which it has beneficial ownership within the rules and regulations of the SEC, whether any of these transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement.

The restrictions described in the preceding paragraph are subject to certain exceptions, including the transfer of shares as a bona fide gift or through will of intestacy.

Listing and Transfer Agent

Our common stock is listed on the Nasdaq under the symbol “NVFY”. The transfer agent for our common stock is Issuer Direct Corporation.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other Relationships

From time to time, the Placement Agent may provide, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Common Stock and accompanying Warrants or the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other material or advertisements in connection with the common stock be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the Common Stock and accompanying Warrants in the United States, the Placement Agent may, subject to applicable foreign laws, also offer the Common Stock and accompanying Warrants in certain countries.

The warrants will not be listed on any exchange and we do not expect any market for the warrants to develop. We do not intend to apply for the listing the warrants on any securities exchange or nationally recognized trading system, and we do not expect a market to develop for warrants.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	Our definitive proxy statement filed pursuant to Regulation 14A with the SEC on April 23, 2025 and April 25, 2025;

●	Our current report on Form 8-K filed with the SEC on April 23, 2025;

●	Our Quarterly Report on Form 10-Q filed with SEC on May 15, 2025;

●	Our current report on Form 8-K filed with the SEC on May 27, 2025;

●	Our current report on Form 8-K filed with the SEC on May 28, 2025;

●	Our current report on Form 8-K filed with the SEC on June 10, 2025; and

●	Our current report on Form 8-K filed with the SEC on June 25, 2025; and

●	Our Quarterly Report on Form 10-Q filed with SEC on August 14, 2025;

●	All documents that we file with the SEC after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement and documents that we may file on or after the effective time of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the sale of all the securities registered hereunder or the termination of the registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located at 6565 E. Washington Blvd., Commerce, CA 90040. Our telephone number at this address is (323) 888-9999.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

The validity of the shares of common stock and accompanying warrants offered hereby will be passed upon for us by Fennemore Craig, P.C. and DeMint Law, PLLC has represented the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2024 and for each of the years then ended included in this prospectus have been so included in reliance upon the reports of Enrome LLP, our independent registered public accounting firm since September 24, 2024, and WWC, P.C., our independent registered public accounting firm between October 6, 2022 and September 24, 2024, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the Common Stock (including Common Stock underlying Warrants) being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the Common Stock and accompanying Warrants offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus. Additionally, these periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

60

INDEX TO FINANCIAL STATEMENTS

Table of Contents

Six Months ended June 30, 2025 and 2024 (unaudited)

F-1

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024

	June 30, 2025	December 31, 2024
	UNAUDITED	AUDITED
Assets

Current Assets
Cash and cash equivalents	$468,825	$161,902
Accounts receivable, net	35,754	36,371
Advance to suppliers	7,875,174	4,689,148
Inventories	1,578,678	2,824,353
Prepaid expenses	262,708	202,294
Other receivables	20,706	17,415

Total Current Assets	10,241,845	7,931,483

Non-current Assets
Plant, property and equipment, net	235,451	252,186
Operating lease right-of-use assets, net	1,056,170	1,389,796
Finance lease right of use assets, net	47,514	69,700
Intangible assets, net	427	3,109
Lease deposit	53,097	52,523
Goodwill	-	218,606

Total Non-current Assets	1,392,659	1,985,920

Total Assets	$11,634,504	$9,917,403

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONT’D)

AS OF JUNE 30, 2025 (UNAUDITED) AND DECEMBER 31, 2024

	June 30, 2025	December 31, 2024

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$159,144	$728,546
Operating lease liabilities, current	742,255	716,602
Finance lease liabilities - current	21,922	32,585
Advance from customers	357,682	413,583
Loan from shareholders	381,436	385,147
Accrued liabilities and other payables	987,465	1,683,033
Other loan	3,505	13,424
Income tax payable	1,832,736	1,852,399

Total Current Liabilities	4,486,145	5,825,319

Non-current Liabilities
Other Loan	210,185	197,828
Operating lease liabilities, non-current	361,149	730,291
Finance lease liabilities - non-current	30,304	40,451

Total Non-current Liabilities	601,638	968,570

Total Liabilities	5,087,783	6,793,889

Contingencies and Commitments

Stockholders’ Equity
Common stock, $0.001 par value; 250,000,000 shares authorized, 13,772,822 and 7,301,206 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	13,773	7,301
Additional paid-in capital	56,657,801	52,585,582
Accumulated other comprehensive income	495,440	522,146
Accumulated deficits	(50,620,293)	(49,991,515)

Total Stockholders’ Equity	6,546,721	3,123,514

Total Liabilities and Stockholders’ Equity	$11,634,504	$9,917,403

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

FOR THE SIX MONTHS AND THREE MONTHS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

	Six Months Ended June 30,		Three Months Ended June 30,
	2025	2024	2025	2024

Net Sales	$5,191,941	$5,064,926	$2,556,223	$2,688,533

Cost of Sales	2,703,660	2,853,799	1,272,176	1,493,566

Gross Profit	2,488,281	2,211,127	1,284,047	1,194,967

Operating Expenses
Selling expenses	636,775	964,682	309,179	405,212
General and administrative expenses	2,240,450	2,481,802	1,170,842	1,287,937
Research and development	910	750,698	520	(518)

Total Operating Expenses	2,878,135	4,197,182	1,480,541	1,692,631

Loss From Operations	(389,854)	(1,986,055)	(196,494)	(497,664)

Other Income (Expenses)
Non-operating income	77,269	2,743	376	1,162
Loss on impairment of goodwill	(218,606)	-	-	-
Foreign exchange transaction income (loss)	(32,050)	70,649	(28,063)	(2,383)
Interest expense, net	(18,689)	(12,568)	(10,927)	(8,626)
Financial expense	(110,105)	(96,138)	(55,796)	(51,102)

Total Other Expenses, Net	(302,181)	(35,314)	(94,410)	(60,949)

Loss Before Income Taxes	(692,035)	(2,021,369)	(290,904)	(558,613)

Income Tax Benefit (Expense)	63,257	(4,876)	997	(4,876)

Net Loss	(628,778)	(2,026,245)	(289,907)	(563,489)

Other Comprehensive Loss
Foreign currency translation	(26,706)	(82,600)	(23,731)	(909)

Net Loss and Comprehensive Loss	(655,484)	(2,108,845)	(313,638)	(564,398)

Weighted average shares outstanding - Basic and Diluted	11,766,186	2,387,653	13,729,976	2,538,792

Net loss per share of common stock
Basic and Diluted	$(0.05)	$(0.85)	$(0.02)	$(0.22)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

Three Months Ended June 30, 2025

				Accumulated
			Additional	Other		Total
	Common stock		Paid-in	Comprehensive	(Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficits)	Equity

Balance at beginning of period	13,708,822	$13,709	$56,572,145	$519,171	$(50,330,386)	$6,774,639

Stock issued to employees	1,500	1	1,469	-	-	1,470

Stock issued to consultants	62,500	63	84,187	-	-	84,250

Foreign currency translation loss	-	-	-	(23,731)	-	(23,731)

Net loss	-	-	-	-	(289,907)	(289,907)

Balance at end of period	13,772,822	$13,773	$56,657,801	$495,440	$(50,620,293)	$6,546,721

Three Months Ended June 30, 2024

				Accumulated
			Additional	Other		Total
	Common stock		Paid-in	Comprehensive	(Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficits)	Equity

Balance at beginning of period	2,345,179	$2,346	$45,407,744	$439,734	$(45,892,566)	$(42,742)

Stock issued to employees	1,500	1	3,224	-	-	3,225

Stock issued to consultants	112,500	113	222,010	-	-	222,123

Stock issued to designer	13,248	12	29,988	-	-	30,000

Acquisition of AI-Calculation Engine	200,000	200	399,800	-	-	400,000

Foreign currency translation loss	-	-	-	(909)	-	(909)

Net loss	-	-	-	-	(563,489)	(563,489)

Balance at end of period	2,672,427	$2,672	$46,062,766	$438,825	$(46,456,055)	$48,208

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

Six Months Ended June 30, 2025

				Accumulated	Retained
			Additional	Other	Earnings	Total
	Common stock		Paid-in	Comprehensive	(Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficits)	Equity

Balance at beginning of period	7,301,206	$7,301	$52,585,582	$522,146	$(49,991,515)	$3,123,514

Stock issued to employees	3,000	3	2,938	-	-	2,941

Stock issued to consultants	125,000	126	167,374	-	-	167,500

Stock issued to creditor	434,000	434	216,566	-	-	217,000

Stock issued to suppliers	4,909,616	4,909	3,186,341	-	-	3,191,250

Stock issued to an investor	1,000,000	1,000	499,000	-	-	500,000

Foreign currency translation loss	-	-	-	(26,706)	-	(26,706)

Net loss	-	-	-	-	(628,778)	(628,778)

Balance at end of period	13,772,822	$13,773	$56,657,801	$495,440	$(50,620,293)	$6,546,721

Six Months Ended June 30, 2024

				Accumulated	Retained
			Additional	Other	Earnings	Total
	Common stock		Paid-in	Comprehensive	(Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficits)	Equity

Balance at beginning of period	1,917,706	$1,918	$44,402,821	$521,425	$(44,429,810)	$496,354

Stock issued to employees	3,000	3	6,447	-	-	6,450

Stock issued to consultants	225,000	225	444,024	-	-	444,249

Stock issued to designer	26,721	26	59,974	-	-	60,000

Acquistion of AI-Calculation Engine	300,000	300	749,700	-	-	750,000

Stock issued to an investor	200,000	200	399,800	-	-	400,000

Foreign currency translation loss	-	-	-	(82,600)	-	(82,600)

Net loss	-	-	-	-	(2,026,245)	(2,026,245)

Balance at end of period	2,672,427	$2,672	$46,062,766	$438,825	$(46,456,055)	$48,208

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-6

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

	Six Months Ended June 30,
	2025	2024

Cash Flows From Operating Activities
Net loss	$(628,778)	$(2,026,245)

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	32,058	29,691
Amortization of operating lease right-of-use assets	366,350	359,086
Write down of inventories	4,671	44,253
Stock based compensation expense	170,441	497,794
Research and development	-	750,000
Loss on impairment of goodwill	218,606	-
Changes in credit loss	(6)	(83)
Changes in operating assets and liabilities:
Accounts receivable	623	2,612
Advance to suppliers	5,224	42,947
Inventories	1,241,004	34,714
Other current assets	64,373	(109,576)
Operating lease liabilities	(374,839)	(358,790)
Accounts payable	(569,402)	(132,281)
Advance from customers	(69,088)	124,889
Accrued liabilities and other payables	(628,084)	50,574
Taxes payable	(63,257)	-

Net Cash Used in Operating Activities	(230,104)	(690,415)

Cash Flows From Investing Activities

Cash Flows From Financing Activities
Repayment to loan from a shareholder	(217,000)	-
Repayment to other loan	(1,726)	-
Proceed from loan from a shareholder	200,000	360,000
Proceed from issuing common stocks	500,000	400,000

Net Cash Provided by Financing Activities	481,274	760,000

Effect of Exchange Rate Changes on Cash and Cash Equivalents	$55,753	$(75,313)

Net Increase (Decrease) in Cash and Cash Equivalents	306,923	(5,728)

Cash and Cash Equivalents, Beginning of Period	161,902	369,137

Cash and Cash Equivalents, Ending of Period	$468,825	$363,409

Supplemental Disclosure of Cash Flow Information

Continuing operations:
Cash paid during period for:
Income tax payments	$-	$4,800
Interest expense	$18,736	$9,368

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-7

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

Note 1 - Organization and Description of Business

Organization and Business

Nova LifeStyle, Inc. (“Nova LifeStyle” or the “Company”), formerly known as Stevens Resources, Inc., was incorporated in the State of Nevada on September 9, 2009.

The Company is a U.S. holding company with no material assets other than the ownership interests of its subsidiaries through which it markets, designs and sells furniture worldwide: Nova Furniture Limited domiciled in the British Virgin Islands (“Nova Furniture”), Nova Furniture Ltd. domiciled in Samoa (“Nova Samoa”), Diamond Bar Outdoors, Inc. domiciled in California (“Diamond Bar”), i Design Blockchain Technology, Inc. domiciled in California (“i Design”) and Nova Living (M) SDN. BHD. domiciled in Malaysia (“Nova Malaysia”). The Company had three former subsidiaries Bright Swallow International Group Limited domiciled in Hong Kong (“Bright Swallow” or “BSI”) which was sold in January 2020, Nova Furniture Macao Commercial Offshore Limited domiciled in Macao (“Nova Macao”) which was de-registered and liquidated in January 2021 and Nova Living (HK) Group Limited domiciled in Hong Kong (“Nova HK”) which was de-registered and liquidated in February 2023.

Nova Macao was organized under the laws of Macao on May 20, 2006, and was a wholly owned subsidiary of Nova Furniture. Nova Macao was a trading company, importing, marketing and selling products designed and manufactured by third-party manufacturers for the international market. Diamond Bar was incorporated in California on June 15, 2000. Diamond Bar markets and sells products manufactured by third-party manufacturers under the Diamond Sofa brand to distributors and retailers principally in the U.S. market.

On December 7, 2017, Nova LifeStyle incorporated i Design Blockchain Technology, Inc. (“i Design”) under the laws of the State of California. The purpose of i Design is to build the Company’s own blockchain technology team. This company will focus on the application of blockchain technology in the furniture industry, including encouraging and facilitating interactions among designers and customers, and building a blockchain-powered platform that enables designers to showcase their products, including current and future furniture designs. This company is in the planning stage and has had minimal operations through June 30, 2025.

On December 12, 2019, Nova LifeStyle acquired Nova Malaysia at cost of $1.00 which was incorporated in Malaysia on July 26, 2019. The purpose of this acquisition was to market and sell high-end physiotherapeutic jade mats in Malaysia.

On January 7, 2020, the Company transferred its entire interest in Bright Swallow to Y-Tone (Worldwide) Limited, an unrelated third party, for cash consideration of $2,500,000, pursuant to a formal agreement entered into on January 7, 2020. The Company received the payment on May 11, 2020.

On October 14, 2020, the Macao Trade and Investment Promotion Institute invalidated licenses for offshore companies under an Order of Repeal of Legal Regime of the Offshore Services by Macao Special Administrative Region. Nova Macao then entered into a de-registration process and its business was taken over by Nova HK. Nova Macao completed the de-registration and liquidation process in January 2021.

On November 5, 2020, Nova LifeStyle acquired Nova HK at cost of $1,290 which was incorporated in Hong Kong on November 6, 2019. This company had minimal operations other than to take over the business of Nova Macao. On February 15, 2022, the Company transferred its entire assets and business in Nova HK to Nova Malaysia, a subsidiary of the Company. In February 2023, Nova HK was completed the process of de-registration and liquidation.

The “Company” and “Nova” collectively refer to Nova LifeStyle, the U.S. parent, and its subsidiaries, Nova Furniture, Nova Samoa, Diamond Bar, i Design, Nova HK and Nova Malaysia.

F-8

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis and following GAAP in the U.S. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company incurred a net loss of $0.63 million and $2.03 million for the six months ended June 30, 2025 and 2024, respectively; and $0.29 million and $0.56 million for the three months ended June 30, 2025 and 2024, respectively. In additions, The Company incurred an operating cash outflow of $0.23 million and $0.69 million, respectively for the six months ended June 30, 2025 and 2024. The accumulated deficit of the Company was $50.62 million for the six months ended June 30, 2025. Continuation as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern.

The Company has faced ongoing losses from operations, and significant cash outflows from cash used in operating activities in past years. The Company lacks assurance regarding its ability to achieve profitability or secure essential financing for its operations. Considering these principal conditions, the Company’s management has determined that it is probable the Company might encounter challenges in meeting its obligations within one year after the issuance of financial statements, primarily due to insufficient cash flow. Therefore, the Company must assess the probability that its plans will effectively alleviate the substantial doubt.

The Company management has the following plans to alleviate the substantial doubt: the Company will participate in four major U.S. furniture fairs every year to seek new customers to increase the Company’s sales. To augment diversified revenue streams, the Company’s subsidiary Nova Malaysia has engaged in the development of an innovative home decoration design IT software systems. The Company plans to raise money from the market to increase cash flow and investment capital.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Reverse split

On May 22, 2023, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date of May 22, 2023, at which time a 1-for-5 reverse stock split of the Company’s authorized shares of common stock, par value $0.001, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), shall be effected. All references to shares and per share data have been retroactively restated to reflect such split.

Amendments to Articles of Incorporation

On September 5, 2023, the Company filed the Certificate of Change (the “Amendment”) with the Secretary of State for the State of Nevada to amend its Articles of Incorporation to increase the amount of authorized shares of its common stock, par value $0.001 per share, from 3,000,000 to 250,000,000. The Amendment was approved by the Company’s Board of Directors (the “Board”) on June 28, 2023 and by the shareholders at a special meeting of the Company’s shareholders held on August 31, 2023. The Amendment does not affect the rights of the Company’s shareholders and was effective immediately upon filing.

F-9

Use of Estimates

In preparing unaudited condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for expected credit losses, valuation of inventories, the valuation of stock-based compensation, income taxes and unrecognized tax benefits, valuation allowance for deferred tax liabilities, assumptions used in assessing impairment of long-lived assets and goodwill, and loss contingencies. Actual results could differ from those estimates.

Business Combination

For a business combination, the assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree are recognized at the acquisition date and measured at their fair values as of that date. In a business combination achieved in stages, the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, are recognized at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, that excess in earnings is recognized as a gain attributable to the acquirer.

Deferred tax liability and assets are recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 740-10.

Goodwill

Goodwill is the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. In accordance with ASC Topic 350, “Intangibles-Goodwill and Other,” goodwill is not amortized but is tested for impairment, annually or more frequently when circumstances indicate a possible impairment may exist. Impairment testing is performed at a reporting unit level. An impairment loss generally would be recognized when the carrying amount of the reporting unit exceeds its fair value, with the fair value of the reporting unit determined using discounted cash flow (“DCF”) analysis. A number of significant assumptions and estimates are involved in the application of the DCF analysis to forecast operating cash flows, including the discount rate, the internal rate of return and projections of realizations and costs to produce. Management considers historical experience and all available information at the time the fair values of its reporting units are estimated.

ASC Topic 350 also permits an entity to first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. If it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the single step goodwill impairment test is required to be performed. Otherwise, no further testing is required. Performing the qualitative assessment involved identifying the relevant drivers of fair value, evaluating the significance of all identified relevant events and circumstances, and weighing the factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. The Company completed the required testing of goodwill for impairment as of June 30, 2025, and determined that goodwill was impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income without substantial sales volume increases, which are highly uncertain. Furthermore, the Company anticipates future cash flows indicate that the recoverability of goodwill is not reasonably assured.

The goodwill write-down was reflected as an impairment loss, $218,606, in non-operating expenses in the statement of operation and comprehensive loss.

Intangible Assets

Intangible assets consist primarily of computer software acquired for internal use. Acquired intangible assets are initially recorded at the acquisition-date fair value. Intangible assets are amortized on a straight-line basis over their estimated useful lives and are carried at cost less accumulated amortization. The estimated useful life of computer software are generally from 5 years.

F-10

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash, money market funds, investments in interest bearing demand deposit accounts, time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable arises from product sales. The Company does not adjust its receivables for the effects of a significant financing component at contract inception if it expects to collect the receivables in one year or less from the time of sale. The Company does not expect to collect receivables greater than one year from the time of sale.

The Company’s policy is to maintain an allowance for expected credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Accounts receivable consisted of the following as of the date indicated:

	June 30, 2025	December 31, 2024

Accounts receivable	$36,115	36,738
Less: allowance for credit losses	(361)	(367)
Total accounts receivable, net	$35,754	36,371

Expected credit losses (reversal) provision consisted for the following as of the dated indicated:

	June 30, 2025	December 31, 2024

Balance – January 1	$367	532
Expected credit losses reversal	(6)	(165)
Balance – June 30	$361	367

The expected credit losses (reversal) provision for the six months ended June 30, 2025 and 2024 was ($6) and ($83) respectively; and ($293) and ($924) for the three months ended June 30,2025 and 2024, respectively.

Advances to Suppliers

Advances to suppliers represent amounts paid to suppliers in advance for goods that are yet to be delivered and from which future economic benefits are expected to flow to the Company within the normal operating cycle. Based on its historical record and in normal circumstances, the Company receives goods within 4 to 6 months from the date the advance payment is made. During the six months ended June 30, 2025 and December 31, 2024, no provision was made on advances to suppliers.

Inventories

Inventories are stated at the lower of cost and net realizable value, with cost determined on a weighted-average basis. Write-down of potential obsolete or slow moving inventories is recorded based on management’s assumptions about future demands and market conditions. For the six months ended June 30, 2025 and 2024, the Company wrote down $4,671 and $44,253 of slow-moving inventory, respectively and $990 and $5,271 for the three months ended June 30, 2025 and 2024, respectively. The inventory write-down is included in “Cost of Sales” from continuing operations in the unaudited condensed consolidated statements of loss and comprehensive loss.

F-11

Plant, Property, and Equipment

Plant, property, and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. Expenditures for maintenance and repairs are expensed as incurred, while additions, renewals and improvements are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with no salvage value and estimated lives as follows:

Computer and office equipment	5 - 10 years
Decoration and renovation	5 - 10 years

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and operating lease right-of-use assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the asset’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with ASC 360-10-15, “Impairment or Disposal of Long-Lived Assets.” ASC 360-10-15 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group asset group exceeds its fair value based on discounted cash flow analysis or appraisals. As of June 30, 2025, the Company determined that goodwill was impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income without substantial sales volume increases, which are highly uncertain. Furthermore, the Company anticipates future cash flows indicate that the recoverability of goodwill is not reasonably assured.

Research and Development

Research and development costs are related primarily to the Company designing and testing its new products during the development stage. During 2023, the Company has been developing Virtual and Augmented reality software and AI system for potential consulting business. In addition, during 2024, the Company acquired IT systems for AI-Calculation Engine, Nova Living DesignXperience System and Payment IT System which were integrated into our current IT system (see Note 11). The entire system is far from complete as it requires to integrate with other components in order to be functional. It is still in development stage and not in operation. Research and development costs are recognized in general and administrative expenses and expensed as incurred. Research and development expenses were $910 and $0.75 million for the six months ended June 30, 2025 and 2024, respectively; and $520 and ($518) for the three months ended June 30, 2025 and 2024, respectively.

Income Taxes

In its interim financial statements, the Company follows the guidance in ASC 270 “Interim Reporting” and ASC 740 “Income Taxes” whereby the Company utilizes the expected annual effective rate in determining its income tax provision. The income tax (benefit) expense for the six months ended June 30, 2025 and 2024 are ($63,257) and $4,876; and ($997) and $4,876 for the three months ended June 30, 2025 and 2024, respectively, which are mainly attributable to California state taxes. The income tax expense for the three months ended June 30, 2024 is $4,876 which is primarily related to forecasted annual income generated from foreign operation. Since the projected annual tax expense of $1,116 is not material to the financial statements, management has decided to pass on recording it for the six months ended June 30, 2025.

F-12

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Nova Lifestyle, Inc. and Diamond Bar are subject to U.S. federal and state income taxes. Nova Furniture BVI was incorporated in the BVI and Nova Samoa was incorporated in Samoa. There is no income tax for companies domiciled in the BVI and Samoa. Accordingly, the Company’s unaudited condensed consolidated financial statements do not present any income tax provisions related to the BVI and Samoa tax jurisdictions where Nova Furniture BVI and Nova Samoa are domiciled. Nova Malaysia is incorporated in Malaysia and is subject to Malaysia income taxes at the statutory rate of 24%.

The Tax Cuts and Jobs Act of 2017 (the “Act”) created new taxes on certain foreign-sourced earnings such as global intangible low-taxed income (“GILTI”) under IRC Section 951A, which is effective for the Company for tax years beginning after January 1, 2018. For the six months ended June 30, 2025, the Company has calculated its best estimate of the impact of the GILTI in its income tax provision in accordance with its understanding of the Act and guidance available as of the date of this filing.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a modified territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017.

On March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. The CARES Act contains numerous income tax provisions, such as relaxing limitations on the deductibility of interest and the use of net operating losses (NOLs) arising in taxable years beginning after December 31, 2017.

Beginning in 2022, the Tax Cuts and Jobs Act of 2017 eliminates the option to deduct research and development expenditures immediately in the year incurred and requires taxpayers to amortize such expenditures over five years. While it is possible that Congress may defer, modify, or repeal this provision, potentially with retroactive effect, we have no assurance that this provision will be deferred, modified, or repealed. Furthermore, in anticipation of the new provision taking effect, we have analyzed the provision and worked with our advisors to evaluate its application to our business. Since all research and development expenditures were incurred within the U.S. and the amount is immaterial, we do not anticipate it having any material impact to our provision.

F-13

As of June 30, 2025 and December 31, 2024, the accumulated undistributed loss generated by its foreign subsidiaries were approximately $22.2 million and $22.2 million of which substantially all was previously subject to U.S. tax, the one-time transition tax on foreign unremitted earnings required by the Tax Act, or GILTI. Those earnings are considered to be permanently reinvested and accordingly, no deferred tax expense is recorded for U.S. federal and state income tax or applicable withholding taxes.

As of June 30, 2025 and 2024, unrecognized tax benefits were approximately nil and nil, respectively. The total amount of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate was nil as of June 30, 2025 and 2024.

A reconciliation of unrecognized tax benefits excluding interest and penalties (“Gross UTB”) for the six months ended June 30, 2025 and 2024, is as follows:

	Gross UTB
	2025	2024
Balance – January 1
Foreign exchange adjustment
Balance – June 30	$-	$-

At June 30, 2025 and December 31, 2024, the Company had cumulatively accrued approximately nil and nil for estimated interest and penalties related to unrecognized tax benefits. The Company recorded interest and penalties related to unrecognized tax benefits as a component of income tax benefit, which totaled nil and nil for the six and three months ended June 30, 2025 and 2024, respectively, related to the Company’s operations. The Company does not anticipate any significant changes to its unrecognized tax benefits within the next 12 months.

Nova Lifestyle and Diamond Bar are subject to U.S. federal and state income taxes and tax years 2021-2024 remain open to examination by tax authorities in the U.S.

Revenue Recognition

The Company recognizes revenues when its customers obtain control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASC-606: (i) identifies contract(s) with a customer; (ii) identifies the performance obligations in the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenues when (or as) it satisfies the performance obligation.

Revenues from product sales are recognized when the customer obtains control of the Company’s product, which occurs at a point in time, typically upon shipment to the customer. The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

Revenues from product sales are recorded net of reserves established for applicable discounts and allowances that are offered within contracts with the Company’s customers.

Product revenue reserves, which are classified as a reduction in product revenues, are generally characterized in the following categories: discounts, returns and rebates. These reserves are based on estimates of the amounts earned or to be claimed on the related sales and are classified as reductions of accounts receivable as the amount is payable to the Company’s customer.

The Company’s sales policy allows for product returns within the warranty period if the product is defective and the defects are the Company’s fault. As alternatives to the product return option, the customers have the option of requesting a discount from the Company for products with quality issues or of receiving replacement parts from the Company at no cost. The amount for product returns, the discount provided to the Company’s customers, and the costs for replacement parts were immaterial for the six and three months ended June 30, 2025 and 2024.

F-14

The Company considers itself acting as a principal for sales of goods which is evidenced by (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods, (ii) the Company has inventory risk before the specified goods have been transferred to a customer or after transfer of control to the customer, (iii) the Company has discretion in establishing the price for the specified good. Thus, the Company’s’ revenue is recognized at a point in time when a promised good is delivered to a customer.

Cost of Sales

Cost of sales consists primarily of costs of finished goods purchased from third-party manufacturers and write-downs of inventory.

Shipping and Handling Costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the six months ended June 30, 2025 and 2024, shipping and handling (credits) costs were ($277) and $1,515 respectively; and ($1,756) and $859 for the three months ended June 30, 2025 and 2024, respectively.

Advertising

Advertising expenses consist primarily of costs of promotion and marketing for the Company’s image and products, and costs of direct advertising, and are included in selling expenses. The Company expenses all advertising costs as incurred. Advertising expense was $103,720 and $255,875 for the six months ended June 30, 2025 and 2024, respectively; and $88,340 and $30,414 for the three months ended June 30, 2025 and 2024, respectively.

Share-based Compensation

The Company accounts for share-based compensation awards to officers, directors, employees, and for acquiring goods and services from nonemployees in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”, which requires that share-based payment transactions be measured based on the grant-date fair value of the equity instrument issued and recognized as compensation expense over the vesting period. The Company accounts for forfeitures when they occur.

Earnings per Share (EPS)

Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares pertaining to warrants, stock options, and similar instruments had been issued and if the additional common shares were dilutive. Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding unvested restricted stock, options and warrants, and the if-converted method for the outstanding convertible instruments. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, outstanding convertible instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

F-15

The following table presents a reconciliation of basic and diluted loss per share for the six and three months ended June 30, 2025 and 2024:

	Six Months Ended June 30,		Three Months Ended June 30,
	2025	2024	2025	2024

Net loss	$(628,778)	$(2,026,245)	(289,907)	(563,489)

Weighted average shares outstanding – Basic and Diluted *	11,766,186	2,387,653	13,729,976	2,538,792

Net loss per share of common stock
Basic and Diluted	$(0.05)	$(0.85)	(0.02)	(0.22)

*	Including 1,500 and 0 shares that were granted and vested but not yet issued for the six and three months ended June 30, 2025 and 2024, respectively.

For the six months ended June 30, 2025 and 2024, 1,500 shares of unvested restricted stock shares of the Company’s common stock, and 245,192 shares exercisable under warrants were excluded from the EPS calculation, as their effect were anti-dilutive.

For the three months ended June 30, 2025 and 2024, 1,500 and $300 shares of unvested restricted stock shares of the Company’s common stock, and 245,192 shares exercisable under warrants were excluded from the EPS calculation, as their effect were anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth information as to the Company’s customers that accounted for 10% or more of the Company’s sales and accounts receivable for the six and three months ended June 30, 2025 and 2024.

Six Months Ended June 30, 2025		Three Months Ended June 30, 2025		As of June 30, 2025
Customer	Percentage of Total Sales	Customer	Percentage of Total Sales	Percentage of accounts receivable
A	-%	A	-%	-%
B	-%	B	-%	-%
C	-%	C	10%	-%

Six Months Ended June 30, 2024		Three Months Ended June 30, 2024		As of June 30, 2024
Customer	Percentage of Total Sales	Customer	Percentage of Total Sales	Percentage of accounts receivable
A	2%	A	2%	19%
B	-%	B	-%	30%
C	-%	C	-%	-%

No customer accounted for 10% or more of the Company’s sales for the six months ended June 30, 2025 and 2024, respectively. One and none customer account for 10% or more of the Company’s sales for the three months ended June 30, 2025 and 2024, respectively.

None and two customers accounted for 19% and 30%, respectively, of the Company’s gross accounts receivable as of June 30, 2025 and 2024.

F-16

The following table sets forth information as to the Company’s suppliers that accounted for 10% or more of the Company’s total purchases, accounts payable and advance to suppliers for the six and three months ended June 30, 2025 and 2024.

Six Months Ended June 30, 2025		Three Months Ended June 30, 2025		As of June 30, 2025	As of June 30, 2025
Supplier	Percentage of Total Purchases	Supplier	Percentage of Total Purchases	Balance of Accounts Payable	Balance of Advance to Supplier
A	14%	A	12%	$-	-
B	-%	B	-%	-	-
C	-%	C	-%	-	-
D	10%	D	17%	$14,970	-

Six Months Ended June 30, 2024		Three Months Ended June 30, 2024		As of June 30, 2024	As of June 30, 2024
Supplier	Percentage of Total Purchases	Supplier	Percentage of Total Purchases	Balance of Accounts Payable	Balance of Advance to Supplier
A	12%	A	20%	$26,402	-
B	6%	B	5%	-	-
C	7%	C	8%	-	-
D	-%	D	-%	-	-

The Company purchased its products from two and one major vendors during the six months ended June 30, 2025 and 2024, respectively, accounting for a total of 24% (10% and 14%) for 2025 and 12% for 2024 of the Company’s purchases, respectively.

The Company purchased its products from two and one major vendors during the three months ended June 30, 2025 and 2024, respectively, accounting for a total of 29% (12% and 17%) for 2025 and 20% for 2024 of the Company’s purchases, respectively.

Accounts payable to these major vendors were $14,970 and $26,402 as of June 30, 2025 and 2024, respectively.

Advances made to these major vendors were nil and $12,532 as of June 30, 2025 and 2024, respectively.

Fair Value of Financial Instruments

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the condensed consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash and cash equivalents, accounts receivable, other receivables, accounts payable, other payables and accrued liabilities approximate estimated fair values because of their short maturities.

F-17

Foreign Currency Translation and Transactions

The accompanying consolidated financial statements are presented in United States Dollar (“$” or “USD”), which is also the functional currency of Nova LifeStyle, Nova Furniture, Nova Samoa, Diamond Bar, and i Design.

The Company’s subsidiary with operations in Malaysia uses its local currency, the Malaysian Ringgit (“RM”), as its functional currency. An entity’s functional currency is the currency of the primary economic environment in which it operates, which is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of operations.

The financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the balance sheets.

Translation of amounts from RM into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
June 30, 2025	RM 4.21 to 1
December 31, 2024	RM 4.47 to 1

Income Statement and cash flow items
For the six months ended June 30, 2025	RM 4.38 to 1
For the six months ended June 30, 2024	RM 4.73 to 1

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined that the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company operates exclusively in one business and industry segment: the design and sale of furniture.

F-18

Management concluded that the Company had one reportable segment under ASC 280 because Diamond Bar is a furniture distributor based in California focusing on customers in the United States and Nova Malaysia is a furniture retailer and distributor focusing on customers primarily in Malaysia. They are all operated under the same senior management of the Company, and management views the operations of Diamond Bar and Nova Malaysia as one entity for making business decisions.

All of the Company’s long-lived assets are mainly property, plant and equipment located in the United States and Malaysia and are utilized for administrative purposes.

Net sales to customers by geographic area are determined by reference to the physical product shipment delivery locations requested by the customers. For example, if the products are delivered to a customer in the United States, the sales are recorded as generated in the United States; if the customer directs us to ship its products to China, the sales are recorded as sold in China.

Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. As the rate implicit in the lease is not readily determinable for the operating lease, the Company generally uses an incremental borrowing rate based on information available at the commencement date to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. Lease expense is recognized on a straight-line basis over the lease term.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU asset are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.

The Company recognized no impairment of ROU assets as of June 30, 2025 and December 31, 2024.

The operating lease is included in operating lease right-of-use assets, operating lease liabilities-current and operating lease liabilities-non-current on the condensed consolidated balance sheets at June 30, 2025 and December 31, 2024.

Reclassification

Certain prior period accounts have been reclassified in conformity with current period’s presentation.

F-19

In November 2023, the FASB, issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim period within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted the ASU during the year ended December 31, 2024. The adoption did not have a material impact on the financial statements.

ln December 2023, the FASB issued Accounting Standards Update No.2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3)income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company adopted the ASU in 2025. The adoption did not have a material impact on the financial statements.

In March 2025, the FASB issued ASU 2025-02—Liabilities (405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122. The amendments in this Update are effective immediately and on a fully retrospective basis to annual periods beginning after December 15, 2024. The Company adopted the ASU in 2025. The adoption did not have a material impact on the financial statements.

Recently Issued But Not Yet Adopted Accounting Pronouncements

In March 2023, the FASB issued ASU 2023-01, Lease (Topic 842): Common Control Arrangements, which clarifies the accounting for leasehold improvements associated with leases between entities under common control (hereinafter referred to as common control lease). ASU 2023-01 requires entities to amortize leasehold improvements associated with common control lease over the useful life to the common control group (regardless of the lease term) as long as the lessee controls the use of the underlying asset through a lease, and to account for any remaining leasehold improvements as a transfer between entities under common control through an adjustment to equity when the lessee no longer controls the underlying asset. This ASU will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. An entity may apply ASU 2023-01 either prospectively or retrospectively. The Company is currently evaluating the impact that the adoption of ASU 2023-01 will have on our unaudited condensed consolidated financial statement presentations and disclosures.

ln December 2023, the FASB issued Accounting Standards Update No.2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation,(2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3)income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual period beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its unaudited condensed consolidated financial statements and related disclosures.

On November 4, 2024, the FASB issued an ASU No. 2024-03, Disaggregation of Income Statement Expenses (“ASU 2024 03”) to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions (such as cost of sales; selling, general, and administrative expenses; and research and development). The amendments in the ASU require disclosure in the notes to financial statements of specified information about certain costs and expenses. The amendments require that at each interim and annual reporting period an entity: 1. Disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil- and gas-producing activities (or other amounts of depletion expense) included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)–(e). 2. Include certain amounts that are already required to be disclosed under current generally accepted accounting principles in the same tabular disclosure as the other disaggregation requirements. 3. Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. 4) Disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. In January 2025, the FASB issued ASU No. 2025-01, Clarifying the Effective Date (“ASU 2025-01”). The amendments, as clarified by ASU 2025-01, are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this ASU should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of the ASU or (2) retrospectively to any or all prior periods presented in the financial statements. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its consolidated financial statement presentation or disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement-Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquirer in the Acquisition of a Variable Interest Entity. The amendments provide guidance on identifying the accounting acquirer in transactions involving a variable interest entity. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting period within those annual periods. Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations, or cash flows.

In May 2025, the FASB issued ASU 2025-04, Compensation - Stock Compensation (Topic 18) and Revenue from contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer. The amendments provide guidance on identifying the accounting acquirer in transactions involving a variable interest entity. The amendments clarify the accounting for share-based consideration payable to a customer under Topic 718 and Topic 606. The amendments are effective for annual reporting periods, including interim reporting period within those annual periods, beginning after December 15, 2026. Early adoption is permitted. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations, or cash flows.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments provide a practical expedient and, if applicable, an accounting policy election to simplify the measurement of credit losses for certain receivables and contract assets. The amendments are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in any interim or annual period in which financial statements have not been issued or made available for issuance. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations, or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

F-20

Note 3 - Inventories

The inventories as of June 30, 2025 and December 31, 2024 totaled $1,578,678 and $2,824,353, respectively, and consisted entirely of finished goods.

Inventories are stated at the lower of cost and net realizable value, with cost determined on a weighted-average basis. Write-down of potential obsolete or slow moving inventories is recorded based on management’s assumptions about future demands and market conditions. For the six months ended June 30, 2025 and 2024, the Company wrote-down $4,671 and $44,253 of slow-moving inventory, respectively; and $990 and $5,271 of slow-moving inventory for the three months ended June 30, 2025 and 2024, respectively. The inventory write-down is included in “Cost of Sales” in the consolidated statements of operations.

Note 4 - Property, plant, and Equipment, Net

As of June 30, 2025 and December 31, 2024, Property, plant, and equipment consisted of the following:

	June 30, 2025	December 31, 2024
Computer and office equipment	$276,104	$271,415
Decoration and renovation	408,623	387,288
	684,727	658,703
Less: accumulated depreciation	(449,276)	(406,517)
	$235,451	$252,186

Depreciation expense was $29,376 and $27,009 for the six months ended June 30, 2025 and 2024, respectively; and $14,881 and $13,493 for the three months ended June 30, 2025 and 2024, respectively.

Note 5 – Intangible Assets

As of June 30, 2025 and December 31, 2024, intangible assets consisted of the following:

	June 30, 2025	December 31, 2024
Accounting software	$26,800	$26,800
Less: accumulated amortization	(26,373)	(23,691)
	$427	$3,109

Amortization expense was $2,682 and $2,682 for the six months ended June 30, 2025 and 2024, respectively and $1,341 and $1,341 for the three months ended June 30, 2025 and 2024, respectively.

Note 6 – Advances to Suppliers

The Company makes advances to certain vendors for inventory purchases. The advances on inventory purchases were $7,875,174 and $ 4,689,148 as of June 30, 2025 and December 31, 2024, respectively. No impairment charges were made on advances to suppliers for the six months ended June 30, 2025 and the twelve months ended December 31, 2024.

F-21

Note 7 – Prepaid Expenses and Other Receivables

Prepaid expenses and other receivables consisted of the following as of June 30, 2025 and December 31, 2024:

	June 30, 2025	December 31, 2024

Prepaid expenses	$262,708	$202,294
Other receivables	20,706	17,415
	$283,414	$219,709

As of June 30, 2025 and December 31, 2024, prepaid expenses and other receivables mainly represented prepaid insurance, prepaid rent, refund receivable from suppliers, prepaid advertising expense, and Celero and Cardknox account balances.

Note 8 – Accrued Liabilities and Other Payables

Accrued liabilities and other payables consisted of the following as of June 30, 2025 and December 31, 2024:

	June 30, 2025	December 31, 2024

Other payables	$438,304	$986,945
Salary payable	4,688	8,727
Marketing	10,000	10,000
Financed insurance premiums	164,050	62,531
Auditing fee	-	190,000
Warranty liability	7,770	15,103
Accrued commission	40,018	47,466
Accrued expenses, others	322,635	362,261
	$987,465	$1,683,033

As of June 30, 2025 and December 31, 2024, other accrued expenses mainly included legal and professional fees, utilities and unpaid operating expenses incurred in Malaysia. Other payables represented balance on credit card, other taxes payable, 401(k) payable and payable for marketing, shipping, director and showroom.

On September 12, 2023, Nova Malaysia entered into an agreement with a consulting firm to deliver consultancy service for AI Trends and Tools. Nova Malaysia agreed to pay 5,000,000 Malaysia Ringgit ($1,065,235) for the service. During 2024, Nova Malaysia paid 4,100,000 Malyaia Ringgit ($896,234) to the consultant and was recorded as consulting expense. The remaining balance was recorded as accrued expenses.

Note 9 – Other Loans

On June 19, 2020, Diamond Bar was granted a U.S. Small Business Administration (SBA) loan in the aggregate amount of $150,000, pursuant to the Economic Injury Disaster Loan. The Loan, which was in the form of a promissory note dated June 19, 2020, matures on June 19, 2050 and bears interest at a rate of 3.75% per annum, payable monthly beginning 12 months from the date of the promissory note. Funds from the Loan may only be used for working capital. The loan was secured by all tangible and intangible property of Diamond Bar and has accumulated interest of $2,660 and $ 2,737 for the six months ended June 30, 2025 and 2024, respectively; and $1,333 and $1,365 for the three months ended June 30, 2025 and 2024, respectively.

On November 14, 2024, Nova Malaysia entered into a loan agreement in the aggregate amount of $71,286 (equivalent to Malaysia Ringgit 300,000) with an unrelated third party. The loan was in the form of a promissory note dated on November 14, 2024, matures on November 13, 2030, and bears no interest. The proceed of the loan is used for working capital.

F-22

Note 10 – Related Party Transactions

On September 30, 2011, Diamond Bar leased a showroom in High Point, North Carolina from the Company’s former President and Chief Executive Officer who is currently the Chairperson of the Board. The lease is renewable and has been renewed each year since 2011. On April 1, 2025, the Company renewed the lease for an additional one year term at a cost of $41,000. During the six months ended June 30, 2025 and 2024, the Company recorded rental amounts of $20,500 and $18,890, respectively; and $10,250 and $10,250 for the three months ended June 30, 2025 and 2024, respectively, which were included in selling expenses.

On January 4, 2018, the Company entered into a sales representative agreement with a consulting firm, which is owned by the former President and Chief Executive Officer and currently the Chairperson of the Board, for sales representative service for a term of two years. On January 4, 2020, the Company renewed the agreement for an additional two years which was amended in July 2020. If not terminated during the first year, the agreement will continue until one party or the other terminates the agreement with 30 days written notice. The Company agreed to compensate the consulting firm via commission at predetermined rates of the relevant sales amount. During the six months ended June 30, 2025 and 2024, the Company recorded $173,792 and $153,043; and $90,356 and $87,316 for the three months ended June 30, 2025 and 2024 as commission expense to this consulting firm, respectively.

In February 2024, the Company entered into a loan agreement in the aggregate amount of $200,000 with a shareholder of the Company. The loan was in the form of a promissory note dated on February 21, 2024, matures on February 20, 2025, and bears interest at a rate of 8.5% per annum. The proceed of the loan is used for working capital. On February 21, 2025, the Company repaid the loan in the form of shares of common stock. During the six months ended June 30, 2025 and 2024, the Company accrued $1,932 and $6,141; and $0 and $4,278 for the three months ended June 30, 2025 and 2024, as interest expense, respectively.

On April 11, 2024, the Company entered into a loan agreement in the aggregate amount of $160,000 with a shareholder of the Company. The loan was in the form of a promissory note dated on April 11, 2024, matures on April 10, 2025, and bears interest at a rate of 8.5% per annum. The proceed of the loan is used for working capital. On April 10, 2025, the Company extended the loan to April 9, 2026. During the six months ended June 30, 2025 and 2024, the Company accrued $7,450 and $3,018; and $3,885 and $3,018 for the three months ended June 30, 2025 and 2024, as interest expense, respectively.

On April 11, 2025, the Company entered into a loan agreement in the aggregate amount of $200,000 with a shareholder of the Company. The loan was in the form of a promissory note dated on April 11, 2025, matures on April 10, 2026, and bears interest at a rate of 8.5% per annum. The proceed of the loan is used for working capital. During the six and three months ended June 30, 2025 and 2024, the Company accrued $3,907 and $0 as interest expense, respectively.

Note 11 – Stockholders’ Equity

On May 28, 2021, the Company’s stockholders approved the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) at its annual shareholders’ meeting. The 2021 Plan was approved by the Board of Directors of the Company on April 12, 2021 and has a total of 600,000 shares of the Company’s common stock which may be granted as stock reward to attract and retain personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business. On June 16, 2021, the Company filed Form S-8 to register the 600,000 shares of the Company’s common stock under the 2021 Plan.

On August 31, 2023, the Company’s stockholders approved the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) at its special shareholders’ meeting. The 2023 Plan was approved by the Board of Directors of the Company on June 28, 2023 and has a total of 800,000 shares of the Company’s common stock which may be granted as stock reward to attract and retain personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business. On December 15, 2023, the Company filed Form S-8 to register the 800,000 shares of the Company’s common stock under the 2023 Plan.

F-23

On May 31, 2024, the Company’s stockholders approved the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) at its annual shareholders’ meeting. The 2024 Plan was approved by the Board of Directors of the Company on April 19, 2024 and has a total of 3,000,000 shares of the Company’s common stock which may be granted as stock reward to attract and retain personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business.

On April 18, 2024, the Company received written notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company does not meet the requirement of maintaining a minimum of $2,500,000 in stockholders’ equity for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(1), the Company also does not meet the alternative of market value of listed securities of $35 million under NASDAQ Listing Rule 5550(b)(2) or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years under NASDAQ Listing Rule 5550(b)(3), and the Company is no longer in compliance with the NASDAQ Listing Rules.

The NASDAQ notification letter provides the Company until June 6, 2024 to submit a plan to regain compliance.

The Company submitted its plan of compliance on May 28, 2024 and a supplemental letter to the plan of compliance on June 20, 2024. On June 27, 2024, the Company received a notification letter from NASDAQ Listing Qualification Staff (“Staff”). Based on the review of the letters submitted by the Company, Staff has determined to grant the Company an extension until October 14, 2024 to regain compliance with the Rule and the Company must complete its initiatives and provide evidences for the compliance with the Rule as required by NASDAQ.

The Company and Nova Samoa have entered into orders to purchase inventories in total amount of $4,650,000, which were be paid in 3,321,429 shares (“Transaction”) of common stock of the Company at US$1.40 per share, as disclosed in the Form 8-K filed by the Company with SEC on October 11, 2024 (the “Form 8-K”). The Company believes it has regained compliance with the stockholders’ equity requirement based upon the Transaction.

Based on the Form 8-K, staff of NASDAQ (“Staff”) has determined that the Company complies with the Listing Rule 5550(b)(1). However, as noted in its letter dated, June 27, 2024, if the Company fails to evidence compliance upon filing its next periodic report covering the period of the Transaction which is the annual report for the year ended December 31, 2024 (“2024 Form 10-K”), it may be subject to delisting. At that time, Staff will provide written notification to the Company, which may then appeal Staff’s determination to a Hearings Panel. The Company filed its 2024 Form 10-K on March 31, 2025 and has not received any written notification from Nasdaq as of the day of this report.

On May 16, 2024, the Company entered into a Securities Purchase Agreement with an investor to sell 200,000 shares of the Company’s common stock at a purchase price of $2.00 per share for an aggregate price of $400,000 (the “Private Placement”). The Private Placement was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On July 30, 2024, the Company entered into a Securities Purchase Agreement with the same investor to sell 125,000 shares of the Company’s common stock at a purchase price of $1.60 per share for an aggregate price of $200,000 (the “Private Placement”). The Private Placement was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On October 11, 2024, Nova LifeStyle, Inc. (the “Company”) and Nova Furniture Limited (Samoa), a wholly owned subsidiary of the Company (“Nova Samoa”) entered into five purchase orders (“POs”) to purchase certain furniture products (the “Products”) from Iconic Tech SDN BHD (“Iconic Tech”), Onefull Technologies SDN. BHD. (“Onefull Technologies”), Skyvip SDH BHD (“Skyvip”), United Poles SDH BHD (“United Poles”) and Teclutions System SDN. BHD (“Teclutions”, collectively with Iconic Tech, Onefull Technologies, Skyvip and United Poles as the Sellers). Pursuant to the POs, the Company, Nova Samoa and Sellers agree that (i) Nova Samoa will purchase Background Light Slabs from Iconic Tech for a total of $945,000 (the “Iconic Order Price”); (ii) Nova Samoa will purchase Porcelin Slabs from Onefull Technologies for a total of $925,000 (the “Onefull Order Price”); (iii) Nova Samoa will purchase Transparent Marble Slabs from Skyvip for a total of $900,000 (the “Skyvip Order Price”); (iv) Nova Samoa will purchase Ultrathinstone from United Poles for a total of $940,000 (the “United Order Price”) (v) the Nova Samoa will purchase Light Transmitting Slate Stone from Teclutions for a total of $940,000 (the “Teclutions Order Price”, collectively with Iconic Order Price, Onefull Order Price, Skyvip Order Price and United Order Price as the Order Prices); (vi) the Order Prices shall be paid up to the Sellers in 3,321,429 shares (“Shares”) of common stock of the Company at US$1.40 per share. The Shares were issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

F-24

On October 25, 2024, Nova LifeStyle, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain purchaser identified on the signature page thereto (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser in a private placement 125,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.20 per share for an aggregate price of $150,000 (the “Private Placement”). The Private Placement was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On January 6, 2025, Nova LifeStyle, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain purchaser identified on the signature page thereto (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser in a private placement 250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.60 per share for an aggregate price of $150,000 (the “Private Placement”). The Private Placement was be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On February 10, 2025, Nova LifeStyle, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain purchaser identified on the signature page thereto (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser in a private placement 250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.60 per share for an aggregate price of $150,000 (the “Private Placement”). The Private Placement was be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On February 20, 2025, Nova LifeStyle, Inc. (the “Company”) entered into a Debt Repayment Agreement (the “Agreement”) with Huge Energy International Limited, a company incorporated in Hong Kong and a creditor of the Company (the “Creditor”), pursuant to which the Company agreed to repay $217,000 debt owed to the Creditor in the form of shares of Common Stock of the Company for an aggregate of 434,000 shares at a price of $0.50 per share (the “Debt Repayment”). The Debt Repayment was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On February 26, 2025, Nova LifeStyle, Inc. (the “Company”) and Nova Furniture Limited (Samoa), a wholly owned subsidiary of the Company (“Nova Samoa”) entered into four purchase orders (“POs”) to purchase certain furniture products (the “Products”) from Flyguy Resources Sdn Bhd (“Flyguy Resources”), Twenty Nine Business Solutions Sdn. (“Twenty Nine Business”), Chialing Enterprise (“Chialing”) and Macro IT Solutions SDH BHD (“Macro IT Solutions”, collectively with Flyguy Resources, Twenty Nine Business, and Chialing as the “Sellers”). Pursuant to the POs, the Company, Nova Samoa and Sellers agree that (i) Nova Samoa will purchase Transparent Marble Slabs from Flyguy Resources for a total of $810,000 (the “Flyguy Order Price”); (ii) Nova Samoa will purchase Background Light Slabs from Twenty Nine Business for a total of $742,500 (the “Twenty Nine Order Price”); (iii) Nova Samoa will purchase Light Transmitting Slate Stone from Chialing for a total of $825,000 (the “Chialing Order Price”); and (iv) Nova Samoa will purchase Ultrathinstone from Macro IT Solutions for a total of $813,750 (the “Macro Order Price”, collectively with Flyguy Order Price, Twenty Nine Order Price, Chialing Order Price as “Order Prices”); (vi) the Order Prices shall be paid to the Sellers in 4,909,616 shares (“Shares”) of common stock of the Company at US$0.65 per share. The Shares were issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On March 13, 2025, Nova LifeStyle, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain purchaser identified on the signature page thereto (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser in a private placement 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.40 per share for an aggregate price of $200,000 (the “Private Placement”). The Private Placement were completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

F-25

Shares and Warrants issued through Private Placement

On July 23, 2021, the Company conducted a registered direct offering of 222,902 shares of common stock. The shares were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2020 and subsequently declared effective on October 15, 2020. Additionally, the Company issued to the investors unregistered warrants to purchase up to an aggregate of 222,902 shares of common stock in a concurrent private placement. The combined purchase price for one share of common stock and a warrant to purchase one share of common stock was $14.00. The warrants have an exercise price of $17.50 per share, are exercisable beginning six-months from the date of issuance, and will expire five and a half years from the date of issuance. The offering gross proceeds were $3,120,622 before deducting placement agent’s commissions and other offering costs, and the net proceeds of the offering were approximately $2,760,000. The offering closed on July 27, 2021.

In conjunction with this offering, the Company issued warrants to purchase 22,290 shares of common stock at an exercise price of $17.50 per share to the placement agent and its designees. The placement agent warrants are exercisable on the six-month anniversary of the issuance date. The placement agent warrants are exercisable for four and a half years from the initial exercise date. The placement agent warrants have piggy-back registration rights and have a termination date of July 23, 2026.

The warrants issued in the private placement described above are exercisable for a fixed number of shares, and are classified as equity instruments under ASC 815-40-25-10. The Company accounted for the warrants issued in the private placement based on the fair value method under ASC Topic 505, and the fair value of the warrants was calculated using the Black-Scholes model under the following assumptions: estimated life of 5.5 years, volatility of 107%, risk-free interest rate of 0.71% and dividend yield of 0%. No estimate of forfeitures was made as the Company has a short history of granting options and warrants. The fair value of the warrants issued to investors and placement agent at grant date was $2,018,597.

Warrants

The following is a summary of the warrant activity for the six months ended June 30, 2025:

	Number of Warrants	Average Exercise Price	Weighted Average Remaining Contractual Term in Years

Outstanding at January 1, 2025	245,192	$17.50	2.02
Exercisable at January 1, 2025	245,192	$17.50	2.02
Granted	-	-	-
Exercised / surrendered	-	-	-
Expired	-	-	-
Outstanding at June 30, 2025	245,192	$17.50	1.52
Exercisable at June 30, 2025	245,192	$17.50	1.52

Shares Issued to Consultants

On January 28, 2023, the Company entered into an advisory service agreement with a designer for advising furniture design concept and development effective on February 1, 2023 for twelve months. The Company shall pay the designer $10,000 per month starting from February 1, 2023 for twelve months, in the form of the Company’s Common Stock, calculated based on the closing stock price on the first trading day of the corresponding month. The shares were issued pursuant to the 2021 Plan. During the six months ended June 30, 2025 and 2024, the Company issued 0 and 528 shares to the designer and charged $0 and $10,000 to operations as designer fee. During the three months ended June 30, 2025 and 2024, the Company issued 0 shares and charged $0 to operations as designer fee.

F-26

On July 3, 2023, the Company entered into an IT consulting service agreement with three consultants for analyzing the Company’s IT infrastructure and system effective on July 3, 2023 for twelve months. The Company agreed to grant the consultant 300,000 shares of the Company’s common stock, vesting 25% on July 3, 2023, 25% on October 3, 2023, 25% on January 3, 2024 and 25% on April 3, 2024. The fair value of the 300,000 shares was $636,000, which was calculated based on the stock price of $2.12 per share on July 3, 2023. The shares were issued pursuant to the 2021 Plan. During the six and three months ended June 30, 2024, the Company charged $318,000 and $159,000, respectively, to operations as consulting expenses.

On November 9, 2023, the Company entered into a consulting agreement with a consultant for consulting and strategy services effective on November 16, 2023 for a one-year term. The Company agreed to grant the consultant 50,000 shares of the Company’s common stock, vesting 25% on February 15, 2024, 25% on May 15, 2024, 25% on August 15, 2024 and 25% on November 15, 2024. The fair value of the 50,000 shares was $117,500, which was calculated based on the stock price of $2.35 per share on November 16, 2023. The shares were granted pursuant to the 2021 Plan. During the six and three months ended June 30, 2024, the Company charged $58,750 and $29,375 to operations as consulting expenses, respectively.

On January 23, 2024, Nova Malaysia entered into a purchase agreement with an IT consulting firm to acquire an AI-Calculation Engine System, which includes Commission Management Calculation Module, Compiled and Encrypted Calculation Engine, Membership Module, Sales Module and Maintenance and Support, etc. for $750,000. The Company agreed to issue 300,000 shares of common stocks at the price of $2.50 per share which was in equivalent to $750,000 (3,544,875 in Malaysia Ringgit on January 23, 2024) to the IT consulting firm. AI-Calculation Engine System is just a part of the ultimate software product. The ultimate software is still in developing stage and not feasible to be functional. During the six and three months ended June 30, 2024, the Company recorded $750,000 and $0 as research and development expense, respectively.

On January 28, 2024, the Company entered into an advisory service agreement with a designer for advising furniture design concept and development effective on February 1, 2024 for twelve months. The Company shall pay the designer $10,000 per month starting from February 1, 2024 for twelve months, in the form of the Company’s Common Stock, calculated based on the closing stock price on the first trading day of the corresponding month. The shares were granted pursuant to the 2021 Plan. During the six and three months ended June 30, 2024, the Company issued 24,076 and 13,248 shares to the designer and charged $50,000 and $30,000 to operations as designer fee. On September 30, 2024, the Company entered into an agreement to terminate the service with the designer.

On March 1, 2024, Nova Malaysia entered into a consulting agreement with a consultant for IT system related maintenance and services effective on March 1, 2024 for a one-year term. The Company agreed to grant the consultant 100,000 shares of the Company’s common stock, vesting 25% on March 1, 2024, 25% on June 1, 2024, 25% on September 1, 2024 and 25% on December 1, 2024. The fair value of the 100,000 shares was $163,000, which was calculated based on the stock price of $1.63 per share on March 1, 2024. The shares were granted pursuant to the 2023 Omnibus Long-Term Incentive Plan. During the six months ended June 30, 2025 and 2024, the Company charged $26,906 and $54,594; and $0 and $13,844 for the three months ended June 30, 2025 and 2024 to operations as consulting fee, respectively.

On September 3, 2024, Nova Malaysia entered into a consulting agreement with a consultant for IT system related maintenance and services effective on September 1, 2024 for a one-year term. The Company agreed to grant the consultant 100,000 shares of the Company’s common stock, vesting 25% on September 3, 2024, 25% on December 3, 2024, 25% on March 3, 2024 and 25% on June 3, 2024. The fair value of the 100,000 shares was $142,000, which was calculated based on the stock price of $1.42 per share on September 3, 2024. The shares were granted pursuant to the 2023 Omnibus Long-Term Incentive Plan. During the six and three months ended June 30, 2025, the Company charged $71,000 and $35,500 to operations as consulting fee, respectively.

F-27

On September 3, 2024, Nova Malaysia entered into a consulting agreement with a consultant for IT system related maintenance and services effective on September 1, 2024 for a one-year term. The Company agreed to grant the consultant 100,000 shares of the Company’s common stock, vesting 25% on September 3, 2024, 25% on December 3, 2024, 25% on March 3, 2024 and 25% on June 3, 2024. The fair value of the 100,000 shares was $142,000, which was calculated based on the stock price of $1.42 per share on September 3, 2024. The shares were granted pursuant to the 2023 Omnibus Long-Term Incentive Plan. During the six and three months ended June 30, 2025, the Company charged $71,000 and $35,500 to operations as consulting fee, respectively.

On November 7, 2024, the Company entered into a consulting agreement with a consultant for consulting and strategy services effective on November 16, 2024 for a one-year term. The Company agreed to grant the consultant 50,000 shares of the Company’s common stock, vesting 25% on February 15, 2025, 25% on May 15, 2025, 25% on August 15, 2025 and 25% on November 15, 2025. The fair value of the 50,000 shares was $49,000, which was calculated based on the stock price of $0.98 per share on November 16, 2024. The shares were granted pursuant to the 2023 Plan. During the six and three months ended June 30, 2025, the Company charged $24,500 and $12,250 to operations as consulting expenses, respectively.

Shares and Options Issued to Independent Directors

On November 7, 2018 (the “Grant Date”), the Company entered into stock option agreements under the 2014 Omnibus Long-Term Incentive Plan with the three independent members of the board of directors. The Company agreed to grant the Company’s three independent directors’ options to purchase an aggregate of 12,000 shares of the Company’s common stock at an exercise price of $29.50 per shares, with a term of 5 years. Twenty-five percent (25%) of those stock options vested on November 30, 2018, 25% on will vest on February 28, 2019, 25% on May 31, 2019, and the remaining 25% will vest on August 31, 2019. The fair value of the stock options granted is estimated on the date of the grant using the Black-Scholes option pricing model (“BSOPM”) as described above. The fair value of the options was calculated using the following assumptions: estimated life of ten years, volatility of 84%, risk free interest rate of 3.07%, and dividend yield of 0%. The fair value of 60,000 stock options was $240,105 at the grant date.

On November 4, 2019, the Company entered into stock option agreements under the 2014 Omnibus Long-Term Incentive Plan with the three independent members of the board of directors. The Company agreed to grant the Company’s three independent directors options to purchase an aggregate of 12,000 shares of the Company’s common stock at an exercise price of $14.00 per share, with a term of 5 years, vesting 25% on November 30, 2019, 25% on February 28, 2020, 25% on May 31, 2020, and 25% on August 31, 2020. The fair value of the stock options granted was estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of the options was calculated using the following assumptions: estimated life of ten years, volatility of 87%, risk free interest rate of 1.60%, and dividend yield of 0%. The fair value of the 12,000 stock options was $114,740 at the grant date.

All of above options to the members of the board of directors of the Company were expired during 2024 or earlier.

Shares Issued to Employees

On November 9, 2023, the Company extended an employment agreement with the Company’s Corporate Secretary for a term of one year effective from November 14, 2023. The Company agreed to grant an award of 6,000 restricted Stock Units to the officer pursuant to the Company’s 2021 Omnibus Equity Plan. The fair value of these shares was $12,900, which was calculated based on the stock price of $2.15 per share on November 9, 2023, the date the award was determined by the Compensation Committee of the Board of Directors, vesting 25% on November 9, 2023, 25% on March 31, 2024, 25% on June 30, 2024 and 25% on September 30, 2024. During the six and three months ended June 30, 2024, the Company recorded $6,450 and $3,225 to operations as stock compensation expense, respectively.

On November 7, 2024, the Company extended an employment agreement with the Company’s Corporate Secretary for a term of one year effective from November 14, 2024. The Company agreed to grant an award of 6,000 restricted Stock Units to the officer pursuant to the Company’s 2023 Omnibus Equity Plan. The fair value of these shares was $5,880, which was calculated based on the stock price of $0.98 per share on November 7, 2024, the date the award was determined by the Compensation Committee of the Board of Directors, vesting 25% on November 7, 2024, 25% on March 31, 2025, 25% on June 30, 2025 and 25% on September 30, 2025. During the six and three months ended June 30, 2025, the Company recorded $2,940 and $1,470 to operations as stock compensation expense, respectively.

F-28

Options Issued to Employees

On August 24, 2018, the compensation committee of the Board approved an option grant to the Company’s Chief Financial Officer to purchase an aggregate of 1,400 shares of the Company’s common stock at an exercise price of $46.25 per share, with a term of 5 years, pursuant to the Company’s 2014 Omnibus Long-Term Incentive Plan. Fifty percent (50%) of those stock options vested immediately, and the remaining 50% vested on the six-month anniversary of the grant date.

The fair value of the option granted to the Chief Financial Officer in 2018 was recognized as compensation expense over the vesting period of the stock option award. The fair value of the option was calculated using Black-Scholes model under the following assumptions: estimated life of five years, volatility of 84%, risk free interest rate of 2.72%, and dividend yield of 0%. The fair value of the 1,400 stock options was $43,680 at the grant date.

On August 12, 2019, the compensation committee of the Board approved an option grant to the Company’s Chief Financial Officer to purchase an aggregate of 1,400 shares of the Company’s common stock at an exercise price of $19.25 per share, with a term of 5 years, pursuant to the Company’s 2014 Omnibus Long-Term Incentive Plan. Fifty percent (50%) of those stock options vested immediately, and the remaining 50% vested on the six-month anniversary of the grant date.

The fair value of the option granted to the Chief Financial Officer in 2019 was recognized as compensation expense over the vesting period of the stock option award. The fair value of the option was calculated using Black-Scholes model under the following assumptions: estimated life of five years, volatility of 87%, risk free interest rate of 1.49%, and dividend yield of 0%. The fair value of the 1,400 stock options was $18,318 at the grant date.

All of above options to Chief Financial Officer were expired during 2024 or earlier.

As of June 30, 2025, unrecognized share-based compensation expense was $25,970.

Note 12 – Geographical Analysis

Geographical distribution of sales consisted of the following for the six and three months ended June 30, 2025 and 2024:

	Six Months Ended June 30,		Three Months ended June 30,
	2025	2024	2025	2024
Geographical Areas
North America	$5,174,070	$4,957,058	$2,556,223	$2,631,328
Other countries	17,871	107,868	-	57,205
	$5,191,941	$5,064,926	$2,556,223	$2,688,533

Geographical location of identifiable long-lived assets as of June 30, 2025 and December 31, 2024:

	June 30, 2025	December 31, 2024
Geographical Areas
North America	$1,002,830	$1,281,203
Asia	389,402	413,302
	$1,392,232	$1,694,505

F-29

Note 13 – Lease

On June 17, 2013, the Company entered into a lease agreement for office, warehouse, storage, and distribution space in the United States with a five year term, commencing on November 1, 2013 and expiring on October 31, 2018. The lease agreement also provided an option to extend the term for an additional six years. On April 23, 2018, the Company extended the lease for another three years with an expiration date of October 31, 2021. On October 15, 2021, the Company extended the lease for another five years with an expiration date of October 31, 2026. The initial monthly rental payment is $42,000 with an annual 3% increase.

The Company has entered into several lease agreements for office and warehouse space in Commerce, California and showroom space in Las Vegas, Nevada and High Point, North Carolina (see Note 10) on monthly or annual terms.

On July 15, 2019, Nova Malaysia entered into a sublease agreement for warehouse space with a two-year term, expiring on July 14, 2021. The initial monthly rental payment was 20,000 Malaysia Ringgit ($4,232) and was increased to 35,000 Malaysia Ringgit ($7,406) effective August 1, 2020. On July 15, 2021, Nova Malaysia extended the lease for another two years with an expiration date of July 31, 2023. Nova Malaysia did not extend this lease after July 31, 2023.

On October 29, 2019, Nova Malaysia entered into a lease agreement for a showroom with a two-year term, commencing on December 1, 2019 and expiring on November 30, 2021. On November 26, 2021, Nova Malaysia extended the lease to November 30, 2022 with an option for renewal for another term of 24 months. On October 4, 2022, Nova Malaysia renewed the lease for two years to November 30, 2024. The monthly rental payment is 9,280 Malaysia Ringgit. Nova Malaysia did not extend the lease agreement after November 30, 2024 and Nova Malaysia leases the showroom on month-to-month basis.

On August 20, 2020, Nova Malaysia entered into a sublease agreement for an office and service center with a two-year term, commencing on September 1, 2020 and expiring on August 31, 2022. On July 29, 2022, Nova Malaysia extended the lease for another two years with an expiration date of August 31, 2024. The monthly rental payment is 30,000 Malaysia Ringgit. Nova Malaysia did not extend the lease after August 31, 2024.

On August 31, 2022, the Company entered into an auto lease agreement with an unrelated auto dealership with a three-year term. The lease commencement date was August 31, 2022. The required rental payment is $1,902 monthly, with payments due on the 30th day of each month, and expiring on July 31, 2025.

On November 8, 2024, the Company entered into an auto lease agreement with an unrelated auto dealership with a three-year term. The lease commencement date was December 23, 2024. The required rental payment is $1,849 monthly, with payments due on the 23rd day of each month, and expiring on November 23, 2027.

On December 9, 2024, Nova Malaysia entered into an agreement for a warehouse with a two-year term, commencing on November 15, 2024 and expiring on November 14, 2026. The lease agreement also provided an option to extend the term for an additional two years. The monthly rental payment is 19,200 Malaysia Ringgit.

Operating lease expense for the six and three months ended June 30, 2025 and 2024 was as follows:

	Six Months Ended June 30,		Three Months Ended June 30,
	2025	2024	2025	2024

Operating lease cost – straight line	$375,157	$366,327	192,719	183,138

The following is a schedule, by years, of maturities of operating lease liabilities as of June 30:

Operating Leases
2025	$379,690
2026	653,567
2027	54,747
2028	45,623
Thereafter	-
Total undiscounted cash flows	1,133,627
Less: imputed interest	(30,223)
Present value of lease liabilities	1,103,404

Lease Term and Discount Rate

June 30, 2025
Weighted-average remaining lease term – years
Operating leases – USA	1.34
Operating leases – Malaysia	3.30

Weighted-average discount rate (%)
Operating leases – USA	3.36
Operating leases – Malaysia	2.78

F-30

Supplemental cash flow information related to leases where the Company was the lessee for the six months ended June 30, 2025 and 2024 was as follows:

	2025	2024

Operating cash outflows from operating leases	$375,157	$366,052

Finance lease expense for the six and three months ended June 30, 2025 and 2024 was as follows:

	Six Months Ended June 30,		Three Months Ended June 30,
	2025	2024	2025	2024

Finance lease cost – straight line	$22,503	$22,503	11,251	11,251

The following is a schedule, by years, of maturities of finance lease liabilities as of June 30:

Operating Leases
2025	$12,991
2026	22,180
2027	20,332
Thereafter	-
Total undiscounted cash flows	55,503
Less: imputed interest	(3,277)
Present value of lease liabilities	52,226

Lease Term and Discount Rate

June 30, 2025
Weighted-average remaining lease term – years
Finance leases – USA	2.32

Weighted-average discount rate (%)
Operating leases – USA	5.52

Supplemental cash flow information related to leases where the Company was the lessee for the six months ended June 30, 2025 and 2024 was as follows:

	2025	2024

Operating cash outflows from finance leases	$22,503	$22,503

Note 14 – Commitments and Contingencies

Legal Proceedings

On March 8, 2019, Jie Yuan (the “Jie Action”) filed a putative shareholder derivative lawsuit in the United States District Court for the Central District of California, purportedly on behalf of the Company against its former and current CEOs and CFOs (Thanh H. Lam, Ya Ming Wong, Jeffery Chuang and Yuen Ching Ho) and directors (Charlie Huy La, Bin Liu, Umesh Patel, and Min Su) and vice president (Steven Qiang Liu) (collectively, the “Defendants”). The putative derivative plaintiffs sought to compel reimbursement of Nova for any judgment entered against the Company in the matter of Barney v. Nova Lifestyle, Inc., United States District Court for the Central District of California, and for any legal fees or other costs the Company may incur in defending the Barney Action. The basis of the claims was that the Defendants caused the Company to make alleged false and/or misleading statements that gave rise to the Barney Action.

In the Barney action, the putative class plaintiffs alleged that the Company artificially inflated its share price by issuing a press release announcing a strategic relationship with Shanxi Winqing Senior Care Service Group, claiming in the Company’s Annual Statements on Form 10-Ks for the 2017 and 2018 fiscal years that Shanxi Winqing and Merlino Lewis LLP were among the Company’s largest customers, and reporting revenues from sales transactions with these entities. Plaintiffs claimed that Shanxi Winqing was a fictitious entity and Merlino Lewis LLP dissolved in 2013, so that the announcement of a strategic alliance was false and the reported revenues non-existent. The Company denied these allegations and all liability.

It was also alleged in the Jie Action that President and CEO Lam engaged in self-dealing transactions by leasing real estate to Diamond Bar, a Company subsidiary. Plaintiffs further alleged in conclusory fashion that Ms. Lam, former CEO and director Ya Ming Wong, former CFO and director Yuen Ching Ho, and director Umesh Patel sold securities during the period of time when the alleged false and/or misleading statements were made “with knowledge of material non-public information.”

On May 15, 2019, Wilson Samuels (the “Samuels Action”) filed a largely duplicative putative derivative complaint against the same current and former directors and officers named in the Jie Action other than Steven Qiang Liu. That action was filed in the United States District Court for the Central District of California. In addition to repeating the allegations in the Jie Complaint, Samuels claimed that the Company’s announcement of a change of auditing firms in asserted that it did so because its existing auditor ceased auditing public companies subject to regulation in the United States without disclosing that its new auditing firm was created in a merger of three accounting firms, including a firm whose registration was revoked by the Public Company Accounting Oversight Board. Samuels also claimed that the Company redeemed its stock in reliance upon the same purported fraudulent recognition of revenues claimed in the Barney Action. Samuels purported to state direct claims under Sections 10(b) and 20 of the Exchange Act and SEC Rule 10b-5 on the Company’s behalf.

Both derivative actions were stayed pending resolution of the Barney Action. After Barney was settled (on terms previously reported), the parties filed a stipulation to lift the stay and consolidate the derivative actions. The Stipulation also set deadlines for plaintiffs to file a consolidated amended complaint and for defendants to respond to this complaint. By January 7, 2025 Orders, the Court adopted the parties’ Stipulation.

On February 6, 2025, the deadline for filing an amended complaint, plaintiffs filed a Notice of Dismissal without prejudice. While plaintiffs should have sought Court approval, the Clerk accepted the Notice of Dismissal and the lead case has been marked closed. It appears that the Notice of Dismissal concluded these matters.

Other than the above, the Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

Note 15 – Subsequent Events

The Company has evaluated subsequent events through August 13, 2025, the date of the issuance of the interim condensed consolidated financial statements, and identified the following material subsequent event.

The Company is offering on a reasonable best efforts basis (i) up to 5,863,192 of shares (the “Offering Shares”) of our common stock, par value $0.001 (the “Common Stock”) and (ii) up to 11,726,384 warrants (the “Warrants”) to purchase our Common Stock (including shares of Common Stock underlying warrants) for gross proceeds of up to approximately $9.0 million. The offering price is 50% of bid price of our Common Stock on the date immediately preceding the closing date. For illustration purpose only and assuming an offering price for each Offering Share (the “Offering Price”) is $1.535, based on the last reported closing price of our Common Stock on the Nasdaq on July 21, 2025. The shares of Common Stock and two Warrants must be purchased together in this offering but will be issued separately. Each Warrant will grant the holder the right to acquire one (1) share of Common Stock at an assumed exercise price equal to $1.84 (120% of the assumed offering price of $1.535, which is the last reported sale price of our Common Stock on the Nasdaq on July 21, 2025) Offering Price and will be exercisable until the fifth anniversary of the issuance date, subject to certain adjustments. The final public offering price will be determined through negotiation between us and the Placement Agent (as defined below) in the offering, may be at a discount to the current market price, and the recent market price used throughout this prospectus may not be indicative of the actual offering price.

F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Nova Lifestyle, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nova Lifestyle, Inc. and its subsidiaries (the “Company”) as of December 31, 2024 and the related consolidated statements of loss and comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2024 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and the results of its operations and its cash flows for the year ended December 31, 2024 in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss and operating cash outflow of $5,561,705 and $1,391,779 respectively for the year ended December 31, 2024 and accumulated deficit of $49,991,515 for the year ended December 31, 2024. These factors, raise substantial doubt about its ability to continue as going concern. Management’s plan in regards to these matters are described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com

F-32

Goodwill

We assessed the carrying value of goodwill as a critical audit matter. As discussed in Note 2 to the consolidated financial statements of December 31, 2024, the Company’s goodwill balance was $ 218,606. The account required challenging, subjective, and complex judgement and assumptions regarding the estimation of future cash flow and finding the appropriate weighted average cost of capital to determine the balance is reasonable, properly disclosed, and not material misstated.

Our principal audit procedures performed to address the goodwill impairment included the following:

●	Evaluated management of significant assumptions and estimate which is particularly related to future revenue growth rates, capital expenditures, operating margins on evaluating the impact on the fair values according to the changes in assumptions.

●	Assessing the appropriateness of the methodology applied in estimating the fair values of the Company’s goodwill and evaluating the reasonableness of certain ratios and assumption used in analysis.

●	Performed quantitative analysis by using the valuation model to evaluate the fair value and test whether impairment exists.

The accounts relevant to this critical audit matter include the gross value of the goodwill, and related impairment expense, and related disclosure in the accompanying Note 2 to the consolidated financial statements.

/s/ Enrome LLP

We have served as the Company’s auditor since 2024

Singapore

Mar 31, 2025

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com

F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of Nova Lifestyle, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Nova Lifestyle, Inc. and subsidiaries (collectively the “Company”) as of December 31, 2023, and the related consolidated statements of loss and comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Emphasis Matter – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss for the years ended December 31, 2023, and the accumulated deficit increased from $36.71 million to $44.43 million from 2022 to 2023. These factors, raise substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.

F-34

Goodwill

We assessed the carrying value of goodwill as a critical audit matter. As discussed in Note 2 to the consolidated financial statements, the Company’s goodwill balance was $218,606 as of December 31, 2023. The account requires challenging, subjective, and complex judgment and assumptions regarding the estimation of future cash flows and finding the appropriate weighted average cost of capital to determine that the balance is reasonable, properly disclosed, and not materially misstated.

Our principal audit procedures performed to address the goodwill impairment included the following:

●	Evaluated management of significant assumptions and estimates which is particularly related to future revenue growth rates, capital expenditures, operating margins on evaluating the impact on the fair values according to the changes in the assumptions.
●	Assessing the appropriateness of the methodology applied in estimating the fair values of the Company’s goodwill and evaluating the reasonableness of certain ratios and assumptions used in analysis.
●	Performed quantitative analysis by using valuation model to evaluate the fair value and test whether impairment exists.

The accounts relevant to this critical audit matter include the gross value of the goodwill, and related impairment expense, and the related disclosure in the accompanying note 2 to the financial statements.

Inventory Impairment

We assessed the carrying value of inventory as a critical audit matter. As described in Note 4 to the consolidated financial statements, as of December 31, 2023, the Company’s inventories balance was $2,213,311, which was an amount that was quantitatively material to the financial statements as a whole, and the account required challenging, subjective and complex judgement and assumptions in regards to the estimation of the net realizable value of those assets to determine that the balance was reasonable, and not materially misstated.

The Company’s inventories are stated at the lower of cost or net realizable value, with cost determined on a weighted-average basis. The write-down of potential obsolete or slow-moving inventories is recorded based on management’s assumptions about future demands derived and market conditions. For the year ended December 31, 2023, the Company wrote down $140,131 of slow-moving inventory. Inventories have been written down to the Company’s best estimate of their realizable value, which includes consideration of various factors.

Our principal audit procedures performed to address the net realizable value of the inventories and related the impairment expense included the following:

●	Observing the physical condition of the inventories during inventory counts. Performing independent analysis of significant assumptions provided by management, by researching wholesale and retail market prices, gaining an understanding of demand for the product by searching for comparable products in the market place.
●	Inquired with Company personnel to understand management’s model of estimates on selling price and cost of completion to calculate net realizable value and assess the appropriateness of the methodology applied in developing those estimates.
●	Performed quantitative analysis and recalculation on net realizable value to test if any impairment exists, and developed a range of independent estimates for assumptions for the valuation models and compared those estimates with those employed by management.

The accounts relevant to this critical audit matter include the inventories and cost of sales, and the related disclosure in the accompanying notes 4 to the financial statements.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

We have served as the Company’s auditor since 2022.

San Mateo, California

April 12, 2024

F-35

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023

	2024	2023

Assets

Current Assets
Cash and cash equivalents	$161,902	$369,137
Accounts receivable, net	36,371	46,998
Advance to suppliers	4,689,148	93,740
Inventories	2,824,353	2,213,311
Prepaid expenses	202,294	984,934
Other receivables	17,415	41,265

Total Current Assets	7,931,483	3,749,385

Noncurrent Assets
Property, plant and equipment, net	252,186	287,673
Right-of-use assets, net	1,459,496	1,904,349
Intangible assets, net	3,109	8,473
Lease deposit	52,523	69,992
Goodwill	218,606	218,606

Total Noncurrent Assets	1,985,920	2,489,093

Total Assets	$9,917,403	$6,238,478

F-36

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONT’D)

AS OF DECEMBER 31, 2024 AND 2023

	2024	2023

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$728,546	$430,045
Operating lease liabilities, current	716,602	701,985
Finance lease liabilities, current	32,585	-
Contract liabilities	413,583	306,532
Loan from shareholders	385,147	-
Accrued liabilities and other payables	1,683,033	1,100,661
Other loan	13,424	-
Income tax payable	1,852,399	1,150,105

Total Current Liabilities	5,825,319	3,689,328

Noncurrent Liabilities
Other Loan	197,828	147,428
Operating lease liabilities, non-current	730,291	1,262,256
Finance lease liabilities, non-current	40,451	-
Income tax payable	-	643,112

Total Noncurrent Liabilities	968,570	2,052,796

Total Liabilities	6,793,889	5,742,124

Contingencies and Commitments

Stockholders’ Equity
Common stock, $0.001 par value; 250,000,000 shares authorized, 7,301,206 and 1,917,706 shares issued and outstanding as of December 31, 2024 and 2023, respectively	7,301	1,918
Additional paid-in capital	52,585,582	44,402,821
Accumulated other comprehensive income	522,146	521,425
Accumulated deficits	(49,991,515)	(44,429,810)

Total Stockholders’ Equity	3,123,514	496,354

Total Liabilities and Stockholders’ Equity	$9,917,403	$6,238,478

F-37

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023

Net Sales	$9,686,975	$11,087,459

Cost of Sales	5,437,484	6,913,902

Gross Profit	4,249,491	4,173,557

Operating Expenses
Selling expenses	1,557,508	2,417,479
General and administrative expenses	6,057,477	5,056,500
Research and development	1,997,861	3,118,126

Total Operating Expenses	9,612,846	10,592,105

Loss From Operations	(5,363,355)	(6,418,548)

Other Income (Expenses)
Non-operating income	4,496	19,979
Foreign exchange transaction income (loss)	13,281	(417,690)
Interest expense, net	(31,244)	(9,495)
Financial expense	(182,269)	(166,411)

Total Other Expenses, Net	(195,736)	(573,617)

Loss Before Income Taxes	(5,559,091)	(6,992,165)

Income Tax Expense	(2,614)	(731,092)

Net Loss	(5,561,705)	(7,723,257)

Other Comprehensive Loss
Foreign currency translation	721	444,183

Net Loss and Comprehensive Loss	(5,560,984)	(7,279,074)

Weighted average shares outstanding - Basic and Diluted	3,765,727	1,556,555

Net loss per share of common stock
Basic and Diluted	$(1.48)	$(4.96)

F-38

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

				Accumulated
			Additional	Other		Total
	Common stock		Paid-in	Comprehensive	(Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficits)	Equity

Balance as of January 1, 2023	1,438,268	$1,440	$43,239,701	$77,242	$(36,706,553)	$6,611,830

Stock issued to employees	2,400	2	5,878	-	-	5,880

Stock issued to consultants	15,000	15	45,985	-	-	46,000

Stock issued to designer	45,491	45	119,918	-	-	119,963

Stock issued to IT consultant	150,000	150	317,850	-	-	318,000

Acquisition of AI IT System	270,000	270	674,730	-	-	675,000

Rounding due to 1:5 reversed stock split	(3,453)	(4)	(1,241)	-	-	(1,245)

Foreign currency translation loss	-	-	-	444,183	-	444,183

Net loss	-	-	-	-	(7,723,257)	(7,723,257)

Balance as of December 31, 2023	1,917,706	$1,918	$44,402,821	$521,425	$(44,429,810)	$496,354

Stock issued to employees	6,000	6	11,139	-	-	11,145

Stock issued to consultants	400,000	400	724,599	-	-	724,999

Stock issued to designer	46,071	46	89,954	-	-	90,000

Acquisition of AI and IT Systems	1,160,000	1,160	1,960,840	-	-	1,962,000

Stock issued to suppliers	3,321,429	3,321	4,646,679	-	-	4,650,000

Stock issued to an investor	450,000	450	749,550	-	-	750,000

Foreign currency translation loss	-	-	-	721	-	721

Net loss	-	-	-	-	(5,561,705)	(5,561,705)

Balance as of December 31, 2024	7,301,206	$7,301	$52,585,582	$522,146	$(49,991,515)	$3,123,514

F-39

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023

Cash Flows From Operating Activities
Net loss	$(5,561,705)	$(7,723,257)

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	60,853	55,446
Amortization of right-of-use assets	449,349	748,344
Write down of inventories	56,583	140,131
Stock based compensation expense	757,692	499,631
Research and development	1,962,000	675,000
Changes in allowance for credit losses	(165)	(2,382)
Changes in operating assets and liabilities:
Accounts receivable	10,792	243,862
Advance to suppliers	54,592	(72,567)
Inventories	(667,626)	2,525,732
Prepaid expenses	885,171	468,223
Other receivables	23,850	37,910
Operating lease liabilities	(521,844)	(735,151)
Financing lease liabilities	73,036	-
Accounts payable	298,501	108,784
Contract liabilities	101,793	137,172
Accrued liabilities and other payables	585,722	672,715
Taxes payable	39,627	640,160

Net Cash Used in Operating Activities	(1,391,779)	(1,580,247)

Cash Flows From Investing Activities
Disposal of property, plant, and equipment	-	18,643
Purchase of property, plant, and equipment	(14,121)	-

Net Cash (Used in) Provided by Investing Activities	(14,121)	18,643

Cash Flows From Financing Activities
Proceed from a unrelated party	65,578	-
Proceed from loan from a shareholder	360,000	-
Proceed from issuing common stocks	750,000	-

Net Cash Provided by Financing Activities	1,175,578	-

Effect of Exchange Rate Changes on Cash and Cash Equivalents	$23,087	$556,574

Net Decrease in Cash and Cash Equivalents	(207,235)	(1,005,030)

Cash and Cash Equivalents, Beginning of Year	369,137	1,374,167

Cash and Cash Equivalents, Ending of Year	$161,902	$369,137

Supplemental Disclosure of Cash Flow Information

Cash paid during period for:
Income tax payments	$5,854	$90,931
Interest expense	$32,477	$6,176

Supplemental Disclosure of Non-Cash Activities
Obtained new right of use of autos	69,700

F-40

NOVA LIFESTYLE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024 AND 2023

Note 1 - Organization and Description of Business

Organization and Business

Nova LifeStyle, Inc. (“Nova LifeStyle” or the “Company”), formerly known as Stevens Resources, Inc., was incorporated in the State of Nevada on September 9, 2009.

The Company is a U.S. holding company with no material assets other than the ownership interests of its subsidiaries through which it markets, designs and sells furniture worldwide: Nova Furniture Limited domiciled in the British Virgin Islands (“Nova Furniture”), Nova Furniture Ltd. domiciled in Samoa (“Nova Samoa”), Diamond Bar Outdoors, Inc. domiciled in California (“Diamond Bar”), i Design Blockchain Technology, Inc. domiciled in California (“i Design”) and Nova Living (M) SDN. BHD. domiciled in Malaysia (“Nova Malaysia”). The Company had three former subsidiaries Bright Swallow International Group Limited domiciled in Hong Kong (“Bright Swallow” or “BSI”) which was sold in January 2020, Nova Furniture Macao Commercial Offshore Limited domiciled in Macao (“Nova Macao”) which was de-registered and liquidated in January 2021 and Nova Living (HK) Group Limited domiciled in Hong Kong (“Nova HK”) which was de-registered and liquidated in February 2023.

Nova Macao was organized under the laws of Macao on May 20, 2006, and was a wholly owned subsidiary of Nova Furniture. Nova Macao was a trading company, importing, marketing and selling products designed and manufactured by third-party manufacturers for the international market. Diamond Bar was incorporated in California on June 15, 2000. Diamond Bar markets and sells products manufactured by third-party manufacturers under the Diamond Sofa brand to distributors and retailers principally in the U.S. market.

On December 7, 2017, Nova LifeStyle incorporated i Design Blockchain Technology, Inc. (“i Design”) under the laws of the State of California. The purpose of i Design is to build the Company’s own blockchain technology team. This company will focus on the application of blockchain technology in the furniture industry, including encouraging and facilitating interactions among designers and customers, and building a blockchain-powered platform that enables designers to showcase their products, including current and future furniture designs. This company is in the planning stage and has had minimal operations through December 31, 2024.

On December 12, 2019, Nova LifeStyle acquired Nova Malaysia at cost of $1.00 which was incorporated in Malaysia on July 26, 2019. The purpose of this acquisition was to market and sell high-end physiotherapeutic jade mats in Malaysia.

On January 7, 2020, the Company transferred its entire interest in Bright Swallow to Y-Tone (Worldwide) Limited, an unrelated third party, for cash consideration of $2,500,000, pursuant to a formal agreement entered into on January 7, 2020. The Company received the payment on May 11, 2020.

On October 14, 2020, the Macao Trade and Investment Promotion Institute invalidated licenses for offshore companies under an Order of Repeal of Legal Regime of the Offshore Services by Macao Special Administrative Region. Nova Macao then entered into a de-registration process and its business was taken over by Nova HK. Nova Macao completed the de-registration and liquidation process in January 2021.

On November 5, 2020, Nova LifeStyle acquired Nova HK at cost of $1,290 which was incorporated in Hong Kong on November 6, 2019. This company had minimal operations other than to take over the business of Nova Macao. On February 15, 2022, the Company transferred its entire assets and business in Nova HK to Nova Malaysia, a subsidiary of the Company. In February 2023, Nova HK was completed the process of de-registration and liquidation.

The “Company” and “Nova” collectively refer to Nova LifeStyle, the U.S. parent, and its subsidiaries, Nova Furniture, Nova Samoa, Diamond Bar, i Design, Nova HK and Nova Malaysia.

F-41

Going Concern

The accompanying audited consolidated financial statements have been prepared on a going concern basis and following GAAP in the U.S. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company incurred a net loss and operating cash outflow of $5.56 million and $1.39 million, respectively for the years ended December 31, 2024. The accumulated deficit of the Company was $49.99 million for the year ended December 31, 2024. Continuation as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern.

The Company has faced ongoing losses from operations, and significant cash outflows from cash used in operating activities in past years. The Company lacks assurance regarding its ability to achieve profitability or secure essential financing for its operations. Considering these principal conditions, the Company’s management has determined that it is probable the Company might encounter challenges in meeting its obligations within one year after the issuance of financial statements, primarily due to insufficient cash flow. Therefore, the Company must assess the probability that its plans will effectively alleviate the substantial doubt.

The Company management has the following plans to alleviate the substantial doubt: the Company will participate in four major U.S. furniture fairs every year to seek new customers to increase the Company’s sales. To augment diversified revenue streams, the Company’s subsidiary Nova Malaysia has engaged in the development of an innovative home decoration design IT software systems. The Company plans to raise money from the market to increase cash flow and investment capital in addition to the private placement during the next year.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding financial reporting. The audited consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Reverse split

On May 22, 2023, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date of May 22, 2023, at which time a 1-for-5 reverse stock split of the Company’s authorized shares of common stock, par value $0.001, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), shall be effected. All references to shares and per share data have been retroactively restated to reflect such split.

Amendments to Articles of Incorporation

On September 5, 2023, the Company filed the Certificate of Change (the “Amendment”) with the Secretary of State for the State of Nevada to amend its Articles of Incorporation to increase the amount of authorized shares of its common stock, par value $0.001 per share, from 3,000,000 to 250,000,000. The Amendment was approved by the Company’s Board of Directors (the “Board”) on June 28, 2023 and by the shareholders at a special meeting of the Company’s shareholders held on August 31, 2023. The Amendment does not affect the rights of the Company’s shareholders and was effective immediately upon filing.

F-42

Use of Estimates

In preparing consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for expected credit losses, valuation of inventories, the valuation of stock-based compensation, income taxes and unrecognized tax benefits, valuation allowance for deferred tax liabilities, assumptions used in assessing impairment of long-lived assets and goodwill, and loss contingencies. Actual results could differ from those estimates.

Business Combination

For a business combination, the assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree are recognized at the acquisition date and measured at their fair values as of that date. In a business combination achieved in stages, the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, are recognized at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, that excess in earnings is recognized as a gain attributable to the acquirer.

Deferred tax liability and assets are recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 740-10.

Goodwill

Goodwill is the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. In accordance with ASC Topic 350, “Intangibles-Goodwill and Other,” goodwill is not amortized but is tested for impairment, annually or more frequently when circumstances indicate a possible impairment may exist. Impairment testing is performed at a reporting unit level. An impairment loss generally would be recognized when the carrying amount of the reporting unit exceeds its fair value, with the fair value of the reporting unit determined using discounted cash flow (“DCF”) analysis. A number of significant assumptions and estimates are involved in the application of the DCF analysis to forecast operating cash flows, including the discount rate, the internal rate of return and projections of realizations and costs to produce. Management considers historical experience and all available information at the time the fair values of its reporting units are estimated.

ASC Topic 350 also permits an entity to first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. If it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the single step goodwill impairment test is required to be performed. Otherwise, no further testing is required. Performing the qualitative assessment involved identifying the relevant drivers of fair value, evaluating the significance of all identified relevant events and circumstances, and weighing the factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. After evaluating and weighing all these relevant events and circumstances, it was concluded that a positive assertion can be made from the qualitative assessment that it is more likely than not that the fair value of Diamond Bar is greater than its carrying amount. As such, it is not necessary to perform the single step goodwill impairment test for the Diamond Bar reporting unit. Accordingly, as of December 31, 2024 and 2023, the Company concluded there was no impairment of goodwill of Diamond Bar.

Intangible Assets

Intangible assets consist primarily of computer software acquired for internal use. Acquired intangible assets are initially recorded at the acquisition-date fair value. Intangible assets are amortized on a straight-line basis over their estimated useful lives and are carried at cost less accumulated amortization. The estimated useful life of computer software are generally from 5 years.

F-43

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash, money market funds, investments in interest bearing demand deposit accounts, time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable arises from product sales. The Company does not adjust its receivables for the effects of a significant financing component at contract inception if it expects to collect the receivables in one year or less from the time of sale. The Company does not expect to collect receivables greater than one year from the time of sale.

The Company’s policy is to maintain an allowance for expected credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Accounts receivable consisted of the following as of the date indicated:

	December 31, 2024	December 31, 2023

Accounts receivable	$36,738	47,530
Less: allowance for credit losses	(367)	(532)
Total accounts receivable, net	$36,371	46,998

Expected credit losses (reversal) provision consisted for the following as of the dated indicated:

	December 31, 2024	December 31, 2023

Balance – January 1	$532	2,914
Expected credit losses (reversal) provision	(165)	(2,382)
Balance – December 31	$367	532

The expected credit losses (reversal) provision for the years ended December 31, 2024 and 2023 was ($165) and ($2,382) respectively.

Advances to Suppliers

Advances to suppliers represent amounts paid to suppliers in advance for goods that are yet to be delivered and from which future economic benefits are expected to flow to the Company within the normal operating cycle. Based on its historical record and in normal circumstances, the Company receives goods within 4 to 6 months from the date the advance payment is made. During the year ended December 31, 2024 and 2023, no provision was made on advances to suppliers.

Inventories

Inventories are stated at the lower of cost and net realizable value, with cost determined on a weighted-average basis. Write-down of potential obsolete or slow moving inventories is recorded based on management’s assumptions about future demands and market conditions. For the year ended December 31, 2024 and 2023, the Company wrote down $56,583 and $140,131 of slow-moving inventory. The inventory write-down is included in “Cost of Sales” from continuing operations in the consolidated statements of loss and comprehensive loss.

Property, plant, and Equipment

Property, plant, and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. Expenditures for maintenance and repairs are expensed as incurred, while additions, renewals and improvements are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with no salvage value and estimated lives as follows:

Computer and office equipment	5 - 10 years
Decoration and renovation	5 - 10 years

F-44

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and operating lease right-of-use assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the asset’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with ASC 360-10-15, “Impairment or Disposal of Long-Lived Assets.” ASC 360-10-15 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group asset group exceeds its fair value based on discounted cash flow analysis or appraisals. There was no impairment of long-lived assets for the years ended December 31, 2024 and 2023.

Research and Development

Research and development costs are related primarily to the Company designing and testing its new products during the development stage. During 2023, the Company has been developing Virtual and Augmented reality software and AI system for potential consulting business. In addition, during 2024, the Company acquired IT systems for AI-Calculation Engine, Nova Living DesignXperience System and Payment IT System which were integrated into our current IT system (see Note 12). The entire system is far from complete as it requires to integrate with other components in order to be functional. It is still in development stage and not in operation. Research and development costs are recognized in general and administrative expenses and expensed as incurred. Research and development expenses were $2.00 million and $3.11 million the years ended December 31, 2024 and 2023, respectively.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

F-45

Nova Lifestyle, Inc. and Diamond Bar are subject to U.S. federal and state income taxes. Nova Furniture BVI was incorporated in the BVI and Nova Samoa was incorporated in Samoa Accordingly, the Company’s consolidated financial statements do not present any income tax provisions related to the BVI and Samoa tax jurisdictions where Nova Furniture BVI and Nova Samoa are domiciled. Nova Malaysia is incorporated in Malaysia and is subject to Malaysia income taxes at the statutory rate of 24%. Nova Living (HK) Group Limited (“Nova HK”) is incorporated in Hong Kong and is subject to Hong Kong income taxes at the statutory rate of 16.5%. In February 2022, Nova HK was deregistered.

The Tax Cuts and Jobs Act of 2017 (the “Act”) created new taxes on certain foreign-sourced earnings such as global intangible low-taxed income (“GILTI”) under IRC Section 951A, which is effective for the Company for tax years beginning after January 1, 2018. For the year ended December 31, 2024, the Company has calculated its best estimate of the impact of the GILTI in its income tax provision in accordance with its understanding of the Act and guidance available as of the date of this filing.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a modified territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017.

On March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. The CARES Act contains numerous income tax provisions, such as relaxing limitations on the deductibility of interest and the use of net operating losses (NOLs) arising in taxable years beginning after December 31, 2017.

Beginning in 2022, the Tax Cuts and Jobs Act of 2017 eliminates the option to deduct research and development expenditures immediately in the year incurred and requires taxpayers to amortize such expenditures over five years. While it is possible that Congress may defer, modify, or repeal this provision, potentially with retroactive effect, we have no assurance that this provision will be deferred, modified, or repealed. Furthermore, in anticipation of the new provision taking effect, we have analyzed the provision and worked with our advisors to evaluate its application to our business. Since all research and development expenditures were incurred within the U.S. and the amount is immaterial, we do not anticipate it having any material impact to our provision.

As of December 31, 2024, the accumulated undistributed loss generated by its foreign subsidiaries were approximately $million and $22.2 million of which substantially all was previously subject to U.S. tax, the one-time transition tax on foreign unremitted earnings required by the Tax Act, or GILTI. Those earnings are considered to be permanently reinvested and accordingly, no deferred tax expense is recorded for U.S. federal and state income tax or applicable withholding taxes.

As of December 31, 2024 and 2023, unrecognized tax benefits were approximately nil and nil, respectively. The total amount of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate was nil as of December 31, 2024 and 2023.

A reconciliation of unrecognized tax benefits excluding interest and penalties (“Gross UTB”) for the year ended December 31, 2024 and 2023, is as follows:

	Gross UTB
	2024	2023
Balance – January 1
Foreign exchange adjustment
Balance – December 31	$-	$-

F-46

At December 31, 2024 and 2023, the Company had cumulatively accrued approximately nil and nil for estimated interest and penalties related to unrecognized tax benefits. The Company recorded interest and penalties related to unrecognized tax benefits as a component of income tax benefit, which totaled nil and nil for the years ended December 31, 2024 and 2023, respectively, related to the Company’s operations. The Company does not anticipate any significant changes to its unrecognized tax benefits within the next 12 months.

Nova Lifestyle and Diamond Bar are subject to U.S. federal and state income taxes and tax years 2020-2023 remain open to examination by tax authorities in the U.S.

Revenue Recognition

The Company recognizes revenues when its customers obtain control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASC-606: (i) identifies contract(s) with a customer; (ii) identifies the performance obligations in the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenues when (or as) it satisfies the performance obligation.

Revenues from product sales are recognized when the customer obtains control of the Company’s product, which occurs at a point in time, typically upon shipment to the customer. The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

Revenues from product sales are recorded net of reserves established for applicable discounts and allowances that are offered within contracts with the Company’s customers.

Product revenue reserves, which are classified as a reduction in product revenues, are generally characterized in the following categories: discounts, returns and rebates. These reserves are based on estimates of the amounts earned or to be claimed on the related sales and are classified as reductions of accounts receivable as the amount is payable to the Company’s customer.

The Company’s sales policy allows for product returns within the warranty period if the product is defective and the defects are the Company’s fault. As alternatives to the product return option, the customers have the option of requesting a discount from the Company for products with quality issues or of receiving replacement parts from the Company at no cost. The amount for product returns, the discount provided to the Company’s customers, and the costs for replacement parts were immaterial for the years ended December 31, 2024 and 2023.

The Company considers itself acting as a principal for sales of goods which is evidenced by (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods, (ii) the Company has inventory risk before the specified goods have been transferred to a customer or after transfer of control to the customer, (iii) the Company has discretion in establishing the price for the specified good. Thus, the Company’s’ revenue is recognized at a point in time when a promised good is delivered to a customer.

In February 2023, the Company entered into a sales contract to transfer its entire inventory of Jade Mats, with the net realized value of $1.54 million to Shopants Sdn Bhd, an unrelated third party, for cash consideration of $2.00 million. The Company agreed to deliver the Jade Mats on May 20, 2023, May 31, 2023 and June 15, 2023. On June 30, 2023, the Company delivered all the Jade Mats to Shopants Sdn Bhd and recorded as revenue accordingly.

Cost of Sales

Cost of sales consists primarily of costs of finished goods purchased from third-party manufacturers and write-downs of inventory.

Shipping and Handling Costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the years ended December 31, 2024 and 2023, shipping and handling costs were $5,256 and 1,682 respectively;

Advertising

Advertising expenses consist primarily of costs of promotion and marketing for the Company’s image and products, and costs of direct advertising, and are included in selling expenses. The Company expenses all advertising costs as incurred. Advertising expense was $272,497 and $1,053,197 for the years ended December 31, 2024 and 2023, respectively.

F-47

Share-based Compensation

The Company accounts for share-based compensation awards to officers, directors, employees, and for acquiring goods and services from nonemployees in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”, which requires that share-based payment transactions be measured based on the grant-date fair value of the equity instrument issued and recognized as compensation expense over the vesting period. The Company accounts for forfeitures when they occur.

Earnings per Share (EPS)

Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares pertaining to warrants, stock options, and similar instruments had been issued and if the additional common shares were dilutive. Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding unvested restricted stock, options and warrants, and the if-converted method for the outstanding convertible instruments. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, outstanding convertible instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table presents a reconciliation of basic and diluted loss per share for the years ended December 31, 2024 and 2023:

	2024	2023

Net loss	$(5,561,705)	$(7,723,257)

Weighted average shares outstanding – Basic and Diluted *	3,765,727	1,556,555

Net loss per share of common stock
Basic and Diluted	$(1.48)	$(4.96)

*	Including 1,500 and 0 shares that were granted and vested but not yet issued for the years ended December 31, 2024 and 2023, respectively.

For the year ended December 31, 2024, 4,500 shares of unvested restricted stock shares of the Company’s common stock, and 245,192 shares exercisable under warrants were excluded from the EPS calculation, as their effect were anti-dilutive.

For the year ended December 31, 2023, 4500 shares of unvested restricted stock, vested stock options to purchase 13,400 shares of common stock of the Company, and 245,192 shares exercisable under warrants were excluded from the EPS calculation, as their effects were anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

F-48

The following table sets forth information as to the Company’s customers that accounted for 10% or more of the Company’s sales and accounts receivable for the years ended December 31, 2024 and 2023.

Year Ended December 31, 2024		As of December 31, 2024
Customer	Percentage of Total Sales	Percentage of accounts receivable
A	2%	41%
B	0%	27%
C	0%	0%
D	0%	0%

Year Ended December 31, 2023		As of December 31, 2023
Customer	Percentage of total Sales	Percentage of accounts receivable
A	2%	17%
B	0%	0%
C	1%	20%
D	18%	0%

No customer accounted for 10% or more of the Company’s sales for the year ended December 31, 2024. One customer accounted for 18% of the Company’s sales for the year ended December 31, 2023.

Two customers accounted for 41% and 27%, respectively, of the Company’s gross accounts receivable as of December 31, 2024. Two customers accounted for 20% and 17%, respectively, of the Company’s gross accounts receivable as of December 31, 2023.

The following table sets forth information as to the Company’s suppliers that accounted for 10% or more of the Company’s total purchases, accounts payable and advance to suppliers for the years ended December 31, 2024 and 2023.

Year Ended December 31, 2024		As of December 31, 2024		As of December 31, 2024
Supplier	Percentage of Total Purchase	Supplier	Balance of Accounts Payable	Balance of Advance to Supplier
A	16%	A	192,363	-
B	7%	B	128,141	-

Year Ended December 31, 2023		As of December 31, 2023		As of December 31, 2023
Supplier	Percentage of Total Purchase	Suppler	Balance of Accounts Payable	Balance of Advance to Supplier
A	15%	A	75,842	-
B	21%	B	190,810	-

The Company purchased its products from one and two major vendors during the years ended December 31, 2024 and 2023, respectively, accounting for a total of 16% for 2024 (21% and 15%) for 2023 of the Company’s purchases, respectively.

Accounts payable to these major vendors were $320,504 and $266,652 as of December 31, 2024 and 2023, respectively.

Advances made to these major vendors were nil as of December 31, 2024 and 2023, respectively.

F-49

Fair Value of Financial Instruments

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash, accounts receivable, advances to suppliers, other receivables, accounts payable, advance from customers, other payables and accrued liabilities approximate estimated fair values because of their short maturities.

Foreign Currency Translation and Transactions

The accompanying consolidated financial statements are presented in United States Dollar (“$” or “USD”), which is also the functional currency of Nova LifeStyle, Nova Furniture, Nova Samoa, Diamond Bar, and i Design.

The Company’s subsidiary with operations in Malaysia uses its local currency, the Malaysian Ringgit (“RM”), as its functional currency. An entity’s functional currency is the currency of the primary economic environment in which it operates, which is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of operations.

The financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the balance sheets.

Translation of amounts from RM into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
December 31, 2024	RM 4.47 to 1
December 31, 2023	RM 4.59 to 1

Income Statement and cash flow items
For the year ended December 31, 2024	RM 4.57 to 1
For the year ended December 31, 2023	RM 4.56 to 1

F-50

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined that the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company operates exclusively in one business and industry segment: the design and sale of furniture.

Management concluded that the Company had one reportable segment under ASC 280 because Diamond Bar is a furniture distributor based in California focusing on customers in the United States and Nova Malaysia is a furniture retailer and distributor focusing on customers primarily in Malaysia. They are all operated under the same senior management of the Company, and management views the operations of Diamond Bar and Nova Malaysia as one entity for making business decisions.

All of the Company’s long-lived assets are mainly property, plant and equipment located in the United States and Malaysia and are utilized for administrative purposes.

Net sales to customers by geographic area are determined by reference to the physical product shipment delivery locations requested by the customers. For example, if the products are delivered to a customer in the United States, the sales are recorded as generated in the United States; if the customer directs us to ship its products to China, the sales are recorded as sold in China.

Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. As the rate implicit in the lease is not readily determinable for the operating lease, the Company generally uses an incremental borrowing rate based on information available at the commencement date to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. Lease expense is recognized on a straight-line basis over the lease term.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU asset are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.

The Company recognized no impairment of ROU assets as of December 31, 2024 and 2023.

The operating lease is included in operating lease right-of-use assets, operating lease liabilities-current and operating lease liabilities-non-current on the consolidated balance sheets at December 31, 2024 and 2023.

Reclassification

Certain prior period accounts have been reclassified in conformity with current period’s presentation.

F-51

New Accounting Pronouncements

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 replaces the probable, incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost basis. Am entity should apply ASU 2016-13 on a modified-retrospective transition approach that would require a cumulative-effect adjustment to the opening retained earnings in the balance sheets as of the date of adoption. In March 2022, the FASB issued ASU 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures, which eliminates the accounting guidance for trouble debt restructurings by creditors and enhances the disclosure requirements for modifications of loans to borrowers experiencing financial difficulty. Additionally, ASU 2022-02 requires disclosure of gross write-offs by year of origination for receivables within the scope of Subtopic 326-20, Financial Instruments - Credit Losses - Measured at Amortized Cost, which should be applied prospectively. Both ASU 2016-13 and ASU 2022-02 are effective for smaller reporting companies for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 and ASU 2022-02 beginning January 1, 2023. The adoption of ASU 2016-13 and ASU 2022-02 did not have any material impact on our consolidated financial statement presentation or disclosures.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 of the two-step goodwill impairment test, under which a goodwill impairment loss was measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 requires only a one-step quantitative impairment test, whereby a goodwill impairment loss is measured as the excess of a reporting unit’s carrying amount over its fair value (not to exceed the total goodwill allocated to that reporting unit). This Update is effective for smaller reporting companies for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2022, which is required to be applied prospectively from the date of adoption. The Company adopted ASU 2017-04 for its interim and annual goodwill impairment tests beginning January 1, 2023. The adoption of ASU 2017-04 did not have any impact on our audited consolidated financial statements.

Recently Issued But Not Yet Adopted Accounting Pronouncements

In March 2023, the FASB issued ASU 2023-01, Lease (Topic 842): Common Control Arrangements, which clarifies the accounting for leasehold improvements associated with leases between entities under common control (hereinafter referred to as common control lease). ASU 2023-01 requires entities to amortize leasehold improvements associated with common control lease over the useful life to the common control group (regardless of the lease term) as long as the lessee controls the use of the underlying asset through a lease, and to account for any remaining leasehold improvements as a transfer between entities under common control through an adjustment to equity when the lessee no longer controls the underlying asset. This ASU will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. An entity may apply ASU 2023-01 either prospectively or retrospectively. The Company is currently evaluating the impact that the adoption of ASU 2023-01 will have on our audited consolidated financial statement presentations and disclosures.

ln December 2023, the FASB issued Accounting Standards Update No.2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation,(2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3)income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual period beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its audited consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement-Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.

F-52

The Company’s management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

Note 3 - Inventories

The inventories as of December 31, 2024 and 2023 totaled $2,824,353 and $2,213,311, respectively, and consisted entirely of finished goods.

Inventories are stated at the lower of cost and net realizable value, with cost determined on a weighted-average basis. Write-down of potential obsolete or slow moving inventories is recorded based on management’s assumptions about future demands and market conditions. For the year ended December 31, 2024 and 2023, the Company wrote-down $56,583 and $140,131 of slow-moving inventory, respectively. The inventory write-down is included in “Cost of Sales” in the consolidated statements of operations.

Note 4 - Property, plant, and Equipment, Net

As of December 31, 2024 and 2023, Property, plant, and equipment consisted of the following:

	December 31, 2024	December 31, 2023
Computer and office equipment	$271,415	$255,352
Decoration and renovation	387,288	378,237
	658,703	633,589
Less: accumulated depreciation	(406,517)	(345,916)
	$252,186	$287,673

Depreciation expense was $55,489 and $68,401 for the years ended December 31, 2024 and 2023, respectively.

Note 5 – Intangible Assets

As of December 31, 2024and 2023, intangible assets consisted of the following:

	December 31, 2024	December 31, 2023
Accounting software	$26,800	$26,800
Less: accumulated amortization	(23,691)	(18,327)
	$3,109	$8,473

Amortization expense was $5,364 and $ 5,364 for the years ended December 31, 2024 and 2023, respectively.

Note 6 – Advances to Suppliers

The Company makes advances to certain vendors for inventory purchases. The advances on inventory purchases were $4,689,148 and $ 93,740 as of December 31, 2024 and 2023, respectively. No impairment charges were made on advances to suppliers for the years ended December 31, 2024 and 2023.

F-53

Note 7 – Prepaid Expenses and Other Receivables

Prepaid expenses and other receivables consisted of the following as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023

Prepaid expenses	$202,294	$984,934
Other receivables	17,415	41,265
	$219,709	$1,026,199

As of December 31, 2024 and 2023, prepaid expenses and other receivables mainly represented prepaid insurance, prepaid rent, refund receivable from suppliers, prepaid advertising expense, and Celero and Cardknox account balances.

In October 2022, Nova Malaysia entered into a business agreement with an I.T. firm to develop a virtual reality and augmented reality development project and related works. The project was originally intended to be used internally to promote the sales. Nova Malaysia agreed to pay 10,000,000 Malaysia Ringgit ($2,110,640) for developing the project. The payment would be paid as first phase for 40% of total payment, second phase for 20% of total payment, third phase for 20% of total payment and fourth phase for 20% of total payment. On April 20, 2023, the Company entered into an amended agreement to update and test the project for additional 1,000,000 Malaysia Ringgit ($217,851). On May 10, 2023, the virtual reality and augmented reality development project was completed as a prototype testing model. Up to that point, the company believes this project could be utilized not only internally to promote sales, but also go external licensing for direct subscription in the future, which might help the company to convert to a software or APP provider. However, it is just a part of the ultimate software product to be functional. The ultimate software is still in development stage and not currently feasible to be functional. The total payment to IT firm was 11,000,000 Malyaia Ringgit ($2,413,498) and was recorded as research and development.

Note 8 – Accrued Liabilities and Other Payables

Accrued liabilities and other payables consisted of the following as of December 31, 2024 and December 31, 2023:

	December 31, 2024	December 31, 2023

Other payables	$986,945	$139,722
Salary payable	8,727	7,511
Marketing	10,000	-
Financed insurance premiums	62,531	69,337
Auditing fee	190,000	125,000
Warranty liability	15,103	27,545
Accrued commission	47,466	58,669
Accrued expenses, others	362,261	672,877
	$1,683,033	$1,100,661

As of December 31, 2024 and 2023, other accrued expenses mainly included legal and professional fees, utilities and unpaid operating expenses incurred in Malaysia. Other payables represented balance on credit card, other taxes payable, 401(k) payable and payable for marketing, shipping, director and showroom.

On September 12, 2023, Nova Malaysia entered into an agreement with a consulting firm to deliver consultancy service for AI Trends and Tools. Nova Malaysia agreed to pay 5,000,000 Malaysia Ringgit ($1,065,235) for the service. During 2024, Nova Malaysia paid 4,100,000 Malyaia Ringgit ($896,234) to the consultant and was recorded as consulting expense. The remaining balance was recorded as accrued expenses.

Note 9 – Other Loans

On June 19, 2020, Diamond Bar was granted a U.S. Small Business Administration (SBA) loan in the aggregate amount of $150,000, pursuant to the Economic Injury Disaster Loan. The Loan, which was in the form of a promissory note dated June 19, 2020, matures on June 19, 2050 and bears interest at a rate of 3.75% per annum, payable monthly beginning 12 months from the date of the promissory note. Funds from the Loan may only be used for working capital. The loan was secured by all tangible and intangible property of Diamond Bar and has accumulated interest of $5,473 and $ 5,580 for the years ended December 31, 2024 and 2023, respectively.

On November 14, 2024, Nova Malaysia entered into a loan agreement in the aggregate amount of $65,784 (equivalent to Malaysia Ringgit 300,000) with an unrelated third party. The loan was in the form of a promissory note dated on November 14, 2024, matures on November 13, 2030, and bears no interest. The proceed of the loan is used for working capital.

F-54

Note 10 – Income Taxes

Taxes recoverable (payable) consisted of the following at December 31, 2024 and 2023:

	2024	2023
Income tax receivable – current	$-	$-
Income tax payable - current	(1,852,399)	(1,150,105)
Income tax payable – noncurrent	$-	$(643,112)

As of December 31, 2024 and 2023, current tax payable were $1.85 million and $1.15 million, respectively. For 2024, current tax payable, $1.85 million was arising from a one-time transition tax recognized in the fourth quarter of 2017 on post-1986 foreign unremitted earnings (see below).

As of December 31, 2024 and 2023, noncurrent tax payable were nil million and $0.64 million, respectively, arising from a one-time transition tax recognized in the fourth quarter of 2017 on post-1986 foreign unremitted earnings (see below).

The (benefit) provision for income taxes on loss from continuing operations consisted of the following:

	2024	2023
Current:
Federal	$-	$-
State	2,400	2,400
Malaysia	214	728,692
	2,614	731,092

Deferred:
Federal	-	-
State	-	-
Total provision expense for income taxes	$2,614	$731,092

The following is a reconciliation of the difference between the actual (benefit) provision for income taxes and the (benefit) provision computed by applying the federal statutory rate on income before income taxes from continuing operations:

	2024	2023
Tax at federal statutory rate	$(1,167,410)	$(1,468,355)
Foreign rate differential	(128,754)	607,758
ASC 740-10 uncertain tax position	-	-
Tax exemption	-	-
Global Intangible Low-Taxed Income	-	-
Stock based compensation	123,077	66,045
Non-deductible Expenses	-	3,767,680
Others	(779,043)	(204,526)
Valuation allowance	1,954,744	(2,037,510)
Total provision for income taxes	$2,614	$731,092

F-55

The following presents the aggregate dollar effects of the Company’s tax exemption from its continuing operations:

	2024	2023
Aggregate dollar effect of tax holiday	$-	$-

Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred taxes are comprised of the following:

	2024	2023
Non-Current Deferred Tax Assets:
Accrued liabilities	$57,773	$15,898
Accrued Warranty Liability	3,796	-
Fed & CA amortization	5,587	9,832
Stock compensation	143,960	160,522
ASC 842 – lease liability	335,645	522,840
Inventory	-	-
U.S. NOL	5,374,809	4,213,883
Capital loss	734,976	734,766
Charitable Contribution	1,129	1,748
R&D Capitalization	794,736	3,658
Interest	1,944	3,587

Non-Current Deferred Tax Liabilities:
Prepaid expenses	(18,940)	(423)
Fed & CA depreciation	(7,926)	(7,744)
ASC 842- ROU Asset	(320,454)	(506,280)

Net Non-Current Deferred Tax Assets before Valuation Allowance	7,107,035	5,152,289
Less: Valuation Allowance	(7,107,035)	(5,152,289)
Non-Current Deferred Tax Assets, Net:	-	-
Total Deferred Assets, Net:	$-	$-

Nova LifeStyle, Inc. and Diamond Bar are subject to U.S. federal and state income taxes. Nova Furniture BVI is incorporated in the BVI. There is no income tax for a company domiciled in the BVI. Accordingly, the Company’s consolidated financial statements do not present any income tax provision related to the BVI tax jurisdiction where Nova Furniture BVI is domiciled.

For U.S. Federal income tax purpose, the Company has net operating loss, or NOL carryforwards of approximately $15.1 million and $ 13.6 million at December 31, 2024 and 2023, respectively. The Company has capital loss carryforwards of approximately $3.5 million at December 31, 2024.

For U.S. California income tax purpose, the Company has net operating loss, or NOL carryforwards of approximately $20.6 million and $19.5 million, at December 31, 2024 and 2023, respectively.

Malaysia has net operating loss, or NOL carryforwards of approximately $3.2 million at December 31, 2024. The Company has disposed prior year’s inventory and utilized all prior year’s NOL. The Company has approximately $0.72 million income tax benefit at December 31, 2024.

Corporate income tax in Malaysia is calculated at the statutory rate of 24% of the estimated taxable profit for the year ended December 31, 2024.

F-56

Note 11 – Related Party Transactions

On September 30, 2011, Diamond Bar leased a showroom in High Point, North Carolina from the Company’s President who is currently also the Chief Executive Officer and Chairperson of the Board. The lease is renewable and has been renewed each year since 2011. On April 10, 2024, the Company renewed the lease for an additional one year term at a cost of $41,000. During the years ended December 31, 2024 and 2023, the Company recorded rental amounts of $39,390 and $34,561, respectively, which were included in selling expenses.

On January 4, 2018, the Company entered into a sales representative agreement with a consulting firm, which is owned by the President, Chief Executive Officer and Chairperson of the Board, for sales representative service for a term of two years. On January 4, 2020, the Company renewed the agreement for an additional two years which was amended in July 2020. If not terminated during the first year, the agreement will continue until one party or the other terminates the agreement with 30 days written notice. The Company agreed to compensate the consulting firm via commission at predetermined rates of the relevant sales amount. During the years ended December 31, 2024 and 2023, the Company recorded $331,106 and $$321,030 as commission expense to this consulting firm, respectively.

In February 2024, the Company entered into a loan agreement in the aggregate amount of $200,000 with a shareholder of the Company. The loan was in the form of a promissory note dated on February 21, 2024, matures on February 20, 2025, and bears interest at a rate of 8.5% per annum. The proceed of the loan is used for working capital. During the year ended December 31, 2024, the Company accrued $15,068 as interest expense. On February 21, 2025, the Company repaid the loan in the form of shares of common stock.

On April 11, 2024, the Company entered into a loan agreement in the aggregate amount of $160,000 with a shareholder of the Company. The loan was in the form of a promissory note dated on April 11, 2024, matures on April 10, 2025, and bears interest at a rate of 8.5% per annum. The proceed of the loan is used for working capital. During the year ended December 31, 2024, the Company accrued $10,078 as interest expense.

Note 12 – Stockholders’ Equity

On May 28, 2021, the Company’s stockholders approved the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) at its annual shareholders’ meeting. The 2021 Plan was approved by the Board of Directors of the Company on April 12, 2021 and has a total of 600,000 shares of the Company’s common stock which may be granted as stock reward to attract and retain personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business. On June 16, 2021, the Company filed Form S-8 to register the 600,000 shares of the Company’s common stock under the 2021 Plan.

On August 31, 2023, the Company’s stockholders approved the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) at its special shareholders’ meeting. The 2023 Plan was approved by the Board of Directors of the Company on June 28, 2023 and has a total of 800,000 shares of the Company’s common stock which may be granted as stock reward to attract and retain personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business. On December 15, 2023, the Company filed Form S-8 to register the 800,000 shares of the Company’s common stock under the 2023 Plan.

On May 31, 2024, the Company’s stockholders approved the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) at its annual shareholders’ meeting. The 2024 Plan was approved by the Board of Directors of the Company on April 19, 2024 and has a total of 3,000,000 shares of the Company’s common stock which may be granted as stock reward to attract and retain personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business.

F-57

On April 18, 2024, the Company received written notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company does not meet the requirement of maintaining a minimum of $2,500,000 in stockholders’ equity for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(1), the Company also does not meet the alternative of market value of listed securities of $35 million under NASDAQ Listing Rule 5550(b)(2) or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years under NASDAQ Listing Rule 5550(b)(3), and the Company is no longer in compliance with the NASDAQ Listing Rules.

The NASDAQ notification letter provides the Company until June 6, 2024 to submit a plan to regain compliance. If the plan is accepted, NASDAQ can grant the Company an extension up to 180 calendar days from the date of NASDAQ letter to demonstrate compliance. If NASDAQ does not accept the Company’s compliance plan, the Company will have the opportunity to appeal that decision to a Hearing Panel per NASDAQ Listing Rule 5815(a).

The Company submitted its plan of compliance on May 28, 2024 and a supplemental letter to the plan of compliance on June 20, 2024. On June 27, 2024, the Company received a notification letter from NASDAQ Listing Qualification Staff (“Staff”). Based on the review of the letters submitted by the Company, Staff has determined to grant the Company an extension until October 14, 2024 to regain compliance with the Rule and the Company must complete its initiatives and provide evidences for the compliance with the Rule as required by NASDAQ.

The Company and Nova Samoa have entered into orders to purchase inventories in total amount of $4,650,000, which will be paid in 3,321,429 shares (“Transaction”) of common stock of the Company at US$1.40 per share, as disclosed in the Form 8-K filed by the Company with SEC on October 11, 2024 (the “Form 8-K”). The Company believes it has regained compliance with the stockholders’ equity requirement based upon the Transaction.

Based on the Form 8-K, staff of NASDAQ (“Staff”) has determined that the Company complies with the Listing Rule 5550(b)(1). However, as noted in its letter dated, June 27, 2024, if the Company fails to evidence compliance upon filing its next periodic report covering the period of the Transaction, it may be subject to delisting. At that time, Staff will provide written notification to the Company, which may then appeal Staff’s determination to a Hearings Panel.

On May 16, 2024, the Company entered into a Securities Purchase Agreement with an investor to sell 200,000 shares of the Company’s common stock at a purchase price of $2.00 per share for an aggregate price of $400,000 (the “Private Placement”). The Private Placement was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On July 30, 2024, the Company entered into a Securities Purchase Agreement with the same investor to sell 125,000 shares of the Company’s common stock at a purchase price of $1.60 per share for an aggregate price of $200,000 (the “Private Placement”). The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On October 11, 2024, Nova LifeStyle, Inc. (the “Company”) and Nova Furniture Limited (Samoa), a wholly owned subsidiary of the Company (“Nova Samoa”) entered into five purchase orders (“POs”) to purchase certain furniture products (the “Products”) from Iconic Tech SDN BHD (“Iconic Tech”), Onefull Technologies SDN. BHD. (“Onefull Technologies”), Skyvip SDH BHD (“Skyvip”), United Poles SDH BHD (“United Poles”) and Teclutions System SDN. BHD (“Teclutions”, collectively with Iconic Tech, Onefull Technologies, Skyvip and United Poles as the Sellers). Pursuant to the POs, the Company, Nova Samoa and Sellers agree that (i) Nova Samoa will purchase Background Light Slabs from Iconic Tech for a total of $945,000 (the “Iconic Order Price”); (ii) Nova Samoa will purchase Porcelin Slabs from Onefull Technologies for a total of $925,000 (the “Onefull Order Price”); (iii) Nova Samoa will purchase Transparent Marble Slabs from Skyvip for a total of $900,000 (the “Skyvip Order Price”); (iv) Nova Samoa will purchase Ultrathinstone from United Poles for a total of $940,000 (the “United Order Price”) (v) the Nova Samoa will purchase Light Transmitting Slate Stone from Teclutions for a total of $940,000 (the “Teclutions Order Price”, collectively with Iconic Order Price, Onefull Order Price, Skyvip Order Price and United Order Price as the Order Prices); (vi) the Order Prices shall be paid up to the Sellers in 3,321,429 shares (“Shares”) of common stock of the Company at US$1.40 per share. The Shares will be issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

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On October 25, 2024, Nova LifeStyle, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain purchaser identified on the signature page thereto (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser in a private placement 125,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.20 per share for an aggregate price of $150,000 (the “Private Placement”). The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Shares and Warrants issued through Private Placement

On July 23, 2021, the Company conducted a registered direct offering of 222,902 shares of common stock. The shares were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2020 and subsequently declared effective on October 15, 2020. Additionally, the Company issued to the investors unregistered warrants to purchase up to an aggregate of 222,902 shares of common stock in a concurrent private placement. The combined purchase price for one share of common stock and a warrant to purchase one share of common stock was $14.00. The warrants have an exercise price of $17.50 per share, are exercisable beginning six-months from the date of issuance, and will expire five and a half years from the date of issuance. The offering gross proceeds were $3,120,622 before deducting placement agent’s commissions and other offering costs, and the net proceeds of the offering were approximately $2,760,000. The offering closed on July 27, 2021.

In conjunction with this offering, the Company issued warrants to purchase 22,290 shares of common stock at an exercise price of $17.50 per share to the placement agent and its designees. The placement agent warrants are exercisable on the six-month anniversary of the issuance date. The placement agent warrants are exercisable for four and a half years from the initial exercise date. The placement agent warrants have piggy-back registration rights and have a termination date of July 23, 2026.

The warrants issued in the private placement described above are exercisable for a fixed number of shares, and are classified as equity instruments under ASC 815-40-25-10. The Company accounted for the warrants issued in the private placement based on the fair value method under ASC Topic 505, and the fair value of the warrants was calculated using the Black-Scholes model under the following assumptions: estimated life of 5.5 years, volatility of 107%, risk-free interest rate of 0.71% and dividend yield of 0%. No estimate of forfeitures was made as the Company has a short history of granting options and warrants. The fair value of the warrants issued to investors and placement agent at grant date was $2,018,597.

Warrants

The following is a summary of the warrant activity for the year ended December 31, 2024:

	Number of Warrants	Average Exercise Price	Weighted Average Remaining Contractual Term in Years

Outstanding at January 1, 2024	245,192	$17.50	3.02
Exercisable at January 1, 2024	245,192	$17.50	3.02
Granted	-	-	-
Exercised / surrendered	-	-	-
Expired	-	-	-
Outstanding at December 31, 2024	245,192	$17.50	2.02
Exercisable at December 31, 2024	245,192	$17.50	2.02

Shares Issued to Consultants

On January 28, 2022, the Company entered into an advisory service agreement with a designer for advising furniture design concept and development effective on February 1, 2022 for twelve months. The Company shall pay the designer $10,000 per month starting from February 1, 2022 for twelve months, in the form of the Company’s Common Stock, calculated based on the closing stock price on the first trading day of the corresponding month. The shares were issued pursuant to the 2021 Plan. During the years ended December 31, 2024 and 2023, the Company issued 0 and 4,347 shares to the designer and charged nil and $ 10,000, respectively to operations as designer fee.

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On July 1, 2022, the Company entered into a consulting agreement with a consultant for consulting and strategy services effective on July 1, 2022 for a one-year term. The Company agreed to grant the consultant 10,000 shares of the Company’s common stock, vesting 25% on July 1, 2022, 25% on October 1, 2022, 25% on January 1, 2023 and 25% on April 1, 2023. The fair value of the 10,000 shares was $36,000, which was calculated based on the stock price of $3.60 per share on July 1, 2022 and has been amortized over the service term. The shares were issued pursuant to the 2021 Plan. During the years ended December 31, 2024 and 2023, the Company charged nil and $18,000 to operations as consulting expenses, respectively.

On November 16, 2022, the Company entered into a consulting agreement with a consultant for consulting and strategy services effective on November 16, 2022 for a one-year term. The Company agreed to grant the consultant 10,000 shares of the Company’s common stock, vesting 25% on February 15, 2023, 25% on May 15, 2023, 25% on August 15, 2023 and 25% on November 15, 2023. The fair value of the 10,000 shares was $28,000, which was calculated based on the stock price of $2.80 per share on November 16, 2022. The shares were issued pursuant to the 2021 Plan. During the years ended December 31, 2024 and 2023, the Company charged nil and $ 28,000, respectively, to operations as consulting expenses.

On January 28, 2023, the Company entered into an advisory service agreement with a designer for advising furniture design concept and development effective on February 1, 2023 for twelve months. The Company shall pay the designer $10,000 per month starting from February 1, 2023 for twelve months, in the form of the Company’s Common Stock, calculated based on the closing stock price on the first trading day of the corresponding month. The shares were issued pursuant to the 2021 Plan. During the years ended December 31, 2024 and 2023, the Company issued 528 and 41,144 shares to the designer and charged $10,000 and $ 110,000 to operations as designer fee, respectively.

On July 3, 2023, the Company entered into an IT consulting service agreement with three consultants for analyzing the Company’s IT infrastructure and system effective on July 3, 2023 for twelve months. The Company agreed to grant the consultant 300,000 shares of the Company’s common stock, vesting 25% on July 3, 2023, 25% on October 3, 2023, 25% on January 3, 2024 and 25% on April 3, 2024. The fair value of the 300,000 shares was $636,000, which was calculated based on the stock price of $2.12 per share on July 3, 2023. The shares were issued pursuant to the 2021 Plan. During the years ended December 31, 2024 and 2023, the Company charged $318,000 and $ 318,000 to operations as consulting expenses, respectively.

On November 9, 2023, the Company entered into a consulting agreement with a consultant for consulting and strategy services effective on November 16, 2023 for a one-year term. The Company agreed to grant the consultant 50,000 shares of the Company’s common stock, vesting 25% on February 15, 2024, 25% on May 15, 2024, 25% on August 15, 2024 and 25% on November 15, 2024. The fair value of the 50,000 shares was $117,500, which was calculated based on the stock price of $2.35 per share on November 16, 2023. The shares were granted pursuant to the 2021 Plan. During the years ended December 31, 2024 and 2023, the Company charged $102,692 and $ 14,808 to operations as consulting expenses, respectively.

On November 16, 2023, Nova Malaysia entered into an agreement with an IT consulting firm to acquire an Artificial Intelligent powered IT System for $675,000. The Company agreed to issue 270,000 shares of common stocks at the price of $2.50 per share which was in equivalent to $675,000 (3,161,970 in Malaysia Ringgit on November 16, 2023) to the IT consulting firm. Artificial Intelligent IT System is just a part of the ultimate software product. The ultimate software is still in developing stage and not feasible to be functional. During the years ended December 31, 2024 and 2023, the Company recorded nil and $675,000 as research and development expense, respectively.

On January 23, 2024, Nova Malaysia entered into a purchase agreement with an IT consulting firm to acquire an AI-Calculation Engine System, which includes Commission Management Calculation Module, Compiled and Encrypted Calculation Engine, Membership Module, Sales Module and Maintenance and Support, etc. for $750,000. The Company agreed to issue 300,000 shares of common stocks at the price of $2.50 per share which was in equivalent to $750,000 (3,544,875 in Malaysia Ringgit on January 23, 2024) to the IT consulting firm. AI-Calculation Engine System is just a part of the ultimate software product. The ultimate software is still in developing stage and not feasible to be functional. During the year ended December 31, 2024, the Company recorded $750,000 as research and development expense, respectively.

F-60

On January 28, 2024, the Company entered into an advisory service agreement with a designer for advising furniture design concept and development effective on February 1, 2024 for twelve months. The Company shall pay the designer $10,000 per month starting from February 1, 2024 for twelve months, in the form of the Company’s Common Stock, calculated based on the closing stock price on the first trading day of the corresponding month. The shares were granted pursuant to the 2021 Plan. During the year ended December 31, 2024, the Company issued 43,426 shares to the designer and charged $90,000 to operations as designer fee. On September 30, 2024, the Company entered into an agreement to terminate the service with the designer.

On March 1, 2024, Nova Malaysia entered into a consulting agreement with a consultant for IT system related maintenance and services effective on March 1, 2024 for a one-year term. The Company agreed to grant the consultant 100,000 shares of the Company’s common stock, vesting 25% on March 1, 2024, 25% on June 1, 2024, 25% on September 1, 2024 and 25% on December 1, 2024. The fair value of the 100,000 shares was $163,000, which was calculated based on the stock price of $1.63 per share on March 1, 2024. The shares were granted pursuant to the 2023 Omnibus Long-Term Incentive Plan. During the year ended December 31, 2024, the Company charged $136,094 to operations as consulting fee.

On July 5, 2024, the Nova Malaysia entered into a Sale and Purchase Agreement with an IT consulting firm to acquire a Nova Living DesignXperience System for $660,000. The Company agreed to issue 400,000 shares of common stocks at the price of $1.65 per share which was in equivalent to $660,000 (3,106,620 in Malaysia Ringgit on July 5, 2024) to the IT consulting firm. The Nova Living DesignXperience System includes Virtual Interior Design Consultation, Furniture Recommendation Generation, Realistic Rendering of Virtual Products, Testing and Quality Assurance, Documentation and Support and Deployment and Maintenance. During the year ended December 31, 2024, the Company recorded $660,000 as research and development expense.

On August 7, 2024, Nova Malaysia entered into a Sale and Purchase Agreement with an IT consulting firm to acquire a Payment IT System for $552,000. The Company agreed to issue 460,000 shares of common stocks at the price of $1.20 per share which was in equivalent to $552,000 (2,481,240 in Malaysia Ringgit on August 7, 2024) to the IT consulting firm. The Payment IT System includes User Registration and Management, Payment Processing, Security and Compliance, Integration and APIs, Merchant Tools, Transaction Management, Reporting and Analytics and Notification System. During the year ended December 31, 2024, the Company recorded $552,000 as research and development expense.

On September 3, 2024, Nova Malaysia entered into a consulting agreement with a consultant for IT system related maintenance and services effective on September 1, 2024 for a one-year term. The Company agreed to grant the consultant 100,000 shares of the Company’s common stock, vesting 25% on September 3, 2024, 25% on December 3, 2024, 25% on March 3, 2024 and 25% on June 3, 2024. The fair value of the 100,000 shares was $142,000, which was calculated based on the stock price of $1.42 per share on September 3, 2024. The shares were granted pursuant to the 2023 Omnibus Long-Term Incentive Plan. During the year ended December 31, 2024, the Company charged $46,393 to operations as consulting fee.

On September 3, 2024, Nova Malaysia entered into a consulting agreement with a consultant for IT system related maintenance and services effective on September 1, 2024 for a one-year term. The Company agreed to grant the consultant 100,000 shares of the Company’s common stock, vesting 25% on September 3, 2024, 25% on December 3, 2024, 25% on March 3, 2024 and 25% on June 3, 2024. The fair value of the 100,000 shares was $142,000, which was calculated based on the stock price of $1.42 per share on September 3, 2024. The shares were granted pursuant to the 2023 Omnibus Long-Term Incentive Plan. During the year ended December 31, 2024, the Company charged $46,393 to operations as consulting fee.

On November 7, 2024, the Company entered into a consulting agreement with a consultant for consulting and strategy services effective on November 16, 2024 for a one-year term. The Company agreed to grant the consultant 50,000 shares of the Company’s common stock, vesting 25% on February 15, 2025, 25% on May 15, 2025, 25% on August 15, 2025 and 25% on November 15, 2025. The fair value of the 50,000 shares was $49,000, which was calculated based on the stock price of $0.98 per share on November 16, 2024. The shares were granted pursuant to the 2023 Plan. During the years ended December 31, 2024, the Company charged $6,175 to operations as consulting expenses.

F-61

Shares and Options Issued to Independent Directors

On November 7, 2018 (the “Grant Date”), the Company entered into stock option agreements under the 2014 Omnibus Long-Term Incentive Plan with the three independent members of the board of directors. The Company agreed to grant the Company’s three independent directors’ options to purchase an aggregate of 12,000 shares of the Company’s common stock at an exercise price of $29.50 per shares, with a term of 5 years. Twenty-five percent (25%) of those stock options vested on November 30, 2018, 25% on will vest on February 28, 2019, 25% on May 31, 2019, and the remaining 25% will vest on August 31, 2019. The fair value of the stock options granted is estimated on the date of the grant using the Black-Scholes option pricing model (“BSOPM”) as described above. The fair value of the options was calculated using the following assumptions: estimated life of ten years, volatility of 84%, risk free interest rate of 3.07%, and dividend yield of 0%. The fair value of 60,000 stock options was $240,105 at the grant date.

On November 4, 2019, the Company entered into stock option agreements under the 2014 Omnibus Long-Term Incentive Plan with the three independent members of the board of directors. The Company agreed to grant the Company’s three independent directors options to purchase an aggregate of 12,000 shares of the Company’s common stock at an exercise price of $14.00 per share, with a term of 5 years, vesting 25% on November 30, 2019, 25% on February 28, 2020, 25% on May 31, 2020, and 25% on August 31, 2020. The fair value of the stock options granted was estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of the options was calculated using the following assumptions: estimated life of ten years, volatility of 87%, risk free interest rate of 1.60%, and dividend yield of 0%. The fair value of the 12,000 stock options was $114,740 at the grant date.

Shares Issued to Employees

On November 11, 2022, the Company extended an employment agreement with the Company’s Corporate Secretary for a term of one year effective from November 14, 2022. The Company agreed to grant an award of 1,200 restricted Stock Units to the officer pursuant to the Company’s 2021 Omnibus Equity Plan. The fair value of these shares was $3,540, which was calculated based on the stock price of $2.95 per share on November 11, 2022, the date the award was determined by the Compensation Committee of the Board of Directors, vesting 25% on November 11, 2022, 25% on March 31, 2023, 25% on June 30, 2023 and 25% on September 30, 2023. During the years ended December 31, 2024 and 2023, the Company record nil and $2,655 to operations as stock compensation expense, respectively.

On November 9, 2023, the Company extended an employment agreement with the Company’s Corporate Secretary for a term of one year effective from November 14, 2023. The Company agreed to grant an award of 6,000 restricted Stock Units to the officer pursuant to the Company’s 2021 Omnibus Equity Plan. The fair value of these shares was $12,900, which was calculated based on the stock price of $2.15 per share on November 9, 2023, the date the award was determined by the Compensation Committee of the Board of Directors, vesting 25% on November 9, 2023, 25% on March 31, 2024, 25% on June 30, 2024 and 25% on September 30, 2024. During the years ended December 31, 2024 and 2023, the Company record $11,204 and $ 3,225 to operations as stock compensation expense, respectively.

On November 7, 2024, the Company extended an employment agreement with the Company’s Corporate Secretary for a term of one year effective from November 14, 2024. The Company agreed to grant an award of 6,000 restricted Stock Units to the officer pursuant to the Company’s 2023 Omnibus Equity Plan. The fair value of these shares was $5,880, which was calculated based on the stock price of $0.98 per share on November 7, 2024, the date the award was determined by the Compensation Committee of the Board of Directors, vesting 25% on November 7, 2024, 25% on March 31, 2025, 25% on June 30, 2025 and 25% on September 30, 2025. During the years ended December 31, 2024, the Company record $741 to operations as stock compensation expense.

Options Issued to Employees

On August 24, 2018, the compensation committee of the Board approved an option grant to the Company’s Chief Financial Officer to purchase an aggregate of 1,400 shares of the Company’s common stock at an exercise price of $46.25 per share, with a term of 5 years, pursuant to the Company’s 2014 Omnibus Long-Term Incentive Plan. Fifty percent (50%) of those stock options vested immediately, and the remaining 50% vested on the six-month anniversary of the grant date.

F-62

The fair value of the option granted to the Chief Financial Officer in 2018 was recognized as compensation expense over the vesting period of the stock option award. The fair value of the option was calculated using Black-Scholes model under the following assumptions: estimated life of five years, volatility of 84%, risk free interest rate of 2.72%, and dividend yield of 0%. The fair value of the 1,400 stock options was $43,680 at the grant date.

On August 12, 2019, the compensation committee of the Board approved an option grant to the Company’s Chief Financial Officer to purchase an aggregate of 1,400 shares of the Company’s common stock at an exercise price of $19.25 per share, with a term of 5 years, pursuant to the Company’s 2014 Omnibus Long-Term Incentive Plan. Fifty percent (50%) of those stock options vested immediately, and the remaining 50% vested on the six-month anniversary of the grant date.

The fair value of the option granted to the Chief Financial Officer in 2019 was recognized as compensation expense over the vesting period of the stock option award. The fair value of the option was calculated using Black-Scholes model under the following assumptions: estimated life of five years, volatility of 87%, risk free interest rate of 1.49%, and dividend yield of 0%. The fair value of the 1,400 stock options was $18,318 at the grant date.

As of December 31, 2024, unrecognized share-based compensation expense was $159,910.

Stock option activity under the Company’s stock-based compensation plans is shown below:

	Number of Shares	Average Exercise Price per Share	Weighted Average Remaining Contractual Term in Years

Outstanding at January 1, 2024	13,400	$14.55	0.82
Exercisable at January 1, 2024	13,400	14.55	0.82

Granted	-	-	-
Exercised	-	-	-
Forfeited	13,400	14.55	-
Outstanding at December 31, 2024	-	-	-
Exercisable at December 31, 2024	-	-	-

(1)	The intrinsic value of the stock options at December 31, 2024 is the amount by which the market value of the Company’s common stock of $0.67 as of December 31, 2024 exceeds the average exercise price of the option. As of December 31, 2024, the intrinsic value of the outstanding and exercisable stock options was nil.

Note 13 – Geographical Analysis

Geographical distribution of sales consisted of the following for the years ended December 31, 2024 and 2023:

	2024	2023
Geographical Areas
North America	$9,435,936	$8,772,170
Asia	-	1,985,130
Other countries	251,039	330,159
	$9,686,975	$11,087,459

Geographical location of identifiable long-lived assets as of December 31, 2024 and December 31, 2023:

	2024	2023
Geographical Areas
North America	$1,281,203	$1,873,623
Asia	413,302	318,398
	$1,694,505	$2,192,021

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Note 14 – Lease

On June 17, 2013, the Company entered into a lease agreement for office, warehouse, storage, and distribution space in the United States with a five year term, commencing on November 1, 2013 and expiring on October 31, 2018. The lease agreement also provided an option to extend the term for an additional six years. On April 23, 2018, the Company extended the lease for another three years with an expiration date of October 31, 2021. On October 15, 2021, the Company extended the lease for another five years with an expiration date of October 31, 2026. The initial monthly rental payment is $42,000 with an annual 3% increase.

The Company has entered into several lease agreements for office and warehouse space in Commerce, California and showroom space in Las Vegas, Nevada and High Point, North Carolina (see Note 11) on monthly or annual terms.

On July 15, 2019, Nova Malaysia entered into a sublease agreement for warehouse space with a two-year term, expiring on July 14, 2021. The initial monthly rental payment was 20,000 Malaysia Ringgit ($4,232) and was increased to 35,000 Malaysia Ringgit ($7,406) effective August 1, 2020. On July 15, 2021, Nova Malaysia extended the lease for another two years with an expiration date of July 31, 2023. Nova Malaysia did not extend this lease after July 31, 2023.

On October 29, 2019, Nova Malaysia entered into a lease agreement for a showroom with a two-year term, commencing on December 1, 2019 and expiring on November 30, 2021. On November 26, 2021, Nova Malaysia extended the lease to November 30, 2022 with an option for renewal for another term of 24 months. On October 4, 2022, Nova Malaysia renewed the lease for two years to November 30, 2024. The monthly rental payment is 9,280 Malaysia Ringgit ($). Nova Malaysia did not extend the lease after November 30, 2024. Nova Malaysia leased the showroom in month-to-month basis.

On August 20, 2020, Nova Malaysia entered into a sublease agreement for an office and service center with a two-year term, commencing on September 1, 2020 and expiring on August 31, 2022. On July 29, 2022, Nova Malaysia extended the lease for another two years with an expiration date of August 31, 2024. The monthly rental payment is 30,000 Malaysia Ringgit ($). Nova Malaysia did not extend the lease after August 31, 2024.

On December 9, 2024, Nova Malaysia entered into an agreement for a warehouse with a two-year term, commencing on November 15, 2024 and expiring on November 14, 2026. The lease agreement also provided an option to extend the term for an additional two years. The monthly rental payment is 19,200 Malaysia Ringgit ($).

Operating lease expense for the years ended December 31, 2024 and 2023 was as follows:

	2024	2023

Operating lease cost – straight line	$802,044	$831,262

The following is a schedule, by years, of maturities of operating lease liabilities as of December 31,2024:

Operating Leases
2025	$788,186
2026	672,549
2027	71,881
2028	42,958
Thereafter	1,575,574
Total undiscounted cash flows
Less: imputed interest	(55,645)
Present value of lease liabilities	1,519,929

F-64

Lease Term and Discount Rate

December 31, 2024
Weighted-average remaining lease term – years
Operating leases – USA	1.87
Operating leases – Malaysia	3.79

Weighted-average discount rate (%)
Operating leases – USA	3.49
Operating leases – Malaysia	2.78

Supplemental cash flow information related to leases where the Company was the lessee for the year ended December 31, 2024 and 2023 was as follows:

	2024	2023

Operating cash outflows from operating leases	$810,960	$814,230

Note 15 – Commitments and Contingencies

Legal Proceedings

The Company previously reported on a federal putative class action complaint George Barney filed against the Company and its former and current CEOs and CFOs (Thanh H. Lam, Ya Ming Wong, Jeffery Chuang and Yuen Ching Ho) in the United States District Court for the Central District of California, claiming the Company violated federal securities laws and pursuing remedies under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5. Barney v. Nova Lifestyle, Inc., United States District Court for the Central District of California. (the “Barney Action”).

That action was resolved by a January 30, 2024 Order of the Court certifying a settlement class and approving a class settlement. The agreed settlement payment of $750,000 was entirely funded by the Company’s insurance carrier and has been tendered to a claims administrator.

In the Barney action, Company shareholders sought to assert claims on behalf of all entities purchasing stock from December 21, 2015, through December 20, 2018, under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Securities Exchange Commission Rule 10b-5. In support of these claims, plaintiffs alleged that defendants artificially inflated the Company’s share price by issuing a press release announcing a strategic relationship with Shanxi Winqing Senior Care Service Group, claiming in the Company’s Annual Statements on Form 10-Ks for the 2017 and 2018 fiscal years that Shanxi Winqing and Merlino Lewis LLP were among the Company’s largest customers, and reporting revenues from sales transactions with these entities. Plaintiffs claimed that Shanxi Winqing was a fictitious entity and Merlno Lewis LLP dissolved in 2013, so that the announcement of a strategic alliance was false and the reported revenues non-existent.

The Company denied these allegations and all liability. It asserted that the entities referenced in its public disclosures were actual companies and the revenues booked from those entities were genuine and actually collected. The Company alleged that no registration exists for Shanxi Winqing because the Company slightly mistranslated its Chinese name in its public disclosures. Similarly, the Company claimed to have previously sold products to Merlino Lewis LLP and failed to update its customer name when the customer restructured its business.

On March 8, 2019, Jie Yuan (the “Jie Action”) filed a putative shareholder derivative lawsuit in the United States District Court for the Central District of California, purportedly on behalf of the Company against its former and current CEOs and CFOs (Thanh H. Lam, Ya Ming Wong, Jeffery Chuang and Yuen Ching Ho) and directors (Charlie Huy La, Bin Liu, Umesh Patel, and Min Su) and vice president (Steven Qiang Liu) (collectively, the “Defendants”). In this action, the putative derivative plaintiffs seek to recover any losses the Company sustains as a result of alleged securities violations that were alleged in the Barney Action. It is alleged that the Defendants caused the Company to make the alleged false and/or misleading statements giving rise to the Barney Action. The Plaintiff also alleges that President and CEO Lam engaged in self-dealing transactions by leasing her property to Diamond Bar, a Company subsidiary, and asserts, in conclusory fashion, that Lam, former CEO and director Ya Ming Wong, former CFO and director Yuen Ching Ho, and director Umesh Patel sold securities during the period of time when the alleged false and/or misleading statements were made “with knowledge of material non-public information.”

On May 15, 2019, Wilson Samuels (the “Samuels Action”) filed a largely duplicative putative derivative complaint purportedly on behalf of the Company against the same current and former directors and officers named in the Jie Action other than Steven Qiang Liu. That action was filed in the United States District Court for the Central District of California. Samuels repeats the allegations of the Complaint in the Jie Action. Additionally, Samuels claims that, in announcing its change of auditing firms in September 2016, the Company asserted that it made this move because its existing auditor ceased auditing public companies subject to regulation in the United States without disclosing that its new auditing firm was created in a merger of three accounting firms, including a firm whose registration was revoked by the Public Company Accounting Oversight Board. Samuels also claims that the Company redeemed its stock in reliance upon the same purported fraudulent recognition of revenues claimed in the putative class action. Samuels purports to state direct claims under Sections 10(b) and 20 of the Exchange Act and SEC Rule 10b-5.

On March 3, 2020, the defendants filed motions to stay the derivative actions until the Barney Action is resolved or alternatively to dismiss on the grounds that plaintiffs’ failure to make demand upon the Board of Directors was not excused and the Complaints otherwise fail to state a claim upon which relief can be granted. By Order entered April 7, 2020, the Court granted defendants’ Motion to Stay and stayed the Jie Action until the Barney Action is resolved. The Court subsequently entered a similar Order in the Samuels Action.

F-65

With the final settlement of the Barney Action, the conditions for the stay expired. The Court issued an Order requiring the parties to submit a proposed order activating the cases.

The parties accordingly filed a stipulation to lift the stay and consolidate the actions. The Stipulation also set deadlines for plaintiffs to file a consolidated amended complaint and for defendants to respond to this complaint. By January 7, 2025 Orders, the Court adopted the parties’ Stipulation.

On February 6, 2025, the deadline for filing an amended complaint, plaintiffs filed a Notice of Dismissal without prejudice. While plaintiffs should have sought Court approval, the Clerk accepted the Notice of Dismissal and the lead case has been marked closed.

While these derivative actions are purportedly asserted on behalf of the Company, when they are subsequently activated, the Company likely will incur attorneys’ fees and costs in response to indemnity demands from the defendant directors and officers. Plaintiffs also seek to require corporate governance changes. The Company believes there is no basis to the derivative complaints and they will be vigorously defended if necessary.

Other than the above, the Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

Note 16 – Subsequent Events

The Company has evaluated subsequent events through March 31, 2025, the date of the issuance of the consolidated financial statements, and the following subsequent events have been identified.

On January 6, 2025, Nova LifeStyle, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain purchaser identified on the signature page thereto (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser in a private placement 250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.60 per share for an aggregate price of $150,000 (the “Private Placement”). The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On February 10, 2025, Nova LifeStyle, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain purchaser identified on the signature page thereto (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser in a private placement 250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.60 per share for an aggregate price of $150,000 (the “Private Placement”). The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On February 20, 2025, Nova LifeStyle, Inc. (the “Company”) entered into a Debt Repayment Agreement (the “Agreement”) with Huge Energy International Limited, a company incorporated in Hong Kong and a creditor of the Company (the “Creditor”), pursuant to which the Company agreed to repay $217,000 debt owed to the Creditor in the form of shares of Common Stock of the Company for an aggregate of 434,000 shares at a price of $0.50 per share (the “Debt Repayment”). The Debt Repayment will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On February 26, 2025, Nova LifeStyle, Inc. (the “Company”) and Nova Furniture Limited (Samoa), a wholly owned subsidiary of the Company (“Nova Samoa”) entered into four purchase orders (“POs”) to purchase certain furniture products (the “Products”) from Flyguy Resources Sdn Bhd (“Flyguy Resources”), Twenty Nine Business Solutions Sdn. (“Twenty Nine Business”), Chialing Enterprise (“Chialing”) and Macro IT Solutions SDH BHD (“Macro IT Solutions”, collectively with Flyguy Resources, Twenty Nine Business, and Chialing as the “Sellers”). Pursuant to the POs, the Company, Nova Samoa and Sellers agree that (i) Nova Samoa will purchase Transparent Marble Slabs from Flyguy Resources for a total of $810,000 (the “Flyguy Order Price”); (ii) Nova Samoa will purchase Background Light Slabs from Twenty Nine Business for a total of $742,500 (the “Twenty Nine Order Price”); (iii) Nova Samoa will purchase Light Transmitting Slate Stone from Chialing for a total of $825,000 (the “Chialing Order Price”); and (iv) Nova Samoa will purchase Ultrathinstone from Macro IT Solutions for a total of $813,750 (the “Macro Order Price”, collectively with Flyguy Order Price, Twenty Nine Order Price, Chialing Order Price as “Order Prices”); (vi) the Order Prices shall be paid to the Sellers in 4,909,616 shares (“Shares”) of common stock of the Company at US$0.65 per share. The Shares will be issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

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Up to $9,000,000 of Common Stock

up to $21,600,000 shares of Common Stock underlying the Warrants

Each Share of Common Stock and Two Warrants are Sold Together, Issued Separately

Prospectus

___________, 2025

American Trust Investment Services, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, excluding discounts and commissions of the Placement Agent, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$4,685
FINRA filing fee	5,090
Printing and EDGAR expenses	25,000
Legal fees and expenses	150,000
Accounting fees and expenses	40,000
Total	224,775

Item 14. Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Articles of Incorporation and Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful. The Company also maintains an insurance policy to assist in funding indemnification of directors and officers for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this registration statement, the registrant has not issued any securities that were not registered under the Securities Act:

On March 13, 2025, the Company entered into a Securities Purchase Agreement with Huge Energy International Limited, pursuant to which the Company agreed to sell to the Purchaser in a private placement 500,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $0.40 per share for an aggregate price of $200,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

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On February 10, 2025, the Company entered into a Securities Purchase Agreement with Huge Energy International Limited, pursuant to which the Company agreed to sell to the Purchaser in a private placement 250,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $0.60 per share for an aggregate price of $150,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On January 6, 2025, the Company entered into a Securities Purchase Agreement with Huge Energy International Limited, pursuant to which the Company agreed to sell to the Purchaser in a private placement 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $0.40 per share for an aggregate price of $200,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On October 25, 2024, the Company entered into a Securities Purchase Agreement with Huge Energy International Limited, pursuant to which the Company agreed to sell to the Purchaser in a private placement 125,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $1.20 per share for an aggregate price of $150,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On May 16, 2024, the Company entered into a Securities Purchase Agreement with certain purchaser identified on the signature page thereto, pursuant to which the Company agreed to sell to the Purchaser in a private placement 200,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $2.00 per share for an aggregate price of $400,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit No.	Description
1.1*	Placement Agent Agreement dated July 19, 2025, by and between the Company and American Trust Investment Services, Inc.
3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-163019) filed on November 10, 2009)
3.2	Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
3.3	Certificate of Amendment to Articles of Incorporation filed with the Secretary of the State of Nevada on December 15, 2009, and effective as of September 9, 2009 (Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
5.1**	Opinion of Fennemore Craig, P.C.
10.1**	Form of Securities Purchase Agreement
10.2*	Subscription Escrow Agreement dated July 28, 2025, by and among the Company, American Trust Investment Services, Inc. and CSC Delaware Trust Company
10.3**	Form Warrant
21.1**	Subsidiaries of the Registrant
23.1*	Consent of WWC, P.C.
23.2*	Consent of Enrome LLP
23.3**	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the Signature Page)
107**	Filing Fee Table

* Filed herewith.

**Previously filed.

Item 17. Undertakings

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California on August 21, 2025.

NOVA LIFESTYLE, INC.

By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Xiaohua Lu as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this registration statement and any registration statements filed by the registrant pursuant to Rule 462 of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Xiaohua Lu	August 21, 2025	Chief Executive Officer, President and Director
Xiaohua Lu		(Principal Executive Officer)

/s/ Jeffery Chuang*	August 21, 2025	Chief Financial Officer
Jeffery Chuang		(Principal Financial and Accounting Officer)

/s/ Thanh H. Lam *	August 21, 2025	Director and Chairperson
Thanh H. Lam

/s/ Umesh Patel*	August 21, 2025	Director
Umesh Patel

/s/ Ming-Cherng Sky Tsai*	August 21, 2025	Director
Ming-Cherng Sky Tsai

/s/ Huy P. La*	August 21, 2025	Director
Huy P. La

* By:	/s/ Xiaohua Lu

Xiaohua Lu, Attorney & Agent In Fact (pursuant to the power of attorney included on the signature page of the registration statement filed on August 21, 2025)

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